Exhibit 4.6

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 15, 2018
and Management Information Circular

hydroOne

Notice of 2018 annual meeting of shareholders and availability of proxy materials

Hydro One Limited (Hydro One or the company) is providing you with access to its management information circular (the circular) for its 2018 annual meeting of shareholders (the meeting) electronically via notice and access, instead of mailing out paper copies, as permitted by Canadian securities regulators. Electronic delivery is more environmentally friendly and significantly reduces the cost of printing and mailing materials to shareholders. All shareholders are reminded to review the circular before voting. Shareholders with questions about notice and access can call 1-855-887-2244 toll-free, for service in English or French. This notice provides details of the date, time and place of the meeting, including the matters to be voted on at the meeting. Accompanying this notice is a form of proxy or voting instruction form that you will need to vote by proxy.

Notice is hereby given that an annual meeting of shareholders of Hydro One will be held:

When:	Where:

Tuesday, May 15, 2018	Ryerson University
9:30 a.m. (Eastern Time)	7th Floor Auditorium
55 Dundas St. W.
Toronto, Ontario
M5G 2C3

for the following purposes and to transact any other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof:

Matters to be Voted on by Shareholders	Section of Circular

Financial Statements: receive Hydro One’s 2017 audited consolidated financial statements together with the report of the external auditors on those statements	See “Business of the Meeting – 1. Financial Statements”

Election of Directors: elect directors to the board for the ensuing year	See “Business of the Meeting – 2. Election of Directors”

Appointment of External Auditors: appoint KPMG LLP as external auditors for the ensuing year and authorize the directors to fix their remuneration	See “Business of the Meeting – 3. Appointment of External Auditors”

Say on Pay: an advisory resolution on Hydro One’s approach to executive compensation	See “Business of the Meeting – 4. Advisory Vote on Executive Compensation”

Other Business: to transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof	See “Other Information – Other Business”

How do I get an electronic copy of the circular?

Electronic copies of the circular may be accessed online on Hydro One’s website at https://www.hydroone.com/investor-relations/agm or under the Hydro One Limited profile on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. You can also access our 2017 annual report (the annual report) in the same manner.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

i

How do I get a paper copy of the circular?

In addition to being able to quickly view or print the circular and/or annual report online at our website, you can request a paper copy of either or both documents be sent to you by regular postal delivery, free of charge. Requests may be made by phone, email or online, as may be applicable, using the methods below, which are different depending on whether you are: (i) a non-registered (beneficial) shareholder who holds common shares through a broker or other intermediary; or (ii) a registered shareholder who holds a share certificate or statement from a direct registration system confirming your ownership of common shares.

If you are a non-registered (beneficial) shareholder	By phone (English/French): 1-877-907-7643 (toll-free within North America) or 905-507-5450 (outside of North America)

By email: noticeandaccess@broadridge.com (outside of North America)

Online: www.proxyvote.com (enter the control number located on the voting instruction form)

If you are a registered shareholder	By phone (English/French): 1-855-887-2243 (toll-free within North America)

By email: investor.relations@HydroOne.com

A paper copy will be mailed to you within three business days of receiving your request, if the request is made at any time prior to the meeting. To receive the meeting materials prior to the proxy deadline (as defined below) for the meeting, you should make your request before 5:00 p.m. (Eastern Time) on May 3, 2018. For requests received on or after the date of the meeting, a paper copy will be mailed to you within 10 calendar days after receiving your request. Following the meeting, the meeting materials will also remain available at www.proxyvote.com for a period of at least one year after the meeting materials were filed on SEDAR.

How do I vote my shares?

If you cannot attend the meeting, you may vote by proxy in any of the following ways. You will need the control number contained in the accompanying form of proxy or voting instruction form in order to vote.

Internet voting	For non-registered (beneficial) shareholders, go to www.proxyvote.com For registered shareholders, go to www.investorvote.com

Telephone voting	Call the toll-free number shown on the form of proxy or voting instruction form

Voting by mail or delivery	Complete the form of proxy or voting instruction form and return it in the envelope provided

To be valid, registered shareholders must return their proxies using one of the above applicable methods to Computershare Trust Company of Canada, Hydro One’s transfer agent, by no later than 9:30 a.m. (Eastern Time) on May 11, 2018 (the proxy deadline) or, if the meeting is postponed or adjourned, no later than 48 hours (not including Saturdays, Sundays or statutory holidays in Ontario) prior to the reconvened meeting. Non-registered shareholders should return their voting instruction forms using one of the above methods at least one business day in advance of the proxy deadline to allow sufficient time for their voting instructions to be provided by their intermediary to Computershare Trust Company of Canada.

Hydro One reserves the right to accept late proxies and to waive the proxy deadline, with or without notice, but is under no obligation to accept or reject any particular late proxy.

The meeting

The meeting will be audio webcast live and a rebroadcast will also be available following the meeting at:

https://www.hydroone.com/investor-relations/agm

The contents of the circular and the sending thereof to the shareholders have been approved by Hydro One’s board of directors.

DATED at Toronto, Ontario this 19th day of March, 2018.

By order of the board of directors

Maureen Wareham

Corporate Secretary

Please review the circular prior to voting

ii 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Letter from the chair of the board

Dear Shareholder,

You are invited to attend Hydro One Limited’s annual meeting of shareholders (the meeting), which will be held at the 7th Floor Auditorium of Ryerson University located at 55 Dundas St. W., Toronto, Ontario M5G 2C3, at 9:30 a.m. (Eastern Time) on Tuesday, May 15, 2018. At the meeting, you will have an opportunity to ask questions and to meet with the board of directors, management and your fellow shareholders. If you are unable to attend in person you may view a live webcast of the meeting on our website at https://www.hydroone.com/investor-relations/agm.

At this meeting, you will be voting on several important matters so please take the time to carefully consider the information set out in the management information circular. Your vote is important. If you cannot attend the meeting in person and you owned Hydro One Limited common shares on April 3, 2018, you may use the enclosed proxy or voting instruction form to submit your vote prior to the meeting.

Sincerely,

David F. Denison, O.C.
Chair of the Board
Hydro One Limited

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

iii

Table of Contents

1
Business of the meeting

Information about voting	4

Delivery of Proxy Materials	4

Shares Outstanding	4

Who Can Vote	4

How to Vote	5

How to Vote by Proxy	6

Confidentiality	7

Voting Results	7

Special Arrangements	7

Questions at the Meeting	7

Questions About Voting	7

About the nominated directors	8

Independence	8

Length of Service	8

Majority Voting Policy	8

Director Profiles	9

Our Director Nominees at a Glance	9

Director Compensation	27

Director Share Ownership Requirements	27

Director Compensation Table	28

2
Corporate governance

Hydro One’s Corporate Governance Practices	29

Board Structure	32

Orientation and Continuing Education	33

Independence of the Board of Directors	36

Skills and Experience of the Board	37

Nomination of Directors	38

Board Renewal and Term Limits	38

Diversity Policy	38

Service on Other Boards	40

Assessments	40

Committee Reports	41

3
Executive compensation

Letter to Shareholders	50

Compensation Discussion and Analysis	52

Other information

Directors’ and Officers’ Liability Insurance	96

Indebtedness of Directors, Officers and Employees	96

Interest of Informed Persons in Material Transactions	96

Interest of Certain Persons in Matters to be Acted Upon	96

Shareholder Proposals and Nominations	96

Other Business	96

Schedule “A”

Hydro One Limited Board Mandate	A-1

iv 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

2018 Management

Information Circular

You have received this management information circular (the circular) because you owned Hydro One common shares as of the close of business on April 3, 2018 (the record date), and have the right to vote at our annual meeting.

Management is soliciting your proxy for the shareholder meeting on May 15, 2018.

In this document: • we, us, our, the company and Hydro One mean Hydro One Limited • you and your mean holders of our common shares • common shares and shares mean the common shares of Hydro One

This document tells you about the meeting and governance and compensation matters at Hydro One. We have organized it into separate sections to make it easy to find what you’re looking for, and to help you vote with confidence.

We pay the cost of proxy solicitation for all registered owners and for beneficial owners, other than beneficial owners who object to their name and address being given to the company. We are soliciting proxies mainly by mail, but you may also be contacted by phone, mail or in person by employees of Hydro One or Computershare Trust Company of Canada (Computershare), our transfer agent. We may also engage solicitation agents at a nominal cost to contact you.

The date of this circular is March 19, 2018 but all information in the circular is provided as of March 14, 2018 and all dollar amounts are in Canadian dollars, unless indicated otherwise.

All references to financial results are based on Hydro One’s financial statements, prepared in accordance with United States Generally Accepted Accounting Principles (US GAAP). References in this circular to the meeting include any postponement(s) or adjournment(s) that may occur.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR    1

BUSINESS OF THE MEETING

Business of the Meeting

Items of Business

As set out in the notice of meeting, shareholders of Hydro One will be asked to consider and, as required, vote on the following four matters at the meeting:

1. Financial Statements

The audited consolidated financial statements of Hydro One for the fiscal year ended December 31, 2017 and the report of the external auditors on the financial statements will be received.

2. Election of Directors

The company’s board of directors (the board) currently comprises 15 directors. On January 24, 2018, Ms. Kathryn Jackson informed the Chair of the board of her decision to not stand for re-election at the company’s 2018 annual meeting of shareholders. The board has approved the reduction in size of the board to 14 members as of the date of the company’s 2018 annual meeting of shareholders. As such, at the meeting, the shareholders will be asked to elect 14 directors in accordance with Hydro One’s majority voting policy

(the majority voting policy), which is explained in more detail starting on page 8. All directors so elected will hold office until the next annual meeting of shareholders or until their successors are elected or appointed.

Other details respecting the nominees for election as directors are set out under “About the nominated directors” starting on page 8.

The board recommends that you vote FOR the election to the board of each of the nominated directors.

3. Appointment of External Auditors

The external auditor of Hydro One is KPMG LLP (KPMG), Chartered Professional Accountants, located in Toronto, Ontario. KPMG was initially appointed as the external auditor of Hydro One on August 31, 2015. KPMG has also acted as the external auditor of Hydro One’s principal subsidiary (Hydro One Inc.) since 2008. Shareholders are being asked to approve the appointment of KPMG as the external auditor of Hydro One for the ensuing year and to authorize the directors of Hydro One to fix their remuneration.

The aggregate fees billed by KPMG to Hydro One and its subsidiaries in 2017 and 2016 for professional services are presented below:

	Year ended December 31, 2017	Year ended December 31, 2016

Audit Fees(1)	$1,559,514	$1,524,814

Audit-Related Fees(2)	$1,171,700	$488,854

Tax Fees(3):

Tax Compliance and SR&ED Claim	$161,000	$90,000

General Tax Advice	$100,000	$57,500

Tax advice on Avista Acquisition	$311,300	—

Other Fees(4)	—	$413,643

Total	$3,303,514	$2,574,811

Notes:

[1]	The nature of the services rendered was: audit of annual financial statements of the company and its subsidiaries, and statutory and regulatory filings.

[2]	The nature of the services rendered was: due diligence related to the Avista acquisition, translations and audit of the Hydro One Pension Plan, IFRS reporting to the Province and related services reasonably related to the performance of the audit or review of the company’s financial statements that are not reported under Audit Fees.

[3]	The nature of the services rendered was: procedures in connection with a scientific research, experimental development (“SR&ED”) investment tax credit claim, tax compliance services for Hydro One’s Pension Funds and general tax advice.

[4]	The nature of the services rendered was: due diligence activities.

2 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

The board recommends that you vote FOR the approval of the appointment of KPMG as the external auditors of Hydro One and authorize the directors of Hydro One to fix their remuneration.

4. Advisory Vote on Executive Compensation

Our compensation program seeks to attract, retain, motivate and reward individuals through competitive pay practices which reinforce Hydro One’s pay-for-performance philosophy. It is designed to focus employees on developing and implementing strategies that create and deliver value for shareholders. Hydro One believes that its compensation program is consistent with these objectives, and is in the best interests of shareholders. For detailed disclosure of our executive compensation program, see “Executive Compensation” starting on page 48.

The board has adopted a policy to hold an advisory vote on the approach to executive compensation (say on pay) at each annual meeting. This shareholder say on pay vote forms an important part of the ongoing process of engagement between shareholders and the board on executive compensation.

At the meeting, shareholders will have an opportunity to vote on our approach to executive compensation through consideration of the following say on pay advisory resolution:

“Resolved, on an advisory basis and not to diminish the role and responsibilities of the board of directors, that the shareholders accept the approach to executive compensation disclosed in the management information circular delivered in advance of the 2018 annual meeting of shareholders of the company.”

This resolution conforms to the form of resolution recommended by the Canadian Coalition for Good Governance and is in the same form as our say on pay resolution that was approved by the shareholders at our 2017 annual meeting of shareholders. Approval of this resolution requires that it be passed by a majority of the votes cast by shareholders thereon in person and by proxy. Because your vote is advisory, it will not be binding upon the board. However, the board will take into account the results of the vote when considering future executive compensation arrangements.

The board recommends that you vote FOR approval of the advisory resolution on Hydro One’s approach to executive compensation.

At our 2017 annual meeting, the say on pay resolution was approved by shareholders, with shareholders holding 489,688,822 common shares voting in favour representing approximately 99.76% of the votes cast on the resolution.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

Information About Voting

Delivery of Proxy Materials

As permitted by Canadian securities regulators, Hydro One is providing shareholders with electronic access to its circular for the company’s annual meeting of shareholders and its 2017 annual report, instead of mailing out paper copies. This means of delivery is more environmentally friendly and will reduce the cost of printing and mailing materials to shareholders.

Shareholders will receive a notice of availability of proxy materials (notice) together with a form of proxy or voting instruction form. The notice provides instructions on how shareholders may access and review an electronic copy of the circular and how shareholders may request a paper copy. Shareholders who have already provided instructions on their account to receive paper copies of the circular will receive a paper copy of the circular with a copy of the notice regarding its electronic availability. The notice also provides instructions on voting at the meeting.

Proxy materials are being sent to registered shareholders directly and will be sent to intermediaries to be forwarded to all non-registered (beneficial) shareholders. We pay the cost of proxy solicitation for all registered owners and for beneficial owners other than beneficial owners who object to their name and address being given to the company. An objecting beneficial owner will only receive proxy materials if their intermediary assumes the cost of delivery.

Shares Outstanding

As of March 14, 2018, there were 595,386,711 common shares outstanding, each carrying the right to one vote per common share.

The Electricity Act, 1998 (Ontario) and our articles preclude any person or company (or combination of persons or companies acting jointly or in concert), other than Her Majesty the Queen in Right of Ontario, as represented by the Minister of Energy (the Province), from owning, or exercising control or direction over, more than 10% of any class or series of voting securities, including common shares of Hydro One.

Who Can Vote

You have the right to one vote per common share held on the record date for the meeting, April 3, 2018.

Other than the Province, any person, or an entity controlled by a person, who beneficially owns shares that are, in the aggregate, more than 10% of the eligible votes that may be cast at the meeting, may not vote any of their shares.

As of March 14, 2018, our directors and executive officers were not aware of any person or entity who beneficially owns, directly or indirectly, or exercises control or direction over more than 10% of our outstanding common shares, other than the Province, which holds 282,412,648 common shares (representing approximately 47.4% of the outstanding common shares).

Under a governance agreement the company entered into with the Province on November 5, 2015 (the governance agreement), the Province is required to vote in favour of the nominees identified in this circular except in the case of contested director elections and where the Province seeks to replace the board in accordance with the governance agreement by withholding votes or voting for removal.

4 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

How to Vote

How you vote depends on whether you are a non-registered (beneficial) shareholder who holds common shares through a broker or other intermediary or a registered shareholder who holds a share certificate or statement from a direct registration system confirming your ownership of common shares. You can vote in person or you can appoint someone to attend the meeting and vote your shares for you (called voting by proxy). Please read these instructions carefully.

	Non-Registered (Beneficial) Shareholders	Registered Shareholders

Your intermediary has sent you a voting instruction form. We may not have records of your shareholdings as a non-registered shareholder and you must follow the instructions from your intermediary to vote.

Our transfer agent has sent you a proxy form.
If you want to come to the meeting and vote in person

Use the voting instruction form provided by your intermediary.

In most cases, you simply print your name in the space provided for appointing a proxyholder and return the voting instruction form as instructed by your intermediary. Your intermediary may also allow you to do this through the Internet. Do not complete the voting section of the voting instruction form, because you will be voting at the meeting.

If the voting instruction form does not provide a space for appointing a proxyholder, you may have to indicate on the voting instruction form that you wish to receive a proxy form, and then return the form as instructed by your intermediary. The intermediary will mail a proxy form that you will need to complete, sign and return to our transfer agent, Computershare.

When you arrive at the meeting, please register with Computershare.

Do not complete the proxy form or return it to us. Simply bring it with you to the meeting. When you arrive at the meeting, please register with our transfer agent, Computershare.
If you do not plan to attend the meeting

Complete the enclosed voting instruction form and return it to your intermediary.

You can either mark your voting instructions on the voting instruction form and return it to your intermediary or you can appoint a proxyholder to attend the meeting and vote your common shares for you. Alternatively, shareholders may also vote online, by telephone or by mail or delivery, by following the instructions shown on the voting instruction form.

Complete the enclosed proxy form and return it to Computershare.

You can either mark your voting instructions on the proxy form or you can appoint another person to attend the meeting and vote your shares for you.

Alternatively, shareholders may also vote online, by telephone or by mail or delivery, by following the instructions shown on the proxy form.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

	Non-Registered (Beneficial) Shareholders	Registered Shareholders

Returning the form

Return your voting instruction form using one of the methods noted on the voting instruction form provided by your intermediary.

Remember that your intermediary must receive your voting instructions in sufficient time to act on them, generally one business day before the proxy deadline below.

For your votes to count, Computershare must receive your voting instructions from your intermediary by no later than the proxy deadline, which is 9:30 a.m. Eastern Time on May 11, 2018, or if the meeting is postponed or adjourned, no later than 48 hours (not including Saturdays, Sundays or statutory holidays in Ontario) before the postponed or adjourned meeting convenes.

The enclosed proxy form tells you how to submit your voting instructions.

Computershare must receive your proxy, including any amended proxy, by no later than the proxy deadline, which is 9:30 a.m. Eastern Time on May 11, 2018, or if the meeting is postponed or adjourned, no later than 48 hours (not including Saturdays, Sundays or statutory holidays in Ontario) before the postponed or adjourned meeting convenes.

You may return your proxy by mail, in the envelope provided.

Changing your vote/revoking your proxy

If you have provided voting instructions to your intermediary and change your mind about your vote, or you decide to attend the meeting and vote in person, contact your intermediary to find out what to do.

If your intermediary gives you the option of using the Internet to provide your voting instructions, you can also use the Internet to change your instructions, as long as your intermediary receives the new instructions in enough time to act on them before the proxy deadline. Contact your intermediary to confirm the deadline.

If you change your mind about how you voted before the meeting and you want to revoke your proxy, you must deliver a signed written notice specifying your instructions to one of the following:

•  our Corporate Secretary, by 4:00 p.m. Eastern Time on the last business day before the meeting (or any postponement(s) or adjournment(s), if the meeting is postponed or adjourned).

Deliver to: 483 Bay Street, South Tower, 8th Floor Reception, Toronto, Ontario, Canada M5G 2P5 Attention: Corporate Secretary

•  the chair of the meeting, before the meeting starts or any postponed or adjourned meeting reconvenes.

You can also change your voting instructions by sending amended instructions to Computershare by the proxy deadline noted above, or by voting in person at the meeting.

How to Vote by Proxy

Appointing your Proxyholder

Your proxy form or voting instruction form names David F. Denison or failing him, Mayo Schmidt (the named proxyholders), the chair of the board (board chair) and the President and Chief Executive Officer (President and CEO) of the company, respectively, as your proxyholder. You have the right to appoint someone else to represent you at the meeting. Simply print the person’s name in the blank space on the form or, if voting online, follow the instructions online. Your proxyholder does not have to be a shareholder of the company. Your proxyholder must attend the meeting to vote for you.

We reserve the right to accept late proxies and to waive the proxy deadline with or without notice, but are under no obligation to accept or reject a late proxy.

6 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

How your Proxyholder will Vote

Your proxyholder must vote according to the instructions you provided on your proxy form or voting instruction form, including on any ballot that may be called for at the meeting. For directors and the appointment of the external auditors, you may either vote for or withhold, and for all other matters, you may vote for or against. If you do not specify how you want to vote, your proxyholder can vote your shares as he or she wishes. Your proxyholder will also decide how to vote on any amendment or variation to any item of business in the notice of meeting or any new matters that are properly brought before the meeting, or any postponement(s) or adjournment(s).

If you properly complete and return your proxy form or voting instruction form, but do not appoint a different proxyholder, and do not specify how you want to vote, David F. Denison or failing him, Mayo Schmidt, the named proxyholders, will vote for you as follows:

Matters to Vote on	How Management Proxyholders Will Vote if No Choice is Specified

Election of directors	FOR each nominee

Appointment of the external auditors at a remuneration to be fixed by the board	FOR

Advisory vote on executive compensation	FOR

Confidentiality

To keep voting confidential, Computershare counts all proxies. Computershare only discusses proxies with us when legally necessary, when a shareholder clearly intends to communicate with management or the board of directors, or when there is a proxy contest.

Voting Results

We will file the voting results with securities regulators after the meeting and also post the results on our website at https://www.hydroone.com/investor-relations/agm. The results will include details regarding the percentage of support received on each matter.

Special Arrangements

If you plan on attending the meeting and require special arrangements for hearing, access and/or translation, please contact our Corporate Secretary at CorporateSecretary@HydroOne.com.

Questions at the Meeting

At the meeting, you will have an opportunity to ask questions and to meet with the board of directors, management and your fellow shareholders. The chair of the meeting reserves the right to limit questions from shareholders in order to ensure as many shareholders as possible will have the opportunity to ask questions.

Questions About Voting

If you are a registered shareholder, please contact Computershare with any questions about voting. You will find their contact information on the inside of the back cover of this circular. If you are a non-registered (beneficial) shareholder and you have questions about voting, please contact your intermediary by following the instructions on your voting instruction form.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

About the nominated directors

This year, 14 directors are proposed for election to our board. On January 24, 2018, Ms. Kathryn Jackson informed the board chair of her decision to not stand for re-election at the company’s 2018 annual meeting of shareholders. The board has approved the reduction in size of the board to 14 members (from the current 15 members) as of the date of the company’s 2018 annual meeting of shareholders.

The director profiles, starting on page 9, tell you about each director’s skills, experience and other important things to consider, including how much equity in Hydro One they own and any other public company boards they sit on.

Just as important are the skills these directors have as a group. These directors have been selected based on their abilities, independence, commercial experience, governance expertise with public companies, customer service, and knowledge about the electricity sector and public policy. You can learn more about our expectations for directors and how the board functions beginning on page 26.

Independence

Of the 14 nominated directors, 13 are independent. For Hydro One’s purposes, an independent director is one who is independent of Hydro One and independent of the Province. Directors will be independent of Hydro One if they are independent within the meaning of all Canadian securities laws governing the disclosure of corporate governance practices and stock exchange requirements imposing a number or percentage of independent directors. Pursuant to Canadian securities laws, a director who is “independent” within the meaning of applicable securities laws is one who is free from any direct or indirect relationship which could, in the view of the board, be reasonably expected to interfere with a director’s independent judgement, with certain specified relationships deemed to be non-independent. A director will be “independent of the Province” if he or she is independent of Hydro One under Ontario securities laws governing the disclosure of corporate governance practices, where the Province and certain specified provincial entities are treated as Hydro One’s parent under that definition, but excluding current directors where the relationship ended before August 31, 2015. The governance agreement requires each of the directors, other than the CEO, to be both independent of Hydro One and independent of the Province.

The Chair of Hydro One is independent of Hydro One and the Province.

None of the independent directors have ever served as an executive of the company. Having an independent board is one of the ways we ensure that the board is able to operate independently of management and make decisions in the best interests of Hydro One and our shareholders. Mayo Schmidt is not an independent director because of his role as the company’s President and CEO.

Length of Service

Each of the nominated directors is currently a member of the board. All of the nominees were initially elected to the board on August 31, 2015 in connection with the formation of the company and were re-elected to the board at our 2017 annual meeting of shareholders. If elected, each nominated director will serve until the earlier of our next annual meeting of shareholders or until his or her successor is elected or appointed.

Prior to becoming directors of the company, two of the independent director nominees and the board chair previously served on the board of directors of the company’s wholly owned subsidiary, Hydro One Inc. Ms. Gale Rubenstein and Mr. George Cooke have served on the board of directors of Hydro One Inc. since March 30, 2007 and January 26, 2010, respectively. Mr. David F. Denison, the board chair, served on the board of directors and as the chair of the board of Hydro One Inc. since April 16, 2015. The board benefits from the continuity and insight of these director nominees.

Majority Voting Policy

The board has adopted a majority voting policy for the election of directors. This policy provides that in an uncontested election, any nominee for director who receives more withheld votes than for votes will immediately tender his or her resignation for consideration by the board. The board will review the matter and take whatever actions it determines are appropriate in the circumstances. The director who has tendered his or her resignation pursuant to this policy will not participate in any deliberations of the committee or the board regarding the resignation. In this instance, the other directors shall consider, and within 90 days of the election meeting, determine whether or not to accept the resignation.

The Province and Hydro One entered into the governance agreement on closing of Hydro One’s initial public offering on November 5, 2015 which addresses the role of the Province in the governance of Hydro One and, among other things, requires Hydro One to maintain a majority voting policy for director elections. For more details about the governance agreement, see the description of our corporate governance practices starting on page 29.

8 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Under the governance agreement, the Province may not withhold its votes for the nominees proposed for election in an uncontested election unless the Province withholds from voting for all nominees other than the CEO and, at the Province’s discretion, the chair. Where directors have received a majority withheld vote as a result of the Province withholding its vote from their election in an uncontested election and have tendered their resignations, the board will take whatever actions it determines are appropriate, and the directors who received a majority withheld vote may participate in that determination. A resignation will be accepted absent exceptional circumstances and is effective when accepted by the board. A press release disclosing the directors’ determination shall be issued promptly following such determination and, if the resignation is not accepted, will include the reasons for non-acceptance.

The majority voting policy does not apply to a contested election where the number of candidates for director validly nominated exceeds the number of directors to be elected at that meeting.

Director Profiles

Unless indicated otherwise, the information in each director profile is provided as of March 14, 2018. The profiles tell you about the directors who are currently standing for election, including:

•	a brief biography of each nominee, their age and their place of residence;

•	principal occupation and education;

•	the year they were first elected or appointed as a director and their independence status;

•	whether they are a nominee of the Province under the governance agreement;

•	their experience and skills;

•	other public company boards they serve on (other than the company and Hydro One Inc.);

•	how much equity they hold in Hydro One and the percentage of their share ownership requirements achieved;

•	their attendance at board and committee meetings held in 2017; and

•	the voting results from their election at our 2017 annual meeting held on May 4, 2017 and at our 2016 annual meeting held on May 31, 2016.

Our Director Nominees at a Glance

*	denotes committee chair

[1]	Formerly named the “Health, Safety, Environment and First Nations & Métis Committee”. The name change was approved by the board on July 13, 2017.

[2]	Formerly named the “Nominating, Corporate Governance, Public Policy & Regulatory Committee”. The name change was approved by the board on February 13, 2018.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

Ian Bourne, 70

Alberta, Canada

Director since

August 31, 2015

Independent

Chair, Ballard Power Systems Inc.

Other Public Company Directorships

∎  Ballard Power Systems Inc.

∎  Wajax Corporation

Skills/Areas of Expertise include:

Accounting/Finance

Energy Sector

Human Resources/Union Relations

Information Technology

Risk Management

Not eligible for re-election in 2023

Mr. Ian Bourne is the chair of the board of directors of Ballard Power Systems Inc. (2006-present), a leader in proton exchange membrane fuel cell technology. He is a director of the Canada Pension Plan Investment Board (CPPIB), Wajax Corporation (WJX) and the Canadian Public Accountability Board (CPAB). He is also the former chair of the board of directors of SNC-Lavalin Group Inc. (2013-2015), for which he was a director from 2009 to 2015 and also served as that company’s Interim Chief Executive Officer from March 2012 to October 2012. Mr. Bourne is chair of the Governance Committee of CPPIB and has been a member of the Human Resources committee of CPPIB, CPAB, Ballard Power Systems Inc. (BLDP) and SNC-Lavalin Group Inc. (SNC). Mr. Bourne has also served on the Audit Committees of CPPIB, WJX, BLDP and SNC. He was a director of Canadian Oil Sands Limited (2007-2016) and served as the chair of the Corporate Governance and Compensation Committee and was a member of the Audit Committee. Mr. Bourne has been active in serving on a variety of community based organizations including the Calgary Philharmonic Orchestra, the Glenbow Museum and the Calgary Foundation. He holds a Bachelor of Commerce degree from Mount Allison University and is a Fellow of the Institute of Corporate Directors.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Human Resources Committee (Chair)	5 of 5	100%
Governance Committee	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,575,161	99.94%	306,670	0.06%
2016	536,332,303	99.97%	142,752	0.03%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	4,000	8,841	94,240	210,052	304,292	On target
2016	2,000	4,713	47,740	111,129	158,869	On target
Net Change	+2,000	+4,128	+46,500	+98,923	+145,423

10  2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED     TSX: H

Charles Brindamour, 47

Ontario, Canada

Director since

August 31, 2015

Independent

Nominee of the Province

Chief Executive Officer, Intact Financial Corporation

Other Public Company Directorships

∎  Intact Financial Corporation

Skills/Areas of Expertise include:

Business Transformation

Capital Markets

Consumer

Large Company Senior Executive

Risk Management

Not eligible for re-election in 2027

Mr. Charles Brindamour is the Chief Executive Officer of Intact Financial Corporation, the largest provider of property and casualty insurance in Canada and a leading provider of specialty insurance in North America. Mr. Brindamour is a director of Intact Financial Corporation, The Geneva Association, the Business Council of Canada, the C.D. Howe Institute and Branksome Hall. He is also a member of the Advisory Committee of the University of Waterloo’s Climate Change Adaptation Project and serves on the advisory board of Gibraltar Growth Corporation. Mr. Brindamour is a graduate of Laval University in Actuarial Sciences and an associate of the Casualty Actuarial Society.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	11 of 13	85%
Human Resources Committee	5 of 5	100%
Audit Committee	6 of 6	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,192,246	99.86%	689,585	0.14%
2016	535,579,304	99.83%	895,751	0.17%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	15,000	15,718	328,950	373,426	702,376	Yes (4.4x)
2016	15,000	8,378	328,950	197,563	526,513	Yes (3.3x)
Net Change	0	+7,340	0	+175,863	+175,863

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

Marcello (Marc) Caira, 64

Ontario, Canada

Director since

August 31, 2015

Independent

Nominee of the Province

Vice-Chairman, Restaurant Brands

International Inc.

Other Public Company Directorships

∎  Restaurant Brands International Inc.

Skills/Areas of Expertise include:

Business Transformation

Consumer

Human Resources/Union Relations

Large Company Senior Executive

Stakeholder Engagement (including Indigenous Peoples)

Not eligible for re-election in 2027

Mr. Marc Caira is the vice-chairman of the board of directors of Restaurant Brands International Inc., a multinational quick service restaurant company. He is also a director of the Minto Group, a private real estate developer and on the board of governors of Seneca College, a leading post-secondary educational institution. Prior to his appointment as vice-chairman of Restaurant Brands International Inc. in December 2014, Mr. Caira was President and Chief Executive Officer of Tim Hortons Inc. (July 2013-December 2014), a multinational fast food restaurant, a member of the executive board of Nestlé S.A. in Switzerland, a transnational food and beverage company, and Chief Executive Officer of Nestlé Professional. Mr. Caira holds a Diploma in Marketing Management from Seneca College, Toronto (1977) and is a graduate of the Director Program at The International Institute for Management Development, Lausanne, Switzerland.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Human Resources Committee	5 of 5	100%
Governance Committee	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,651,045	99.95%	230,786	0.05%
2016	536,336,453	99.97%	138,602	0.03%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	9,100	15,718	199,290	373,426	572,716	Yes (3.6x)
2016	9,100	8,378	199,290	197,563	396,853	On target
Net Change	0	+7,340	0	+175,863	+175,863

12  2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED     TSX: H

Christie Clark, 64

Ontario, Canada

Director since

August 31, 2015

Independent

Corporate Director

Other Public Company Directorships

∎  Air Canada

∎  Choice Properties Real Estate Investment Trust

∎  Loblaw Companies Limited

Skills/Areas of Expertise include:

Accounting/Finance

Business Transformation

Human Resources/Union Relations

Large Company Senior Executive

Risk Management

Not eligible for re-election in 2027

Mr. Christie Clark is a corporate director. He serves as a director of Loblaw Companies Limited, a Canadian food and pharmacy retailer, Air Canada, a Canadian airline company, and Choice Properties Real Estate Investment Trust, an owner, manager and developer of retail and commercial real estate across Canada. He previously served as the Chief Executive Officer and Senior Partner of PricewaterhouseCoopers LLP from July 2005 to July 2011. Mr. Clark is a Fellow of the Chartered Professional Accountants of Ontario, and in addition to his public company board memberships, he is on the Boards of the Canadian Olympic Committee and Own the Podium. He is also a member of the Advisory Board of the Smith School of Business at Queen’s University. He is currently the Director in Residence for the Institute of Corporate Directors’ national short course, “Audit Committee Effectiveness”. Mr. Clark holds a Bachelor of Commerce degree from Queen’s University and a Master of Business Administration degree from the University of Toronto.

Public Board Interlocks

Loblaw Companies Limited with Marianne Harris

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Human Resources Committee	5 of 5	100%
Governance Committee	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,691,533	99.96%	190,298	0.04%
2016	536,368,012	99.98%	107,043	0.02%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	0	15,718	0	373,426	373,426	On target
2016	0	8,378	0	197,563	197,563	On target
Net Change	0	+7,340	0	+175,863	+175,863

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

George Cooke, 64

Ontario, Canada

Director since

August 31, 2015

Independent

Corporate Director

Chair, OMERS Administration Corporation

Other Public Company Directorships

∎  N/A

Skills/Areas of Expertise include:

Accounting/Finance

Energy Sector

Government/Regulatory/Public Policy

Human Resources/Union Relations

Risk Management

Not eligible for re-election in 2022

Mr. George Cooke is a corporate director and the chair of the board of directors of OMERS Administration Corporation and the Ontario Lottery and Gaming Corporation. He is also a governor of Curling Canada. Mr. Cooke is the former President and CEO of The Dominion of Canada General Insurance Company (The Dominion), a property and casualty insurance company, a position he held from 1992 to August 2012. In August 2012, Mr. Cooke retired from his role as President of The Dominion and continued to hold the position of Chief Executive Officer of The Dominion until December 31, 2012. Mr. Cooke obtained a Bachelor of Arts degree (Hons.) in Political Studies and a Master of Business Administration degree from Queen’s University. He also holds an Honorary Doctor of Laws degree from Assumption University in Windsor.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Audit Committee	6 of 6	100%
Health, Safety, Environment and Indigenous Peoples Committee	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,722,093	99.97%	159,738	0.03%
2016	536,367,192	99.98%	107,863	0.02%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	0	15,718	0	373,426	373,426	On target
2016	0	8,378	0	197,563	197,563	On target
Net Change	0	+7,340	0	+175,863	+175,863

14  2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED     TSX: H

David F. Denison, 65

Ontario, Canada

Director since

August 31, 2015

Independent

Board Chair, Hydro One Limited and Hydro One Inc.

Other Public Company Directorships

∎   BCE Inc.

∎   Royal Bank of Canada

Skills/Areas of Expertise include:

Accounting/Finance

Capital Markets

Information Technology

Large Company Senior Executive

Risk Management

Not eligible for re-election in 2027

Mr. David F. Denison is the board chair of Hydro One and Hydro One Inc. He is a corporate director and previously served as President and Chief Executive Officer of the Canada Pension Plan Investment Board, a global investment management organization, from 2005 to 2012 and as a director of Allison Transmission Holdings Inc. from 2013 to 2016. Prior to that, Mr. Denison was President of Fidelity Investments Canada Limited. Mr. Denison is a director of the Royal Bank of Canada, BCE Inc. and Bell Canada. He is also a member of the Investment Board and International Advisory Committee of the Government of Singapore Investment Corporation, the International Advisory Council of China Investment Corporation, and co-chairs the University of Toronto Investment Committee. Mr. Denison earned Bachelor degrees in mathematics and education from the University of Toronto and is a Chartered Professional Accountant and a Fellow of the Chartered Professional Accountants of Ontario. Mr. Denison is an Officer of the Order of Canada. In 2018, Mr. Denison was awarded a Fellowship from the Institute of Corporate Directors.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Mr. Denison is not a member of any committee but does attend all committee meetings

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	487,984,037	99.41%	2,897,794	0.59%
2016	536,244,627	99.96%	240,428	0.04%

Equity Ownership(2)

Year	Common shares	Director DSUs	Value of common shares ($)(3)	Value of director DSUs ($)(2)	Total value of common shares and director DSUs ($)(2)(3)	Meets share ownership requirements(4)(5)
2017	1,036	25,540	24,361	606,817	631,178	On target
2016	1,000	13,615	23,530	321,040	344,570	On target
Net Change	+36	+11,925	+831	+285,777	+286,608

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

Margaret (Marianne)

Harris, 60

Ontario, Canada

Director since

August 31, 2015

Independent

Nominee of the Province

Corporate Director

Other Public Company Directorships

∎  Loblaw Companies Limited

∎  Sun Life Assurance Company of Canada

∎  Sun Life Financial Inc.

Skills/Areas of Expertise include:

Accounting/Finance

Capital Markets

Government/Regulatory/Public Policy

Human Resources/Union Relations

Risk Management

Not eligible for re-election in 2027

Ms. Marianne Harris is a corporate director. She is the chair of the board of directors of the Investment Industry Regulatory Organization of Canada (IIROC), a self-regulatory organization that oversees investment dealers and trading activity on debt and equity marketplaces in Canada. Prior to becoming a corporate director, Ms. Harris was Managing Director of the Bank of America Merrill Lynch and President, Corporate and Investment Banking for Merrill Lynch Canada Inc. In addition to her position as chair of IIROC, she is a director of Sun Life Financial Inc., Sun Life Assurance Company of Canada and Loblaw Companies Limited. Ms. Harris is also a member of the Dean’s Advisory Council at the Schulich School of Business (York University) and the Advisory Council of the Hennick Centre for Business and Law (York University). Ms. Harris holds a Master of Business Administration degree from the Schulich School of Business, a Juris Doctor degree from Osgoode Hall Law School (York University) and a B.Sc. (Honours) from Queen’s University.

Public Board Interlocks

Loblaw Companies Limited with Christie Clark

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Human Resources Committee	4 of 5	80%
Health, Safety, Environment and Indigenous Peoples Committee (Chair)	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,715,972	99.97%	165,859	0.03%
2016	536,372,194	99.98%	102,861	0.02%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	0	17,682	0	420,104	420,104	On target
2016	0	9,426	0	222,258	222,258	On target
Net Change	0	+8,256	0	+197,846	+197,846

16  2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED     TSX: H

James Hinds, 60

Ontario, Canada

Director since

August 31, 2015

Independent

Corporate Director

Other Public Company Directorships

∎   Allbanc Split Corp.

Skills/Areas of Expertise include:

Accounting/Finance

Business Transformation

Capital Markets

Energy Sector

Government/Regulatory/Public Policy

Not eligible for re-election in 2027

Mr. James Hinds is a corporate director. He is also a director of Allbanc Split Corp., a mutual fund company. He is a retired investment banker, having previously served as Managing Director of TD Securities Inc., prior to which he held positions at CIBC Wood Gundy Inc. and Newcrest Capital Inc. Mr. Hinds was the past chair of the Independent Electricity System Operator (IESO), a Crown corporation responsible for operating the electricity market, and was also chair of the former Ontario Power Authority Board of Directors (2010-2014) until its merger with the IESO effective January 1, 2015.

Mr. Hinds received a Bachelor of Arts degree from Victoria College at the University of Toronto, a Master of Business Administration from the Wharton School of Business and a law degree from the University of Toronto Law School.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Audit Committee	6 of 6	100%
Health, Safety, Environment and Indigenous Peoples Committee	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,667,230	99.96%	214,601	0.04%
2016	536,373,645	99.98%	101,410	0.02%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	50,000	15,715	1,183,115	373,426	1,556,541	Yes (9.7x)
2016	50,000	8,378	1,183,115	197,563	1,380,678	Yes (8.6x)
Net Change	0	+7,337	0	+175,863	+175,863

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

Roberta Jamieson, 65

Ontario, Canada

Director since

August 31, 2015

Independent

Nominee of the Province

President and Chief Executive Officer, Indspire

Other Public Company Directorships

∎  N/A

Skills/Areas of Expertise include:

Consumer

Energy Sector

Government/Regulatory/Public Policy

Risk Management

Stakeholder Engagement (including Indigenous

Peoples)

Not eligible for re-election in 2027

Ms. Roberta Jamieson is a Mohawk woman from the Six Nations of the Grand River Territory in Ontario, where she still resides. She is also President and Chief Executive Officer of Indspire, Canada’s premiere Indigenous-led charity, and Executive Producer of the Indspire Awards, a nationally broadcast gala honouring Indigenous achievement. Ms. Jamieson was the first First Nations woman to earn a law degree in Canada; the first non-parliamentarian appointed an ex-officio member of a House of Commons Committee; the first woman Ombudsman of Ontario (1989-1999); and in December 2011, she was the first woman elected Chief of the Six Nations of the Grand River Territory. She was also a director of the Ontario Power Generation Inc. board of directors (2012-2015). Ms. Jamieson was appointed a Member of the Order of Canada in 1994 and promoted to an Officer in 2016.

Ms. Jamieson holds a Bachelor of Laws from the University of Western Ontario. Ms. Jamieson is the recipient of the Canadian Council for Aboriginal Business 2018 Indigenous Women in Leadership Award. On March 7, 2018 Ms. Jamieson was appointed to the Gender Equality Advisory Council for Canada’s G7 Presidency.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Audit Committee	6 of 6	100%
Health, Safety, Environment and Indigenous Peoples Committee	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,738,816	99.97%	143,015	0.03%
2016	536,364,089	99.98%	110,966	0.02%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	0	7,858	0	186,713	186,713	On target
2016	0	4,189	0	98,781	98,781	On target
Net Change	0	+3,669	0	+87,932	+87,932

18  2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED     TSX: H

Frances Lankin, 63

Ontario, Canada

Director since

August 31, 2015

Independent

Corporate Director

Other Public Company Directorships

∎  N/A

Skills/Areas of Expertise include:

Business Transformation

Consumer

Government/Regulatory/Public Policy

Human Resources/Union Relations

Stakeholder Engagement (including Indigenous Peoples)

Not eligible for re-election in 2027

Hon. Frances Lankin is a corporate director. She was the former President and CEO of the United Way Toronto (2001-2010), a Toronto-based charity. In 2009, Ms. Lankin was appointed to the Queen’s Privy Council for Canada and served for five years as a member of the Security Intelligence Review Committee. In 2014, Ms. Lankin was appointed to the Premier’s Advisory Council on Government Assets whose mandate was to review and identify opportunities to modernize government business enterprises, and in 2011 and 2012, she co-led a review of Ontario’s social assistance system as part of the province’s poverty reduction strategy. Ms. Lankin is a director of the Ontario Lottery and Gaming Corporation. Ms. Lankin was appointed a Member of the Order of Canada in 2012 and in April of 2016, was appointed to the Senate of Canada where she sits as an Independent Senator from Ontario.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	11 of 13	85%
Audit Committee	5 of 6	83%
Governance Committee	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,640,179	99.95%	241,652	0.05%
2016	536,361,389	99.98%	113,666	0.02%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	0	7,858	0	186,713	186,713	On target
2016	0	4,189	0	98,781	98,781	On target
Net Change	0	+3,669	0	+87,932	+87,932

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

Philip S. Orsino, 63

Ontario, Canada

Director since

August 31, 2015

Independent

Corporate Director

Other Public Company Directorships

∎  Bank of Montreal

Skills/Areas of Expertise include:

Accounting/Finance

Business Transformation

Capital Markets

Large Company Senior Executive

Risk Management

Not eligible for re-election in 2027

Mr. Philip S. Orsino is a corporate director. He was the President and Chief Executive Officer of Jeld-Wen Inc., a global integrated manufacturer of building products from 2011 until he retired in 2014. Formerly until October 2005, Mr. Orsino was the President and Chief Executive Officer of Masonite International Corporation for 22 years. Mr. Orsino is a director of The Bank of Montreal and chair of its Audit and Conduct Review Committee and a director of The Minto Group, a private real estate developer, and chair of the Audit Committee. He was the recipient of the 2003 Canada’s Outstanding CEO of the Year Award and received the University of Toronto’s Distinguished Business Alumni Award for 2002. He is a Fellow of the Chartered Professional Accountants of Ontario and holds a degree from Victoria College at the University of Toronto. Mr. Orsino was appointed an Officer of the Order of Canada in 2004.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	12 of 13	92%
Audit Committee (Chair)	6 of 6	100%
Governance Committee	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,727,068	99.97%	154,763	0.03%
2016	536,364,932	99.98%	110,123	0.02%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	10,000	12,788	257,519	301,316	558,835	Yes (3.5x)
2016	10,000	4,713	257,519	111,129	368,648	On target
Net Change	0	+8,075	0	+190,187	+190,187

20  2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED     TSX: H

Jane Peverett, 59

British Columbia, Canada

Director since

August 31, 2015

Independent

Nominee of the Province

Corporate Director

Other Public Company Directorships

∎  Canadian Imperial Bank of Commerce

∎  Canadian Pacific Railway Limited

∎  Northwest Natural Gas Company

Skills/Areas of Expertise include:

Accounting/Finance

Energy Sector

Government/Regulatory/Public Policy

Human Resources/Union Relations

Large Company Senior Executive

Not eligible for re-election in 2027

Ms. Jane Peverett is a corporate director. She was President and Chief Executive Officer (2005-2009) of the British Columbia Transmission Corporation, which was responsible for the high voltage electricity transmission system in British Columbia. Prior to that, she was President and CEO of Union Gas Limited. Ms. Peverett currently serves as a director of the Canadian Imperial Bank of Commerce and chairs its Audit Committee, a director of Northwest Natural Gas Company, and a director of Canadian Pacific Railway and chairs its Audit Committee. Ms. Peverett previously served as a director of British Columbia Ferry Services Inc. and Encana Corporation and chaired its Audit Committee. Ms. Peverett earned a Bachelor of Commerce degree from McMaster University and a Master of Business Administration degree from Queen’s University. She is also a Certified Management Accountant, a Fellow of the Society of Management Accountants and holds the ICD.D designation from the Institute of Corporate Directors.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Human Resources Committee	5 of 5	100%
Governance Committee (Chair)	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,389,072	99.90%	492,759	0.10%
2016	536,372,397	99.98%	102,658	0.02%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	0	8,840	0	210,052	210,052	On target
2016	0	4,713	0	111,129	111,129	On target
Net Change	0	+4,127	0	+98,923	+98,923

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

Gale Rubenstein, 65

Ontario, Canada

Director since

August 31, 2015

Independent

Nominee of the Province

Partner, Goodmans LLP

Other Public Company Directorships

∎  N/A

Skills/Areas of Expertise include:

Consumer

Energy Sector

Government/Regulatory/Public Policy

Human Resources/Union Relations

Stakeholder Engagement (including Indigenous Peoples)

Not eligible for re-election in 2019

Ms. Gale Rubenstein is a partner of the law firm Goodmans LLP and a member of the firm’s Executive Committee. Ms. Rubenstein was senior counsel to the Pan Canadian Investors Committee for Third Party Structured Asset Backed Commercial Paper, counsel to liquidators of numerous financial institutions, counsel to the Province in connection with the General Motors and Chrysler restructurings and counsel to the Superintendent of Financial Services (Ontario) and Province of Ontario regarding the Algoma and Stelco restructurings. She has been counsel to liquidators of numerous financial institutions. She obtained her Bachelor of Laws degree from Osgoode Hall Law School (York University) and is a member of the Canada Deposit Insurance Corporation Advisory Panel on Bank Resolution, a Fellow of the Insolvency Institute of Canada, and a director of the Ontario Heart and Stroke Foundation and Outside the March Theatre Company.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Human Resources Committee	5 of 5	100%
Health, Safety, Environment and Indigenous Peoples Committee	4 of 4	100%

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,663,244	99.96%	218,587	0.04%
2016	536,372,805	99.98%	102,250	0.02%

Equity Ownership(2)

					Total value of
			Value of	Value of	common shares	Meets share
	Common	Director	common	director	and director	ownership
Year	shares	DSUs	shares ($)(3)	DSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)(5)
2017	0	7,858	0	186,713	186,713	On target
2016	0	4,189	0	98,781	98,781	On target
Net Change	0	+3,669	0	+87,932	+87,932

22  2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED     TSX: H

Mayo Schmidt, 60

Ontario, Canada

Director since

August 31, 2015

Not Independent

President and Chief Executive Officer,

Hydro One Limited and Hydro One Inc.

Other Public Company Directorships

∎  Nutrien Ltd.

Skills/Areas of Expertise include:

Business Transformation

Consumer

Governmental/Regulatory/Public Policy

Large Company Senior Executive

Risk Management

Mr. Mayo Schmidt is the President and Chief Executive Officer of Hydro One. Prior to joining Hydro One, Mr. Schmidt served as President and Chief Executive Officer at Viterra Inc., a global food ingredients company operating in 14 countries providing critical nutritional food ingredients to over 50 countries. Early in his career, Mr. Schmidt held a number of key management positions of increasing responsibility at General Mills, Inc. until he joined ConAgra as President of their Canadian operations and spearheaded ConAgra’s expansion into Canada. In 2007, he led the consolidation of Canada’s agriculture sector which included the acquisition of Agricore United, following which he led the acquisition of ABB, Australia’s leading agriculture corporation growing Viterra Inc. from a $200 Million market capitalization to finally a sale in 2012 for over $7.5 Billion. Mr. Schmidt currently sits on the Board of Directors of Nutrien Ltd. and is also Chairman of its Governance Committee. He is a member of Harvard University Private and Public, Scientific, Academic and Consumer Food Policy Group, and is on Washburn University’s Foundation board of Trustees. Mr. Schmidt received his Honorary Doctorate of Commerce from Washburn in 2016 and his B.B.A. from Washburn in 1980.

Public Board Interlocks

None

Board/Committee Memberships	2017 Attendance(1)
Board of Directors	13 of 13	100%
Mr. Schmidt is not a member of any committee but does attend all committee meetings.

Annual Meeting Voting Results

	Votes For		Votes Withheld
2017	490,717,781	99.97%	154,050	0.03%
2016	536,370,965	99.98%	104,090	0.02%

Re-election eligibility criteria is not applicable for the President and CEO

Equity Ownership

Total value of
				Value of	common shares
		PSUs/RSUs/	Value of	management	and PSUs/RSUs/	Meets share
	Common	management	common	DSUs, PSUs	management	ownership
Year	shares	DSUs	shares ($)(3)	and RSUs ($)(2)	DSUs ($)(2)(3)	requirements(4)
For details on Mr. Schmidt’s equity ownership please refer to page 71.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

Notes:

[1]	The directors of Hydro One are also directors of Hydro One Inc. and the two boards and each committee thereof hold joint meetings. See also “Director Attendance” on page 25. While Ms. Kathryn Jackson is not standing for re-election at the company’s 2018 annual general meeting, her 2017 meeting attendance record was as follows: (a) board meetings: 11 of 13 or 85%; (b) Governance Committee meetings: 4 of 4 or 100% and (c) Health, Safety, Environment and Indigenous Peoples Committee meetings: 4 of 4 or 100%.
[2]	The equity ownership of each director is presented as at March 17, 2017 in respect of 2016 and March 14, 2018 in respect of 2017. The value of director DSUs is calculated using the closing price of our common shares on the TSX on the date of grant of the director DSU being:

Date of Grant	TSX Closing Value
December 31, 2015	$22.29
March 31, 2016	$24.31
March 31, 2016 (dividend equivalents)	$23.48 (value date of March 18, 2016)
June 30, 2016	$25.96
June 30, 2016 (dividend equivalents)	$24.49 (value date of June 15, 2016)
September 30, 2016	$25.90
September 30, 2016 (dividend equivalents)	$25.62 (value date of September 15, 2016)
December 30, 2016	$23.58
December 30, 2016 (dividend equivalents)	$23.22 (value date of December 15, 2016)
March 31, 2017	$24.25
March 31, 2017 (dividend equivalents)	$23.50 (value date of March 15, 2017)
June 30, 2017	$23.23
June 30, 2017 (dividend equivalents)	$23.37 (value date of June 14, 2017)
September 29, 2017	$22.72
September 29, 2017 (dividend equivalents)	$22.62 (value date of September 13, 2017)
December 29, 2017	$22.40
December 29, 2017 (dividend equivalents)	$22.49 (value date of December 13, 2017)

Fractional director DSUs can be granted, with fractions computed to three decimal places. The number of director DSUs in this table have been rounded. Mr. Schmidt, as President and CEO, is not eligible to receive director DSUs as he is not a non-employee director.

[3]	The value of the common shares held by each applicable director is calculated using the acquisition cost per share of such common shares on the date of purchase.
[4]	Pursuant to the corporate governance guidelines, each non-employee director is expected to achieve his or her share ownership target (being 3x the annual board membership retainer) within the later of six years following the closing of the company’s initial public offering and the date of appointment to the board. The current corporate governance guidelines require a non-employee director’s share ownership to be calculated on December 31st each year (based on the original acquisition cost or grant value) and compared to the share ownership requirement. Mr. Schmidt, as the President and CEO, is subject to different share ownership requirements. For details on the share ownership requirements applicable to him, and the status of his compliance with them, see pages 55 and 71.
[5]	The status under share ownership requirement is calculated by dividing the directors’ total value of common shares and director DSUs as of December 31st of the relevant year by the amount of the annual retainer being $160,000 for 2017 for all directors (other than the Chair) and $260,000 for 2017 for the Chair.

24 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Cease Trade Orders and Bankruptcies

Except as described below, no director:

•	is, or within the last 10 years has served as, a director or (i) a chair, vice-chair or president, (ii) a chief executive officer or chief financial officer, (iii) a vice president in charge of a principal business unit, division or function including sales, finance or production; or (iv) an individual performing a policy making function (each of (i), (ii), (iii) and (iv), an executive officer) of any company that, during such service or within a year after the end of such service, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

•	is, or within the last 10 years has served as, a director, chief executive officer or chief financial officer of any company that, during such service or as a result of an event that occurred during such service, was subject to an order (including a cease trade order or similar order or an order that denied access to any exemption under securities legislation), for a period of more than 30 consecutive days; or

•	within the last 10 years has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director.

In May 2004, Saskatchewan Wheat Pool Inc. (SWP), a predecessor to Viterra Inc., initiated a disposition of its hog operations, which had been carried on through certain of its subsidiaries, through a court supervised process under the Companies’ Creditors Arrangement Act (Canada). On April 12, 2005, the Saskatchewan Financial Services Commission issued a cease trade order against four of SWP’s subsidiaries for failing to file the required annual continuous disclosure documents. The cease trade order was revoked on October 18, 2010 pursuant to

Viterra Inc.’s application to effect a re-organization of the entities in question. Mr. Schmidt served as an officer and/or director of these entities at the time.

Mr. Orsino was a director of CFM Corporation from July 2007 until his resignation in March 2008. In April 2008, CFM filed for protection under the Companies’ Creditors Arrangement Act (Canada).

Ms. Peverett was a director of Postmedia Network Canada Corp. between April 2013 and January 2016. On October 5, 2016, within one year of Ms. Peverett’s resignation from the board of directors, Postmedia completed a recapitalization transaction (the recapitalization transaction) pursuant to a court approved plan of arrangement under the Canada Business Corporations Act. As part of the recapitalization transaction, approximately US $268.6 Million of debt was exchanged for shares that represented approximately 98% of the outstanding shares at that time. Additionally, Postmedia repaid, extended and amended the terms of its outstanding debt obligations pursuant to the recapitalization transaction.

Penalties or Sanctions

None of the directors of Hydro One have been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or have entered into a settlement agreement with a securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor making an investment decision.

Director Attendance

Directors are expected to attend board meetings, meetings of the committees on which they serve and the annual meeting of shareholders. The average attendance of all directors at board and committee meetings in 2017 was 96% and 98%, respectively.

Number of Board and Committee Meetings (January 1, 2017 to December 31, 2017)(1)

	Regular	Non-Regular	In Camera Sessions
Board	4	9	13

Audit Committee	5	1	6

Health, Safety, Environment and Indigenous Peoples Committee	4	–	4

Human Resources Committee	5	–	5

Governance Committee	4	–	4

Note:

[1]	The directors of Hydro One are also directors of Hydro One Inc. and the two boards and each committee thereof hold joint meetings.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

What We Expect From Our Directors

We expect our directors to have personal attributes that contribute to the board, to devote the necessary time for board and committee duties, to act with integrity, to exercise independent business judgment and to stay informed and participate fully in board matters. The board has adopted a written position description that sets out the board’s expectations for directors, including the following:

Personal Attributes	• Business expertise, financial literacy and understanding of the Canadian business community and previous experience serving in a senior executive or leadership position

• High ethical standards and integrity in personal, business and professional dealings

• Strong listening, communication and advocacy skills and motivation and ability to engage effectively in board and committee work

Stewardship	• Understand and contribute to fulfilling the company’s mission and vision, strategies and objectives

• Comply with the corporate governance guidelines of the company and perform their duties as board members

•  Ability to act independently of management (for directors who are not members of management) and to be accountable for board decisions to stakeholders as a whole, and not to any specific shareholders or other stakeholders

Integrity	• Act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances

• Act in the highest ethical manner and with integrity in all personal, business and professional dealings and in compliance with the company’s code of business conduct

Participation	• Devote sufficient time to his or her responsibilities and prepare for each board and relevant committee meeting

• Attend board and committee meetings and shareholder meetings and actively participate in board and committee deliberations and decisions

• Work constructively and effectively with other directors, officers, employees and advisors of the company

Education	• Continuously advance his or her knowledge about the company’s business and operations, the communities in which it operates and emerging trends and issues and significant strategic initiatives

All of the company’s directors must be of high quality and integrity and have:

•	significant experience and expertise in business or that is applicable to business,

•	served in a senior executive or leadership position,

•	broad exposure to and understanding of the Canadian or international business community,

•	skills for directing the management of a company, and

•	motivation and availability,

in each case, to the extent appropriate for a business of the complexity, size and scale of the business of Hydro One and on a basis consistent with the highest standards for directors of leading Canadian publicly listed companies. These director qualification requirements are codified in the terms of the governance agreement.

26 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Director Compensation

The by-laws of the company provide that directors may receive remuneration for their services as determined by the board and be reimbursed for all expenses incurred in fulfilment of their duties, including travel expenses. Hydro One’s director compensation policy and levels were originally established in 2015 (prior to the company’s initial public offering (IPO)) and no changes were made in 2016 or 2017. The compensation levels were set near or below the median director compensation levels of the following peer group of large Canadian utility and other Canadian pipeline and storage companies:

Fortis Inc.	TransAlta Corporation
Emera Incorporated	Pembina Pipeline Corporation
ATCO Ltd.	Inter Pipeline Ltd.
Keyera Corp.	AltaGas Ltd.

The company’s director compensation, travel and expense policy applies to non-employee directors. Mr. Schmidt, as President and CEO, does not receive any separate compensation for his service on the board. Details regarding Mr. Schmidt’s compensation can be found under “Executive Compensation” starting on page 70.

Directors are required to receive 50% of their annual director retainer as an equity component in the form of director deferred share units (director DSUs). They may elect to be paid up to 100% of the cash component in the form of director DSUs. Hydro One has adopted a non-employee director deferred share unit plan providing for awards of director DSUs to Hydro One directors other than the President and CEO. A director DSU is an award that entitles the participant to receive an amount equivalent to the value of a common share at settlement following termination of service with Hydro One and its subsidiaries. Director DSUs vest immediately and accrue dividend equivalents when dividends are paid on the common shares.

The chart below outlines Hydro One’s director compensation program for 2017.

Role	Cash Component ($)	Equity Component ($)	Total ($)
Board chair	130,000	130,000	260,000

All other directors	80,000	80,000	160,000

Committee chair retainers	20,000	–	20,000

Board/Committee meeting attendance		No meeting attendance fees

Directors also receive a reasonable per meeting allowance for travel and other expenses incurred to attend meetings in accordance with a company approved policy. No additional compensation is paid to directors to prepare for board or committee meetings. For 2017, the directors of Hydro One received all of the equity component of their annual director retainer payable in director DSUs.

In August 2017, the chair of the governance committee of the board engaged Hugessen Consulting Inc. to conduct a compensation benchmarking review for non-executive directors of Hydro One using the same peer group of companies used for executive compensation benchmarking as described on page 59. As a result of the review, the governance committee recommended to the board, and the board approved, the following changes to the company’s director compensation policy effective on January 1, 2018: a $25,000 increase to the directors’ annual retainer (to $185,000), a $70,000 increase to the Chair of the board’s annual retainer (to $330,000) and an increase of $5,000 for the Chairs of the audit committee and human resources committee (to $25,000 each). The increase in directors’ compensation will bring the Hydro One board closer to, but still below median of, this broader peer group.

Director Share Ownership Requirements

Hydro One believes that the interests of shareholders and directors are better aligned when directors hold significant investment in Hydro One. The corporate governance guidelines require directors who are non-executives of Hydro One to retain a minimum holding of common shares or director DSUs equal to three times (3x) their total annual board retainer (calculated including the equity portion), valued at the original grant value or acquisition cost, by the later of six years following the closing of the company’s initial public offering on November 5, 2015 and the date of his or her appointment to the board. The ownership requirement for directors in 2017 was $480,000, except for the board chair, whose share ownership requirement was $780,000. As a result of the change to the company’s director compensation policy effective on January 1, 2018 (as discussed in the immediately preceding paragraph), effective on January 1, 2018 the ownership requirement for directors is $555,000, except for the board chair, whose share ownership requirement is $990,000.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

BUSINESS OF THE MEETING

Director Compensation Table

The following table provides a summary of the compensation earned by non-employee directors of Hydro One from Hydro One and its subsidiaries for the year ended December 31, 2017:

	Total Compensation				Form of Payment(1)
Name	Board Retainer ($)	Committee Chair Fees ($)	Travel Fees ($)	Total Fees ($)(1)	Received as Cash ($)	Value Received as director DSUs(2) ($)	Director DSU Component of Total Compensation(3) (%)
Ian Bourne	160,000	20,000	9,000	189,000	99,000	90,000	50

Charles Brindamour	160,000	N/A	—	160,000	–	160,000	100

Marcello (Marc) Caira	160,000	N/A	—	160,000	–	160,000	100

Christie Clark	160,000	N/A	—	160,000	–	160,000	100

George Cooke	160,000	N/A	—	160,000	–	160,000	100

David F. Denison	260,000	N/A	—	260,000	–	260,000	100

Margaret (Marianne) Harris	160,000	20,000	—	180,000	–	180,000	100

James Hinds	160,000	N/A	—	160,000	–	160,000	100

Kathryn Jackson	160,000	N/A	10,500	170,500	90,500	80,000	50

Roberta Jamieson	160,000	N/A	4,000	164,000	84,000	80,000	50

Frances Lankin	160,000	N/A	10,500	170,500	90,500	80,000	50

Philip S. Orsino	160,000	20,000	—	180,000	—	180,000	100

Jane Peverett	160,000	20,000	17,500	197,500	107,500	90,000	50

Gale Rubenstein	160,000	N/A	–	160,000	80,000	80,000	50

Notes:

[1]	All amounts in this table are pre-tax. Amounts reported include the portion of the director’s board retainer, committee chair retainer and travel fees payable in cash.
[2]	All director DSUs are fully vested upon grant. Values do not include the value of any additional DSUs received in the form of dividend equivalents.
[3]	Excludes travel fees in the calculation.

28 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Corporate Governance

Hydro One and the board recognize the importance of corporate governance to the effective long term management of the company. Independence, integrity and accountability are the foundation of our approach to corporate governance. This section discusses our approach to corporate governance, our board and its priorities and what we expect from our directors.

Hydro One’s Corporate Governance Practices

We are committed to best practices. Hydro One maintains corporate governance policies, procedures and practices consistent with the best practices of leading Canadian publicly listed companies, which commitment is reflected in the terms of the governance agreement. Our practices meet or exceed the rules and regulations issued by Canadian Securities Administrators and the Toronto Stock Exchange, including the national policy entitled “Corporate Governance Guidelines” and related disclosure requirements. The board regularly reviews and revises the company’s governance practices in response to changing governance expectations, regulations and best practices.

Governance at a Glance

✓	What We Do	×	What We Don’t Do

✓	13 of the 14 nominated directors are independent (page 8)	×	No slate voting for directors
✓	Board committees are 100% independent (page 36)	×	No management directors on board committees
✓	Separate roles of board chair and the CEO (pages 32 and 33)	×	No over-boarded directors; no director sits on more than 4 public company boards(2)
✓	Board chair is an independent director (page 32)	×	No stock option awards for directors
✓	Majority voting policy for directors (page 8)	×	No staggered board
✓	Shareholders will have annual say on pay (see page 3)	×	No dual class shares, non-voting or subordinated voting
✓	Term limits for directors (page 38)		shares
✓	Disclose directors’ equity holdings (starting on page 10)	×	No monetization or hedging of our common shares or
✓	Share ownership requirements for directors (page 27)		equity compensation
✓	Strong risk oversight (page 30)
✓	Board committees have full authority to retain independent advisors
✓	Limits on other public company directorships and board interlocks (page 40)
✓	40% female directors, which met our diversity policy target of 40% female directors in 2017 (page 38)(1)
✓	Independent directors meet without management present at each board and committee meeting (page 36)
✓	Formal annual board assessments (page 40)
✓	Code of business conduct to guide ethical behaviour (page 31)
✓	Shareholders and other stakeholders can contact the board chair, independent directors and committee chairs (inside of the back cover)
✓	Formal director orientation and education program (page 33)
✓	Formal succession planning process for executives, including the CEO, and the board (page 31)
✓	Reasonable quorum requirements – a majority of the board or committee is required to meet quorum and quorum for shareholder meetings is at least 2 persons holding at least 25% of the common shares
✓	No casting votes for board chair

Notes:
[1]	Following the annual meeting of shareholders, our board will have 35.7% female directors.
[2]	Totals do not include directorships on Hydro One Inc. Our governance agreement with the Province requires the board of directors of Hydro One Inc. to have the same members as the company’s board.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

CORPORATE GOVERNANCE

About the Governance Agreement

In connection with the November 2015 closing of the initial public offering of the company, Hydro One entered into the governance agreement with the Province, which describes certain principles that govern how Hydro One will be managed and operated, including that the Province, in its capacity as a holder of common shares, will engage in the business and affairs of Hydro One as an investor and not as a manager. Among other things, the governance agreement:

•	requires that except for the CEO, all board members be independent of Hydro One and independent of the Province;

•	addresses the director nomination process, including the requirement to maintain a board of between 10 and 15 members and prescribing the maximum number of directors that may be nominated by the Province (please refer to page 38);
•	requires Hydro One to maintain a majority voting policy for director elections and restricts the Province’s ability to withhold from voting for directors except where the Province replaces the entire board other than the CEO and, at the Province’s discretion, the board chair;

•	requires approval by special resolution of the directors of the appointment and annual confirmation of the CEO, the board chair and changes to key governance practices of the company;

•	restricts the right of the Province to exercise certain shareholder rights, such as to requisition a shareholder meeting to consider a fundamental change, or to solicit others to exercise rights which the Province is restricted from exercising; and

•	restricts the acquisition of voting securities by the Province but grants the Province pre-emptive rights with respect to future issuances of voting securities.

Approval of the board by way of a special resolution of at least two-thirds of the votes cast at a board meeting or the unanimous written consent of all directors is required in order to make changes to the director skills matrix, board diversity policy, majority voting policy, stakeholder engagement policy, corporate disclosure policy, corporate governance guidelines, mandate for the Hydro One Ombudsman, mandates of the board and its committees, position descriptions for the CEO, the board chair, the directors and the committee chairs, code of business conduct, whistleblower policy, executive share ownership guidelines and anti-hedging policy and compensation recoupment policy.

A copy of the governance agreement has been filed on SEDAR and is available under Hydro One’s profile at www.sedar.com. Additional details respecting the terms of the governance agreement are also provided in Hydro One’s most recent Annual Information Form that is also available under Hydro One’s profile at www.sedar.com.

The structure and role of the board is consistent with the best practices of leading Canadian publicly listed companies and the governance agreement.

Board Mandate

The mandate of the board is to oversee the business and affairs of Hydro One. As part of that mandate, the board is responsible for overseeing the interests of Hydro One’s customers which are fundamental to, and inform, Hydro One’s business and strategy. The board approved the mandate of the Hydro One Ombudsman who reports directly and regularly to the governance committee of the board. The board also receives comprehensive customer service reports which are a standing item at every regular board meeting. The board has adopted a written mandate, which is attached as Schedule “A” to this circular.

Board’s Role in Strategy

The board oversees our strategic direction and holds management accountable for executing the company’s strategy. The board participates in our strategic planning process throughout the year by reviewing and approving our strategic plan (taking into account the opportunities and risks of our business), regularly scrutinizing management’s execution of business plans and their results and annually assessing the company’s performance against financial and other objectives established in the company’s business plans, past performance and industry peers. The board dedicates at least one meeting every year for these purposes.

Board’s Role in Overseeing Risk

Our risk oversight framework sets the foundation for overseeing the identification and management of our principal business risks. The board has delegated to the audit committee the responsibility of reviewing and approving our major risk policies, our enterprise risk management framework and identifying the list of key risks that the company plans to prioritize in the next year. The audit committee also assesses the key risks facing the company.

The board retains overall responsibility for overseeing the management of risk for the company. The audit committee assists the board by ensuring that the risks identified are allocated where appropriate to the board committees, consistent with the general

30 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

scope of their respective responsibilities. As part of their assessment, the committees are expected to consider the likelihood and magnitude of the specific risks within their mandates and, through committee cross-appointments and other procedures, the potential compounding effects of risks. The audit committee reviews the company’s risk profile and risk tolerances annually with the officers of the company while the President and CEO has ultimate accountability for managing the company’s risks.

To assist the board in identifying the key risks faced by the company, management presents an assessment of key risks and risk mitigation/management to the board on an annual basis along with how such risks are mitigated or managed. The last assessment was completed on August 8, 2017. A comprehensive description of all of the key risks facing the company is provided in the company’s Annual Information Form and Management’s Discussion and Analysis for the fiscal year ended December 31, 2017 and in other filings made by the company with the securities regulatory authorities in Canada. The board’s assessment of the relative significance of these risks may change over time.

Internal Controls and Management Information Systems

The board oversees the integrity and effectiveness of our management information systems and internal controls and approves our internal control policy. The work is carried out mainly by the audit committee, which oversees our key controls over financial reporting, certifications of internal controls over financial reporting and disclosure controls and procedures. The audit committee meets separately with the Chief Financial Officer (the CFO) and head of internal audit and also with the external auditors without management present, receives regular reports from management and the internal audit department on our internal controls and any significant deficiencies in controls, and oversees Hydro One’s code of business conduct (the code of business conduct) and Hydro One’s whistleblower policy (the whistleblower policy), which includes procedures for receiving and resolving complaints about accounting or auditing matters.

Talent Management: Leadership Development, Succession Planning and Performance Assessment

Our talent management strategy focuses on developing our executive talent to support our long term business strategy and ensure management succession. The board oversees development and implementation of our leadership development strategy with the support of the human resources committee. The human resources committee reviews the qualifications, experience and capabilities of executives on the succession plan, reviews candidates for our most senior roles, including the President and CEO, and ratifies the appointments of the President and CEO’s direct reports who hold an executive vice president level position.

The human resources committee reviews the President and CEO’s assessment of the performance of his direct reports who hold an executive vice president level position. The human resources committee also assesses the President and CEO’s performance against his mandate and the short and long term objectives that were set at the beginning of the year.

Ethical Business Conduct

The company has a written code of business conduct that applies to all employees, directors and officers of Hydro One and its subsidiaries.

The code of business conduct sets out Hydro One’s core values and establishes standards to define how employees, officers and directors of Hydro One should act. The code of business conduct addresses, among other things, health and safety matters, conflicts of interest, discrimination and harassment, confidentiality, insider trading, environmental protection, safeguarding Hydro One’s assets (including accounting and financial reporting) and relationships with outside stakeholders including investors, customers, public officials and third parties, conduct during investigations and compliance and reporting obligations. The full text of the code of business conduct can be found on Hydro One’s website at www.HydroOne.com or is available under Hydro One’s profile on SEDAR at www.sedar.com.

The board monitors compliance with the code of business conduct through the audit committee. Any actual, potential or suspected violation of the code of business conduct can be reported anonymously to the company’s corporate ethics officer, as confidential designee of the company, in accordance with the whistleblower policy.

Whistleblower Policy

The whistleblower policy is designed as a safeguard against threats to the integrity of our financial reporting, threats to health and safety, wrongdoing by employees, representatives and business partners and actual, potential or suspected violations of our code of business conduct and applicable laws. Employees concerned about any of these matters are encouraged to discuss the matter with their supervisor and may report concerns anonymously through the company’s independent third-party service provider at www.clearviewconnects.com. The whistleblower policy protects employees who make a report in good faith. All reports are investigated internally or by an

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

CORPORATE GOVERNANCE

independent external party, and appropriate action is taken. The audit committee reviews all matters reported under the whistleblower policy and their disposition.

Stakeholder Engagement

The company is committed to understanding the interests of and maintaining and enhancing long term relationships with its investors, regulators, governments, creditors, employees, customers, suppliers, non-governmental organizations and other stakeholders and communities in which the company operates. The board has adopted a stakeholder engagement policy in order to promote open, effective and sustained dialogue with stakeholders consistent with the company’s insider trading policy, the corporate disclosure policy and with the company’s obligations to provide fair disclosure and maintain effective disclosure controls and procedures. The board, or an appropriate committee of the board, reviews the content of the company’s major communications to the investing public, including, without limitation, quarterly and annual reports, earnings releases, management’s discussion and analysis, information circulars, the annual information form and any registration statements or prospectuses that may be issued, filed or otherwise distributed. Shareholders may make their views known through individual voting for directors, the annual say on pay advisory vote and other matters submitted to shareholders for approval.

Below is a summary of some of the important strides made by the company in 2017 with some of its largest stakeholders:

(a) Customers:

Based on customer feedback received, Hydro One has designed a new bill which includes an easy-to-understand and easier to read format, new visuals to help customers better understand their usage and more customer friendly language.

(b) Large Customers:

In addition to the strong operational performance for residential and small business customer segments, a number of advances have been made in the large customer segment as well. In the most recent annual survey, overall satisfaction with Hydro One increased to 87% in 2017. These positive results can be partially attributed to organizational alignment as it relates to large customers, enhanced customer reporting, and a renewed commitment to customer advocacy.

(c) Communities:

To demonstrate Hydro One’s renewed commitment as a customer-focused company, the company’s Community Relations team continues to support Hydro One’s forestry and capital projects by building relationships with the local communities across the province through proactive, transparent, and collaborative communication.

(d) Indigenous Peoples:

Commencing in 2017, Hydro One offered a new First Nations Conservation Program for a 4-year period to 47 First Nation communities served by Hydro One who were not served by the Aboriginal Conservation Program which was offered by the Independent Electricity System Operator from 2013 to 2015. In addition, during 2017, Hydro One delivered two provincial and five regional Indigenous Peoples engagement sessions where it met with all 88 First Nation communities served by Hydro One Networks Inc. and all 29 Métis Councils in Ontario.

Hydro One is committed to increase Indigenous cultural awareness among its employees at all levels and more particularly wants to ensure its employees have the skills, knowledge and resources necessary to develop and maintain relationships with Indigenous peoples and communities based on mutual respect and trust. As such, Hydro One implemented a four pronged Indigenous Relations Leadership Learning Program in the third quarter of 2017. As at December 31, 2017, 88 of 95 (93%) of employees who are director-level and above completed the online Indigenous Cultural Awareness Course and the in-class training course was delivered to 100% of employees who are director-level and above.

On June 21, 2018 during National Aboriginal Day, Hydro One will launch an Indigenous Network Circle (INC), a new employee resource group for the company’s Indigenous employees.

Board Structure

Board Chair

The board chair is responsible for leading the board in carrying out its duties and responsibilities effectively, efficiently and independent of management. Under the governance agreement, the board chair is nominated and confirmed annually by special resolution of the board. The board chair is required to be separate from the President and CEO and must be independent of Hydro One and independent of the Province.

The board chair’s key responsibilities include providing leadership to the board to enhance the board’s effectiveness for certain accountabilities, including supervision of management of the company and oversight of the relationships between the board, management, shareholders, customers and other stakeholders. The board chair presides over all board meetings, chairs all sessions with the independent directors, supports and assists in director orientation

32 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

and continuing education and ensures that an appropriate system is in place to annually evaluate the performance of the board as a whole.

President and CEO

The President and CEO is responsible for managing and providing strategic direction to Hydro One, including the development and implementation of plans, policies, strategies and budgets for the growth and profitable operation of the company. Under the governance agreement, the appointment of the President and CEO is confirmed annually by special resolution of the board.

Board Committees

Four standing committees assist the board in carrying out its duties and responsibilities. Descriptions of the committee mandates and membership are included in the circular starting on page 41. Except for the board chair and the President and CEO, all directors serve on at least one board committee. The board chair regularly attends each committee meeting by standing invitation. The President and CEO does not sit on any board committees because he is not independent; however he regularly attends and participates at committee meetings.

Copies of the board committee mandates are posted in the corporate governance section of our website at https://www.hydroone.com/about/corporate-information/governance

Committee Chairs

Committee chairs must be independent directors. They are responsible for providing leadership to the committee, facilitating the functioning of the committee independently of management and reporting to the board on its activities and its compliance with the committee’s mandate, and providing input to the board chair and the chair of the governance committee on succession planning for their position and each committee, generally.

Position Descriptions

The board has adopted written position descriptions for the board chair, the President and CEO, directors and the chair of each board committee.

Orientation and Continuing Education

The company has implemented an orientation program for new directors in accordance with Hydro One’s corporate governance guidelines (the corporate governance guidelines).

When new directors join the board, they are provided with briefings by management on the key aspects of the company’s business affairs, activities, corporate governance structure and its policies and procedures. In addition, directors are also provided with access to the company’s secure board portal which provides online access to all meeting materials required for the meetings and the director’s information manual which contains information on board and committee mandates, position descriptions for the board chair, President and CEO, committee chairs and individual directors, and copies of the company by-laws and corporate governance guidelines.

The company also supports continuing education opportunities outside the company and each director is encouraged to attend external forums, conferences, seminars and education programs dealing with subject matters that are applicable to the member’s role on the board or its committees or to increase the member’s knowledge of the company’s industry and other areas of interest relevant to the company’s businesses and affairs. Approval by the board chair or the chair of the governance committee is required to attend such programs with the financial support of the company.

You can find more information on our governance practices on our website at: https://www.hydroone.com/about/corporate-information/governance

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

CORPORATE GOVERNANCE

In 2017, a majority, if not all, of the board nominees participated in both internal and external education sessions including those listed in the following table:

Internal/External	Topic	Presented/Hosted by	Attended By

Internal	First Nations Engagement	Senior Management	Board of Directors

	Risk Management Framework	Senior Management	Audit Committee

	Cybersecurity	Securonix	Board of Directors

	Diversity & Inclusion at Hydro One	Senior Management	Human Resources
Committee

	Policy Framework	Senior Management	Governance Committee

	Labour Strategy	Senior Management	Board of Directors

	Smart Meters – An Overview	Senior Management	Board of Directors

	Cybersecurity	Senior Management	Audit Committee

	Indigenous Relations	Indigenous Corporate Training Inc.	Board of Directors

	Long Term Energy Plan	Ministry of Energy	Board of Directors

	Optimal Cycle Protocol	Senior Management	Board of Directors

	Long Term Incentive Plans	Hugessen / Willis Towers Watson	Human Resources Committee

	Board Tours	Senior Management	Board of Directors

34 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Internal/External	Topic	Presented/Hosted by	Attended By

External	13th Annual Electricity Invitational Forum	Northwind Professional Institute	J. Hinds

	Activism, M&A and Board Responsibilities	Barclays & Skadden	K. Jackson

	Audit Committee Communications Project	Canadian Public Accountability Board	P. Orsino

	Audit Committee Effectiveness	Institute of Corporate Directors	C. Clark (national director/lead instructor)

	Audit Committee Oversight: Proxy Topics, Accounting Developments, Regulatory/Legal Developments	KPMG LLP	K. Jackson

	Board Oversight of Major Capital Projects	Institute of Corporate Directors	J. Peverett

	Canadian and U.S. relationship and NAFTA negotiations	Canada’s Counsel General	C. Brindamour

	CEO/Board Relationship	Institute of Corporate Directors	J. Peverett

	Climate change and extreme weather risk in Canada	Intact Centre on Climate Adaptation	C. Brindamour

	Compensation Committee Leadership Network – Board Oversight of Talent; Role of the CHRO	Tapestry Networks	M. Harris

	Compensation Committee Leadership Network – Setting Goals in an Uncertain Environment	Tapestry Networks	M. Harris

	Corporate Governance emerging trends and current issues	Intact Financial Corporation	C. Brindamour

	CPAB Audit Quality Indicators Roundtable	Canadian Public Accountability Board	D. Denison and P. Orsino

	CPAB Annual Symposium	Canadian Public Accountability Board	D. Denison,I. Bourne and P. Orsino

	Deloitte Directors’ Series	Deloitte Canada	I. Bourne

	DOE Quadrennial Energy Review	Deloitte LLP	K. Jackson

	Hedging in Energy Industry	Rice Energy, Inc.	K. Jackson

	ICD Annual Conference	Institute of Corporate Directors	D. Denison and I. Bourne

	ICD Chapter Events	Institute of Corporate Directors	I. Bourne

	Key Tax Developments Affecting Power and Utilities	KPMG LLP	K. Jackson

	Northwind Conference	Northwind Professional Institute	I. Bourne and J. Hinds

	Ontario Electricity Association Annual Conference	Ontario Electricity Association	J. Hinds

	The Audit Committee’s Role in Dealing with Non-GAAP Measures	Canadian Public Accountability Board	C. Clark

	The Future of Mobility: Effects on Energy Industry	Deloitte LLP	K. Jackson

	The Role of the Audit Committee	Canadian Public Accountability Board	C. Clark (panelist)

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

CORPORATE GOVERNANCE

Independence of the Board of Directors

The board currently consists of 15 directors, 14 of whom are both independent of Hydro One and independent of the Province. The following table summarizes the committee memberships and independence status of board members.

	Committees				Independence

Director	Audit	Governance	Human Resources	Health, Safety, Environment and Indigenous Peoples	Independent of Hydro One	Independent of the Province
Ian Bourne	—	✓	Chair	—	✓	✓
Charles Brindamour	✓	—	✓	—	✓	✓
Marcello (Marc) Caira	—	✓	✓	—	✓	✓
Christie Clark	—	✓	✓	—	✓	✓
George Cooke	✓	—	—	✓	✓	✓
David F. Denison	—	—	—	—	✓	✓
Margaret (Marianne) Harris	—	—	✓	Chair	✓	✓
James Hinds(1)	✓	—	—	✓	✓	✓
Kathryn Jackson(2)	—	✓	—	✓	✓	✓
Roberta Jamieson(1)	✓	—	—	✓	✓	✓
Frances Lankin	✓	✓	—	—	✓	✓
Philip S. Orsino	Chair	✓	—	—	✓	✓
Jane Peverett	—	Chair	✓	—	✓	✓
Gale Rubenstein	—	—	✓	✓	✓	✓
Mayo Schmidt(3)	—	—	—	—	—	—

Notes:

[1]	Mr. Hinds was previously a director and the chair of the IESO and Ms. Jamieson was previously a director of Ontario Power Generation Inc., but because those relationships ended before August 31, 2015, they are independent of the Province within the meaning of the governance agreement.

[2]	Ms. Jackson is not standing for re-election at the company’s 2018 annual meeting of shareholders.

[3]	Mr. Schmidt is not independent because he is the President and CEO of Hydro One.

At each meeting of the board, the independent directors hold an in camera meeting at which members of management are not present unless the board chair otherwise determines. During 2017, 13 such in camera sessions without management were held. Each committee of the board also holds regular in camera meetings, unless the chair of the applicable committee determines otherwise. As well, the audit committee meets regularly, but no less than quarterly. The audit committee also holds in camera sessions at each meeting of the committee without management or non-independent directors present, unless otherwise determined by the audit committee chair. These sessions encourage open and candid discussion among the directors.

In 2017, the audit committee met with the head of the company’s internal audit function and the external auditors in separate in camera executive sessions during each of its quarterly meetings to discuss any matters that the audit committee or any of these groups believes should be discussed privately. The audit committee met in camera with the CFO during its May 2017 quarterly meeting and met in camera with the SVP, Finance (acting in the capacity of CFO) during its August 2017 quarterly meeting. The SVP, Finance (acting in the capacity of CFO) also met privately with the audit committee chair prior to each audit committee meeting in 2017.

36 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Skills and Experience of the Board

Each director brings relevant experience to the board. The matrix below shows the board’s mix of key skills and experience in areas that are important to the company’s business. The skills and experience matrix is also used to identify those skills for which the company will recruit when making changes to its board. The following chart outlines the top five key areas of skills and experience for each director (1).

                        Major Competencies

Note:

[1]	As Ms. Kathryn Jackson will not stand for re-election to our board at the company’s 2018 annual meeting of shareholders, she has not been included in this Skills Matrix.

Description of Competencies:

Accounting/finance: senior financial officer of a publicly listed company or major organization or experience in financial accounting and reporting, and corporate finance (familiarity with internal financial controls, Canadian or US GAAP, and/or International Financial Reporting Standards);

Human resources/union relations: strong understanding of human resource development, organizational/personal development and training working with a unionized workforce and compensation, benefit and pension programs, with specific expertise in executive compensation programs;

Consumer: experience with mass consumer-facing business;

Energy sector: experience in the electricity industry, combined with a strong knowledge of market participants;

Capital markets: experience in investment banking, finance or in major mergers and acquisitions;

Stakeholder engagement (including Indigenous Peoples): experience in or a strong understanding of communications and relations with investors, customers, regulators, and community relations, especially experience in relations with Indigenous communities;

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

CORPORATE GOVERNANCE

Government/regulatory/public policy: experience in, or a strong understanding of, the workings of government and public policy in Canada and internationally;

Information technology: experience in information technology with major implementations of management systems;

Risk management: experience or understanding of enterprise risk management systems, procedures and practices;

Business transformation: experience driving strategic direction changes and leading growth of an organization;

Large company senior executive: experience as a chief executive officer, chief operating officer or chief financial officer of a publicly listed company or major organization.

Nomination of Directors

The governance committee identifies qualified candidates for election to the board, having regard for their independence, background, experience and skills and the alignment of such candidates’ experience and skills with Hydro One’s needs. Under the governance agreement, the Province is entitled to nominate the number of directors that is equal to 40% of the number of directors to be elected (rounded to the nearest whole number). The governance committee communicates with and makes recommendations to the Province respecting potential candidates for director, including potential candidates for nomination by the Province. The Province has no obligation to nominate any of the individuals recommended as one of its director nominees.

Director nominees must meet the director qualification standards set out in the governance agreement, including the prescribed director independence requirements and requirements under securities laws and applicable stock exchange rules. If a proposed nominee is replacing an existing director, under the governance agreement, the nominee must also, when taking into account existing directors and other confirmed nominees, enable the board to satisfy the board composition requirements of Hydro One’s director skills matrix, board diversity policy and other governance standards. A majority of the board must at all times be resident Canadians.

Not later than 60 days prior to the date by which proxy solicitation materials must be mailed for Hydro One’s annual meeting of shareholders, each of the Province and the governance committee will notify the other of its proposed director nominees. If a proposed nominee is not already a director of Hydro One or is then a director but whose circumstances have materially changed in a way that would affect whether she or he would continue to meet the director qualification standards under the governance agreement, then the Province or the committee, as the case may be, will have 10 business days to confirm that nominee or reject that nominee on the basis that the nominee does not meet those director qualification standards.

If a director nominee of the Province or the governance committee is rejected, the Province or the committee will be entitled to nominate additional candidates until a nominee is confirmed by the other. If no replacement nominee is confirmed for a director who was expected to depart from the board and that director does not resign, that director shall be re-nominated. The Province and the committee will use commercially reasonable efforts to confirm director nominees prior to the date by which proxy solicitation materials must be mailed for the annual meeting of shareholders.

The Province is required under the governance agreement to vote in favour of all director nominees of Hydro One. That obligation is subject, however, to the Province’s overriding right to withhold from voting or otherwise seek a shareholder meeting to remove and replace the entire board, including in each case its own director nominees but excluding the CEO and, at the Province’s discretion, the board chair.

Board Renewal and Term Limits

The company’s board is committed to a process of renewal and succession planning for directors. The board has adopted term limits on board service and a mandatory retirement age, which are set out in the corporate governance guidelines.

Non-executive directors cannot stand for re-election 12 years after the date on which the director first began serving on the board of directors of Hydro One or any of its subsidiaries, except in special circumstances (including if necessary to facilitate orderly board renewal) on the recommendation of the governance committee. No director shall be appointed or elected as a director after that person has reached 75 years of age, unless otherwise determined by the board. Additionally, after a director has held the position of committee chair for a period of four years, the governance committee will review and consider whether a change to the committee chair would be appropriate.

Diversity Policy

The board has adopted a board diversity policy (the diversity policy) which formalizes the company’s commitment to diversity and its desire to maintain a board comprising talented and dedicated directors whose skills, experience, knowledge and backgrounds reflect the diverse nature of the business environment in which it operates, including an appropriate number of female directors. The board aspires towards a board composition in which each gender comprises at least 40% of the directors on the board. Currently, as to gender, the board includes six female directors (40%). Following the meeting, assuming all director nominees are elected, the board will include five female directors (35.7%) as Ms. Kathryn Jackson is not standing for re-election.

38 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

In considering the composition of the board and the identification of qualified nominees for election as directors, the governance committee assesses annually the diversity policy’s effectiveness in promoting a diverse board. In 2017, Mr. Denison, as board chair, became a member of the 30% Club, an organization supporting gender balance on boards.

In addition to the board’s formal diversity policy, Hydro One strives to ensure an inclusive corporate culture where all employees are valued and have equal access to opportunities. Hydro One also endeavors to ensure that its gender diversity is appropriately reflected at all levels of the organization, including executive positions after taking into account all relevant factors, such as merit, capability and equal treatment of employees. In 2017, the company implemented a new Diversity and Inclusion Strategy consisting of initiatives involving five key categories. These categories and specific actions taken in respect of each category are described below:

(i)	Workforce planning: We are currently working on a Workforce Planning Strategy which will explicitly consider Hydro One’s focus on Diversity and Inclusion.

(ii)	Recruitment: We continue to focus on recruiting more women into executive roles. In 2017, we increased the number of women in vice president and above roles by over 10% to 33%.

(iii)	Succession planning: As part of our succession planning process, reporting and metrics now include diversity statistics to assist in raising awareness and tracking our progress.

(iv)	Education and leadership development: An initial framework for a Women in Leadership program has been developed and the program will be launched in 2018. In November 2017, Hydro One held a Women in Trades, Technology & Engineering (WTTE) Symposium with over 300 participants in attendance. The objective of the symposium was to highlight the role of men in driving gender equity.

(v)	Cultural guidance and outreach:

(a) During 2017, the Catalyst Accord was signed to demonstrate Hydro One’s public commitment to gender parity. Catalyst is a global non-profit organization focused on accelerating progress for women through workplace inclusion. Through the Accord, Catalyst issued a call to action from Canadian corporations to increase the overall proportion of board seats and executive officer roles for women to 30% by the end of 2022. By signing the Accord, Hydro One committed to maintaining at least 30% female board members and 30% female executives.

(b) Phase one of Hydro One’s Diversity & Inclusion Effectiveness Review was completed. The review is made up of three key phases:

1. Analysis of existing diversity and inclusion data, policies and the talent management life cycle;

2. A company-wide diversity and inclusion survey designed to gain insight and learn from our current situation; and

3. Focus groups and executive interviews to further explore areas of opportunity.

(c) A first meeting was held with the Power Workers’ Union, the Society of United Professionals (formerly “The Society of Energy Professionals”) and the Canadian Union of Skilled Workers to discuss collaboration on diversity and inclusion.

(d) An Indigenous Network Circle Workshop was held in September 2017 bringing together 30 Indigenous employees from across Hydro One to discuss their experiences and gain agreement on creating a new employee resource group. All Indigenous employees agreed to the creation of the Indigenous Network Circle (INC) and work is underway to launch this initiative on June 21, 2018 during National Aboriginal Day.

As at March 14, 2018, approximately 33% executives (those who hold a vice president role and above or equivalent) (11 out of 33) across Hydro One, including one of seven executive officers, are women. See the company’s most recent Annual Information Form for a list of the executive officers of Hydro One.

Other than as committed in signing the Catalyst Accord, Hydro One has not yet set targets for the percentage of women in executive positions and the board has not yet made any determination as to whether or not targets should be set. The human resources committee’s 2018 work plan includes the executive leadership team consulting with the appropriate board committee(s) to review the level of gender diversity in executive positions and make a determination regarding targets.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

CORPORATE GOVERNANCE

Service on Other Boards

Limit on Directorships

The company recognizes that the board can benefit when a director also serves on the board of another company. However, as directors are expected to devote the time necessary to fulfill their responsibilities, a director’s acceptance of additional positions as a corporate director of for-profit corporations is subject to the board’s review and we limit the number of public company boards they can serve on (in each case, excluding service on the board of the company and the board of directors of Hydro One Inc.). Each non-management director is expected to hold no more than four public company directorships and the President and CEO should not hold more than one such directorship.

In addition, the audit committee mandate provides that no member of the audit committee may serve on the audit committee of more than two other publicly traded companies unless the board has first determined that such simultaneous service would not impair the ability of the member to serve effectively on the audit committee. No current director or director nominee serves on more than four public company boards (excluding Hydro One) and no member of the audit committee serves on more than two public company boards.

Board Interlocks

The board seeks to avoid having more than one board interlock at any given time. A “board interlock” is a circumstance where two or more directors of the board serve on the board of directors of the same publicly-traded company (excluding in the case of the company directors, Hydro One Inc.). Directors may not accept an invitation to join the board of another publicly-traded company, and new candidates for service on the board will not be invited to join the board, if it would result in there being more than one board interlock (or would increase the number of directors involved in the same board interlock), in each case unless approved by the board. The company currently has one board interlock as set out below.

Company	Directors	Committee Membership
Loblaw Companies Limited	Christie Clark	Audit Committee (Chair)
	Marianne Harris	Audit Committee

Assessments

The governance committee is responsible for overseeing the annual assessment of the effectiveness of the board as a whole, each board committee, the board chair, each committee chair and each individual director (having regard to the mandate of the board and the mandate of the relevant committee, as the case may be). Peer assessments and self-evaluations are conducted at the individual director level. At the completion of the assessments, the governance committee reviews the annual board and committee performance evaluation process, makes recommendations to the board, and reports to the board chair the results of both the annual assessment and performance evaluation process. The process includes the completion of written questionnaires and one-on-one meetings with the board chair to discuss individual performance and the effectiveness of the board and committees. The board and each committee also review their results each year and determine objectives for the following year.

40 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Committee Reports

The board has established four committees: (i) the audit committee; (ii) the governance committee; (iii) the health, safety, environment and Indigenous Peoples committee; and (iv) the human resources committee. All members of these committees are persons determined by the board to be independent. A majority of the members of each committee are residents of Canada. The board committees are responsible for assisting the board in fulfilling its oversight responsibilities relating to the matters set out in each committee mandate, which were approved by the board.

Audit Committee:
Philip S. Orsino (Chair) Charles Brindamour George Cooke James Hinds Roberta Jamieson

The audit committee must consist of at least three directors, all of whom must be independent and “financially literate” (within the meaning of other applicable requirements or guidelines for audit committee service under securities laws or the rules of any applicable stock exchange, including National Instrument 52-110 Audit Committees).

At least one member of the audit committee must qualify as an “audit committee financial expert” as defined by the applicable rules of the United States Securities and Exchange Commission. Of the audit committee members, each of Philip S. Orsino, Charles Brindamour, George Cooke and James Hinds qualify as an audit committee financial expert.

Each of the audit committee members has an understanding of the accounting principles used to prepare Hydro One’s financial statements and experience with the general application of such accounting principles, as well as an understanding of the internal controls and procedures necessary for financial reporting. For more information about the audit committee, see the section entitled “Audit Committee” in the company’s most recent Annual Information Form.

Under its mandate, the audit committee’s responsibilities include:

•  overseeing the independence, qualification and appointment of external auditors;

•  overseeing the appointment of the head of the company’s internal audit function;

•  overseeing the integrity of Hydro One’s financial statements and financial reporting process, including the audit process and Hydro One’s internal control over financial reporting, disclosure controls and procedures and compliance with other related legal and regulatory requirements;

•  overseeing the performance of Hydro One’s finance function, internal auditors and external auditors;

•  overseeing the auditing, accounting and financial reporting process;

•  reviewing and recommending the interim and annual financial statements, management’s discussion and analysis of the financial condition of the company and the results of its operations for release to shareholders;

Frances Lankin The committee met in camera without management at each of its meetings. The committee reviewed its mandate and is satisfied that it carried out its duties and responsibilities.

The audit committee is also responsible for overseeing regulatory matters, the code of business conduct and whistleblower policy, the enterprise risk management framework and reviewing the company’s privacy and data security measures.

2017 Accomplishments and Highlights

•  Conducted the annual review of the committee’s mandate to ensure its adequacy;

•  Reviewed the results of the annual performance evaluation of the committee;

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

CORPORATE GOVERNANCE

Audit Committee:
Oversight of External Auditors

• Evaluated and assessed the performance of the external auditors including members of their audit team;

• Recommended the appointment of the external auditors;

• Reviewed and approved audit and non-audit fees and services;

• Adopted a non-audit services pre-approval policy;

• Reviewed the external auditors’ annual audit plan;

• Monitored the effectiveness of the relationship among the external auditors, management and the committee;

Oversight of Internal Auditors

• Approved the internal auditors’ annual audit plan;

• Monitored the activities of the internal audit department and reviewed the internal auditors’ reports which included internal audit dashboards, audit reports and management action plans;

• Reviewed the results of the internal audit quality assurance review conducted by Deloitte LLP;

Oversight of Accounting Principles and Practices

• Reviewed and discussed with management and the external auditors, among other things:

• the quality, appropriateness and acceptability of the company’s accounting principles, practices and policies used in its financial reporting;

• all significant financial reporting issues and judgments made in connection with the preparation of financial statements;

Oversight of Financial Reporting and Disclosures

• Reviewed and recommended the company’s interim and annual financial statements and the disclosure contained in the related management’s discussion & analysis;

• Reviewed and recommended the 2016 annual report;

• Reviewed internal controls over financial reporting and disclosure controls and procedures with management;

Oversight of Finance and Regulatory Matters

• Received an overview of the company’s 2017-2018 insurance program;

• Received regulatory updates;

• Reviewed summary business expense reports and provided oversight in respect of the approval process of executive expenses;

Code of Business Conduct and Whistleblower Policy

• Conducted the annual review of the company’s code of business conduct and whistleblower policy;

• Received reports on activity under the whistleblower policy;

Enterprise Risk Management

• Reviewed the company’s Risk Management Framework;

• Reviewed and recommended the allocation of specific risk categories to the board and each of the committees; and

• Received reports relating to the company’s information technology (IT) systems, including cybersecurity and IT activities

42 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Governance Committee:

Jane Peverett (Chair)

 Ian Bourne                    Marcello (Marc) Caira

 Christie Clark                Kathryn Jackson*

 Frances Lankin             Philip S. Orsino

The committee met in camera without management at each of its meetings.

The committee reviewed its mandate and is satisfied that it carried out its duties and responsibilities.

*   As Ms. Kathryn Jackson is not standing for re-election at the company’s 2018 annual general meeting, she will no longer be a member of this committee following the meeting.

The governance committee must consist of at least three directors, all of whom must be independent. These individuals are charged with reviewing, overseeing and evaluating the corporate governance and nominating policies of Hydro One.

Under its mandate, the governance committee’s responsibilities include:

•  making recommendations on the company’s corporate governance framework, policies, guidelines and its approach to governance issues;

•  assessing, on an annual basis, the effectiveness of the board as a whole, each committee, the board and committee chairs, and each individual director and making recommendations to the board on such matters;

•  managing the process for nominating new directors to the board in accordance with the governance agreement, including recommending nominees to the board;

•  overseeing director succession planning;

•  overseeing director orientation and continuing education;

•  appointing and overseeing the company’s internal Ombudsman;

The governance committee is also responsible for recommendations on director compensation, reviewing the implementation of the company’s corporate social responsibility framework, overseeing public policy matters, and overseeing the sponsorship and donations program.

2017 Accomplishments and Highlights

•  Conducted the annual review of the committee’s mandate to ensure its adequacy;

•  Reviewed the results of the annual performance evaluation of the committee;

Corporate Governance

•  Reviewed the company’s corporate governance practices against best practices;

•  Received updates on best corporate governance practices and trends;

•  Received and reviewed a report on directors’ expenses;

Board Composition, Roles, Director Nominations and Board Evaluations

•  Oversaw the director nomination process under the governance agreement;

•  Assessed independence of non-executive directors;

•  Reviewed and revised the director skills matrix;

•  Amended the board diversity policy;

•  Conducted assessments of individual directors, the board, board committees, the board chair and committee chairs;

•  Implemented a review of committee chairs after a period four years;

•  Adopted and conducted management assessment of the board;

Director Compensation

•  Engaged Hugessen to conduct benchmarking analysis and director compensation practices;

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

CORPORATE GOVERNANCE

Governance Committee:

Compliance with Disclosure Requirements

• Reviewed the corporate governance disclosure in the 2017 management information circular;

Director Orientation and Continuing Education

• Reviewed and enhanced the director education program;

Corporate Social Responsibility

• Received updates on corporate social responsibility;

Public Policy

• Provided oversight of the Ombudsman’s office including the Ombudsman search process, budget, and key performance indicators;

• Received quarterly reports from the Hydro One Ombudsman;

• Reviewed and recommended the Ombudsman’s 2016 Annual Report;

• Reviewed Ombudsman’s systemic report on management of customer complaints;

• Received the Ombudsman’s 2016 report on complaints and statistics;

• Received updates on the company’s community investment strategy; and

• Received reports on external and government relations.

44 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Health, Safety, Environment and Indigenous Peoples Committee:

Margaret (Marianne)

Harris (Chair)

 George Cooke               James Hinds

 Kathryn Jackson*          Roberta Jamieson

 Gale Rubenstein

The committee met in camera without management at each of its meetings.

The committee reviewed its mandate and is satisfied that it carried out its duties and responsibilities.

*   As Ms. Kathryn Jackson is not standing for re-election at the company’s 2018 annual general meeting, she will no longer be a member of this committee following the meeting.

The health, safety, environment and Indigenous Peoples committee must consist of at least three directors, all of whom must be independent.

Under its mandate, the health, safety, environment and Indigenous Peoples committee’s responsibilities include:

•  overseeing effective occupational health and safety and environmental policies and programs at Hydro One;

•  overseeing Hydro One’s relationship with Indigenous Peoples communities and the company’s implementation of the Indigenous Peoples relations policy;

•  reviewing Hydro One’s preparedness for crisis response with respect to health, safety and environmental matters;

•  reviewing the health, safety and environment performance update and monitoring the recordable injury frequency rate;

The health, safety, environment and Indigenous Peoples committee is also responsible for reviewing management’s occupational health and safety training and education programs to build a safety first approach throughout the company, reviewing reports of actual health, safety and environment events and management’s response, discussing the company’s environmental objectives and reviewing the internal auditor’s audit plans for auditing controls and procedures for health, safety and environmental risks.

2017 Accomplishments and Highlights

•  Conducted the annual review of the committee’s mandate to ensure its adequacy; revised the mandate to include Climate Change;

•  Reviewed the results of the annual performance evaluation of the committee;

Relationship with Indigenous Peoples

•  Received reports on Indigenous Peoples relations;

•  Reviewed the Indigenous Peoples policy and framework;

Health & Safety, Environment and Public Safety

•  Reviewed and approved the company’s health and safety, environmental, workplace violence and harassment and public safety policies;

•  Received the 2016 health, safety and environment performance results;

•  Received quarterly health, safety and environment performance results;

•  Reviewed significant event reports on health, safety and environment incidents, including those involving the public;

•  Reviewed reports on the company’s health, safety and environment programs, emerging issues and regulation updates;

•  Reviewed the 2017 health, safety and environmental objectives, initiatives and benchmarks;

Internal Audit

•  Reviewed the internal audit health, safety and environment audit reports; and

•  Reviewed the 2017 and 2018 health, safety and environment audit plans.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

CORPORATE GOVERNANCE

Human Resources Committee:

Ian Bourne (Chair)

 Charles Brindamour      Marcello (Marc) Caira

 Christie Clark                 Margaret (Marianne) Harris

 Jane Peverett              Gale Rubenstein

The committee met in camera without management present at each of its meetings.

The committee reviewed its mandate and is satisfied that it carried out its duties and responsibilities.

The human resources committee must consist of at least three directors, all of whom must be independent.

Under its mandate, the human resources committee’s responsibilities include:

•  reviewing the compensation, attraction and retention of key senior management;

•  reviewing and recommending to the board compensation payable, including appropriate performance incentives, to the President and CEO;

•  reviewing and approving compensation payable, including appropriate performance incentives, to the direct reports to the President and CEO who are members of the executive leadership team;

•  reviewing the administration of employee compensation and incentive plans and programs and the company’s pension plans;

•  implementing executive share ownership guidelines, the hedging prohibitions and the compensation recoupment policy;

•  annually reviewing and recommending succession plans for the President and CEO and the direct reports to the President and CEO who are members of the executive leadership team, and contingency preparedness plans;

•  monitoring, reviewing and recommending the company’s labour relations strategy and collective bargaining mandates and agreements;

The human resources committee’s responsibilities also include ensuring that the company’s compensation programs are aligned with the company’s strategic plans and risk profile, retaining appropriate compensation consultants and reviewing the company’s succession planning and talent management processes for all non-union employees, assessing the integrity of the President and CEO and designated employees, and reviewing the company’s workplace diversity and inclusion plans and the results of employees’ engagement evaluations.

2017 Accomplishments and Highlights

•  Conducted the annual review of the committee’s mandate to ensure its adequacy;

•  Reviewed the results of the annual performance evaluation of the committee;

Executive Compensation

•  Engaged Hugessen and reviewed their 2017 annual work plan;

•  Approved the executive compensation comparator group;

•  Recommended the 2017 performance measures for the performance share units;

•  Recommended the 2016 STIP awards for the President and CEO;

•  Approved the 2016 STIP awards for the direct reports to the President and CEO who are members of the executive leadership team;

•  Approved the 2017 base pay adjustments for the direct reports to the President and CEO who are members of the executive leadership team;

•  Recommended the 2017 individual scorecard and compensation for the President and CEO;

•  Approved the 2017 individual scorecards for the direct reports to the President and CEO who are members of the executive leadership team;

•  Recommended the 2017 LTIP awards for the President and CEO, the direct reports to the President and CEO who are members of the executive leadership team;

•  Reviewed the 2018 LTIP performance measures and the 2018 individual scorecards for the President and CEO and the direct reports to the President and CEO who are members of the executive leadership team;

•  Reviewed and recommended revised the LTIP design for 2018;

46 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Human Resources Committee
Compensation Policies

• Received reports on 2017 trends in executive compensation, governance and shareholder engagement and regulatory matters;

• Reviewed the 2018 company scorecard;

• Recommended the 2017 STIP fund for non-executives;

• Recommended the 2017 base pay for management and non-union staff;

• Reviewed the executive share ownership guidelines;

Pension Plans

• Received reports relating to the pension plans and pension division activities;

• Approved the management pension committee terms of reference;

• Approved amendments to the defined benefit pension plan as required;

• Approved the defined benefit pension plan’s statement of investment policies and procedures;

• Reviewed the defined benefit pension plan’s pension and investment strategy;

• Approved the Hydro One defined benefit pension plan and defined contribution pension plan audited financial statements for the year ended December 31, 2016;

Compensation Risks

• Received a report regarding compensation risk assessment;

Succession Planning and Talent Development

• Reviewed the succession planning process and status of succession plans for the President and CEO and his direct reports;

• Reviewed organizational structure and talent strategy and plans for high potential employees;

Compliance with Disclosure Requirements

• Reviewed the annual disclosure of the company’s executive compensation discussion and analysis included in the 2017 management information circular;

Culture and Integrity

• Reviewed and discussed diversity at the executive level; and

Labour Relations

• Received quarterly updates on the company’s labour relations and strategy.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

Executive Compensation

Table of Contents

Section	Summary	See Pages

I. Letter to Shareholders	Letter from the chair of the human resources committee	50

II. Compensation Discussion and Analysis	Sets out information regarding the company’s compensation governance framework, philosophy, practices, policies and plans	52

A. Compensation Philosophy and Practices		52

i. Compensation Philosophy and Guiding Principles	• Describes Hydro One’s compensation philosophy and sets out the key principles that inform this philosophy	52

ii. Compensation Practices at a Glance	• Highlights what Hydro One does and does not do in respect of compensation	53

B. Compensation Governance		54

i. Governance Framework	• Describes the human resources committee and the experience, role and mandate of its members	54

	• Identifies and describes the work of our compensation advisors

ii. Compensation Risk Management	• Summarizes the key elements of the executive compensation program which discourage excessive risk-taking by executives	55

iii.Say on Pay	• Outlines how the advisory say on pay vote at the annual meeting will be used	56

C. Approach to Executive Compensation		56

i. Decision-Making Process to Determine Compensation	• Provides an overview of the process Hydro One undertakes to determine executive compensation	56

ii. Named Executive Officers (NEOs)	• Identifies the NEOs whose compensation is disclosed in the compensation discussion and analysis	58

iii.Hydro One’s Approach to Compensation	• Outlines Hydro One’s compensation structure, programs and key elements of compensation	58

D. 2017 Performance Based Compensation Determination		64

i. 2017 Corporate Performance	• Outlines our 2017 performance-based award determinations that affect our named executives officers, including the companies balanced scorecard and results	64

ii. Share Performance	• Illustrates the company’s cumulative total and relative shareholder return for the period during which it has been a public company and discusses how it compares to the trend in executive compensation	67

iii. Compensation Cost	• Outlines the cost of our compensation programs compared to our net income and the dilutive impact of our equity-based compensation arrangements	68

48 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Section	Summary	See Pages
E. NEOs Biographies and Compensation Profiles		70

i. NEOs 2017 Compensation Profiles	• Provides each NEO’s compensation profiles including their biographies, their 2017 compensation and their performance description	70

ii. Summary Compensation Table	• Contains the summary compensation table setting out the compensation earned by our NEOs	82

iii. Incentive Plan Awards	• Contains details of the incentive plan awards - Value Vested or Earned during 2017	84

F. Retirement Benefits		84

i. Defined Contribution Pension Plan	• Describes the defined contribution pension plan and provides pension disclosure for our NEOs	84

ii. Defined Benefit Registered Pension Plan	• Describes the defined benefit registered pension plan	86

iii.DBPP Supplementary Pension Plan Benefits	• Describes the supplementary pension plan benefits	86

G. Termination and Change of Control	• Provides a summary of termination and change of control provisions applicable to our named executive officers	87

H. Appendices	• Contains information about the securities authorized for issue and the equity compensation plans	90

i. Securities Authorized for Issue under Equity Compensation Plans	• Provides details on securities authorized for issue on the equity compensation plans	90

ii. Long Term Incentive Plan	• Summarizes the key terms and conditions of the Hydro One long term incentive plan (LTIP or the long term incentive plan) for employees	91

iii. Share Grant Plans	• Provides details on the share grant plans for certain union represented employees	95

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

I – Letter to Shareholders

Dear fellow shareholders,

On behalf of Hydro One’s human resources committee (the committee) and the board of directors, I am pleased to provide you with an overview of the key aspects of our executive compensation program and practices for 2017, as well as highlights of the committee’s activities.

Executive Compensation Program Overview

The company’s executive compensation program is designed to reinforce our pay for performance philosophy and align our executives’ interests with those of Hydro One’s shareholders and other stakeholders. While we continue to provide market competitive total compensation opportunities that enable us to attract, retain, motivate and reward highly qualified executives, our focus is to ensure that our executives’ actual compensation is reflective of their contribution to Hydro One’s financial performance and overall success.

The key components of the company’s compensation program remain largely unchanged from last year:

•	Base salary: Salary ranges based on peer comparator groups with individual base salary reflecting merit and potential.

•	Short Term Incentive Plan (STIP): The STIP rewards the achievement of annual company and individual performance goals. The STIP opportunity is expressed as a percentage of base salary and payouts may range from 0% to 200% of target based on performance. Both the STIP opportunity and the weighting of company and individual goals are based on job category and are aligned with the relevant peer groups. STIP awards are subject to clawback under certain conditions.

•	Long Term Incentive Plan (LTIP): The LTIP rewards long term value creation and encourages employee retention. The LTIP grants vest at the end of a pre-determined period (time vesting in the form of restricted share units or RSUs) and a portion of each grant is subject to specific performance measures (performance vesting in the form of performance share units or PSUs). At the time of grant, LTIP values are expressed as a percentage of base salary. The 2017 LTIP grants increased the weighting of PSUs to 60% from 50%; thereby, further increasing the performance focus of the incentive plans. Executives are required to retain shares in accordance with share ownership guidelines. LTIP awards are subject to clawback under certain conditions.

•	Pension Plans: A defined contribution pension plan (DCPP), consistent with peer company comparators, for new externally hired management and non-union employees. Management and non-union employees who were participants in the existing defined benefit pension plan (DBPP) prior to the 2016 introduction of the DCPP continue to be members of the DBPP. All of the named executive officers discussed in the circular participate in the DCPP.

2017 Highlights

The company delivered solid financial results for 2017 and achieved a number of important strategic objectives.

As part of its growth strategy, in July 2017, Hydro One entered into a merger agreement to acquire 100% of the shares of Avista Corporation (Avista), a market leading, highly regarded, fully regulated transmission, distribution and generation utility headquartered in Spokane, Washington. In November 2017, the acquisition was approved by the shareholders of Avista, with approximately 79% of the outstanding shares of common stock entitled to vote on the proposal voting 98% in favour of the merger. A number of regulatory approvals are required before the transaction can be completed.

2017 also saw Hydro One successfully delivering on its work programs, achieving approximately $89.5 Million in productivity savings and making measurable strides in becoming advocates for our customers and improving customer satisfaction.

At the committee’s recommendation, the board applied discretion in determining the final corporate scorecard result of 128.9% for the 2017 STIP. Specifically, the board agreed with management’s decision to reduce the health and safety achievement to zero given the tragic loss of four members of the Hydro One team in late 2017. In addition, one-time costs related to the acquisition of Avista were excluded from the 2017 net income result as management will be held accountable for delivering the net income expected from the acquisition in future years. These corporate scorecard results and specific achievements of the named executive officers (NEOs) are detailed in the compensation discussion and analysis (CD&A) that follows.

With respect to the NEOs’ total direct compensation, the committee revisited the compensation peer group for the President and CEO and Chief Financial Officer and the board approved an increase in their target total direct compensation to reflect performance since the initial public offering. Mr. Schmidt’s actual total direct compensation for 2017 was approximately 108% of the blended target. This outcome reflects the strong results as measured by the corporate and individual scorecards, as well as Mr. Schmidt’s leadership of Hydro One’s transformation over the past year. Further details are contained in the 2017 compensation profiles.

The committee also undertook a detailed review of the long-term incentive awards for the NEOs in light of the board’s approval of the strategic roadmap in early 2017. Consistent with this long-term strategy, the board approved the inclusion of stock options as a component of the 2018 long-term incentive awards for the President and CEO and his executive vice president level direct reports given that stock options offer a longer term view than other equity instruments.

50 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

In addition to the 2017 accomplishments highlighted above, the company also made significant progress on the following important priorities:

Talent Management – One of the key responsibilities of the committee is to ensure that we have a robust talent pipeline, particularly for our leadership roles. In 2017, the committee oversaw further implementation of the company’s talent management program, including the development of comprehensive succession and development plans. Managing the turnover of senior leaders as we continue our transformation from a government held entity to a publicly listed company is an important area of focus for the committee.

Labour Relations – The committee regularly engaged in discussions with management on labour strategy and collective bargaining to ensure that risks are being managed appropriately.

Diversity and Inclusion – We are deeply committed to diversity and inclusion. In 2017, we continued to dedicate significant resources and attention to improving the diversity of our workforce. While we continued to meet our diversity policy target of 40% female directors, Hydro One reached an important milestone of one-third women in senior leadership roles, hiring over 50% women into open executive roles during 2017. We are proud to support programs such as the Women in Trades, Technology and Engineering Network that encourage young women to enter the workforce in non-traditional roles. Hydro One has also partnered with Men Advocating for Real Change (MARC) Leaders. MARC is aimed at promoting workplace inclusion and advocating for women’s rights in areas of empowerment, accountability, courage and humility with the goal of creating real change. We will continue to focus on broadening the company’s activities beyond gender diversity.

2018 Priorities

The management team has been augmented with the addition of Mr. Paul Dobson as Chief Financial Officer and Mr. Patrick Meneley as EVP and Chief Corporate Development Officer in early 2018. Having filled these critical leadership roles, talent management will remain a priority on the committee’s agenda with a focus on succession planning and accelerating the development of high potential employees.

While the organization has made considerable strides towards its diversity and inclusion objectives, we will continue to actively monitor initiatives that further broaden and progress Hydro One’s commitment in this regard. The committee will also continue to oversee the advancement of the company’s labour relations strategy and bargaining mandates, as well as pension plan performance.

With the anticipated close of Avista in the second half of 2018, the committee will be reviewing executive compensation including compensation peer groups and performance measures that recognize Hydro One’s increased size and expansion into the United States (U.S.). We will also oversee the inclusion of U.S. employees into Hydro One’s long-term incentive program. We will continue to monitor the overall effectiveness of the company’s compensation programs and practices to ensure they remain aligned with Hydro One’s strategic roadmap and stakeholder interests.

Thank you for taking the time to read the following detailed CD&A. We trust it provides you with clear and relevant information that allows you to understand and evaluate our executive compensation program and practices and to cast an informed ‘say on pay’ vote at the upcoming annual meeting of shareholders. We welcome any comments or questions you may have, and invite you to submit them by email c/o the Corporate Secretary at CorporateSecretary@HydroOne.com.

Sincerely,

Ian Bourne

Chair of the Human Resources Committee

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

II – Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) provides information regarding the company’s compensation philosophy, as well as its compensation practices, policies and plans. This CD&A pertains to Hydro One and its subsidiaries, including Hydro One Inc. Unless the context otherwise requires, references in the CD&A to the company and Hydro One refer to Hydro One and its subsidiaries and references to executive(s) refer to employees of the company who hold a vice president role and above and this includes the named executive officers (see “Named Executive Officers” – page 58).

A. Compensation Philosophy and Practices:

i. Compensation Philosophy and Guiding Principles

Hydro One’s executive compensation program seeks to provide total compensation opportunities that are market competitive and attract, retain, motivate and reward highly qualified executives with the calibre of talent and skills necessary to deliver on its corporate strategy, grow its business and increase shareholder value. We are focused on becoming a more competitive and commercially-oriented company with increased accountability for our outcomes and a greater linkage between our compensation programs, employee performance, productivity and efficiencies. Our compensation strategy is guided by the following principles which are reflected in the compensation arrangements for our named executive officers.

Principle	Objective
Performance-oriented

To provide pay-for-performance and align performance objectives to strategy and core values over the short and long term horizon to reinforce our strategic business objectives and a performance-oriented culture.

Long term focus	To reward sustainable growth that supports long term value creation for shareholders and customers.

Market competitive	To attract and retain high performing employees with compensation targeted at or around the market median, but with pay outcomes that can pay above or below the median depending on performance.

Individual accountability	To foster a culture of individual ownership and accountability.

Balanced approach to risk	To support an appropriate level of risk-taking that balances short and long term company objectives.

Shared responsibility	To require employees to share responsibility for compensation risks and responsibilities.

Simple and integrated	To provide programs that are simple to understand and administer and will communicate the integrated value of monetary and non-monetary rewards.

52 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

ii. Compensation Practices at a Glance

The table below highlights executive compensation practices we have implemented to drive performance and achieve shareholder value.

✓	WHAT HYDRO ONE DOES	WHAT HYDRO ONE DOES NOT DO

✓	Pay for performance – aligns pay with both corporate and individual performance and uses several performance measures to avoid undue focus on any particular measure (see pages 52 and 62)	Does not allow executives to hedge their holdings of common shares, PSUs or RSUs as it would undermine alignment with shareholder interests
No loans to executives
✓

Align pay to shareholder returns – a significant portion of total compensation is delivered in equity awards, principally in performance share units (PSUs) and restricted share units (RSUs) (see page 63)

   No reloading of options or evergreen option plan limits

   No repricing of stock options

   No option-based awards have been granted to date;

    however, on December 8, 2017, the board approved the awarding of option-based awards to eligible employees commencing in 2018

✓	Pay at risk – 81% of the 2017 target total direct compensation for the President and CEO is at-risk pay – variable, contingent and not guaranteed (see page 70)
✓	Share ownership – requires all of our executives to own a significant number of shares in Hydro One (see page 55)
✓	Performance based vesting – PSUs vest at the end of three years based on results relative to corporate performance measures (see page 63)
✓	Benchmarking – executive compensation benchmarked against a size and industry appropriate comparator group and targeted at or around the market median (see pages 58 to 60)
✓	Caps on incentive payouts – short term incentive plan payouts are capped at a maximum of 200% of target. PSUs performance multipliers are also capped at 200% of target (see pages 62 and 63)
✓	Clawbacks – recoupment policy applies to all executives with respect to their incentive compensation – updated in early 2017 to include wrongdoing/misconduct (see page 55)

✓	Board discretion – board retains discretion as it deems necessary to address exceptional circumstances not contemplated by the performance measures

✓	Time periods – incentive plans cover a range of time periods to balance short term objectives and longer term performance measurement (see pages 62 and 63)

✓	Anti-hedging – directors, executives and other employees are prohibited from hedging their shares or equity-based compensation (see page 56)

✓	Independent advice – the human resources committee may receive compensation advice from an independent advisor (see page 54)

✓	Fixed number limits on equity plans involving share issuances (see page 95)

✓	Executive perquisites are an immaterial part of total compensation (see page 82)

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

B. Compensation Governance:

i. Governance Framework

Hydro One’s management team, the human resources committee and our compensation advisors all play a key role in determining executive compensation for the company’s directors and executives and in managing compensation risk on behalf of the board.

Human Resources Committee

The human resources committee is responsible for assisting the board in fulfilling its oversight responsibilities relating to the attraction and retention of key senior management (see “Corporate Governance –Committee Reports – Human Resources Committee”). Current members of the human resources committee are:

•	Mr. Ian Bourne, Chair

•	Mr. Charles Brindamour

•	Mr. Marcello (Marc) Caira

•	Mr. Christie Clark

•	Ms. Margaret (Marianne) Harris

•	Ms. Jane Peverett

•	Ms. Gale Rubenstein

All of our human resources committee members have gained the following relevant experience in human resources and compensation by serving as an executive officer (or equivalent) of a major organization and/or through prior service on the compensation committee of a stock exchange listed company or otherwise:

•	human resources experience [experience with benefit, pension and compensation programs (in particular, executive compensation)];
•	Risk management experience (knowledge and experience with internal risk controls, risk assessments and reporting as it pertains to executive compensation); and

•	executive leadership experience (experience as a senior executive/officer of a public company or major organization).

Please refer to the biographies of our human resources committee members described starting on page 10 of the circular and details of their additional invaluable skills and experience described on page 37 of the circular.

Compensation Advisors

The committee engaged a compensation advisor, Hugessen Consulting Inc., during 2017 to assist it in carrying out its mandate. All decisions and actions taken by the human resources committee and the board have been based on numerous factors and considerations which may, but do not necessarily, reflect the information or advice provided by the advisor.

Hugessen Consulting Inc.

Beginning in 2015, the human resources committee retained Hugessen Consulting Inc. (Hugessen) as compensation advisors independent of management. Hugessen is an independent consulting firm that provides advice to boards and compensation committees on executive compensation. In 2016 and 2017, Hugessen was retained to provide advice on the competitiveness and effectiveness of Hydro One’s compensation programs, including a review of the overall long-term incentive plan structure, and to provide updates to the human resources committee on executive compensation best practices and evolving governance trends in both Canada and the United States.

Hugessen’s fees (including taxes) incurred during 2017 and 2016 regarding services provided to the committee are as follows:

Year	Executive Compensation Related Fees		All other Fees
Year ended December 31, 2017	$ 188,174	(1)	$0
Year ended December 31, 2016	$ 104,029		$0
Note:

[1]	Hugessen was also retained by the chair of the governance committee to conduct a compensation benchmarking review for non-executive directors of Hydro One using the same peer group used for executive compensation benchmarking as described on page 59. Fees related to this work are included in this figure.

54 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Willis Towers Watson

In both 2016 and 2017, management engaged Willis Towers Watson to provide information requested by the committee. This included reviewing a risk assessment of its executive compensation program in the context of the Canadian Securities Administrators’ (CSA) disclosure rules, reviewing the peer groups that are used for benchmarking compensation, conducting a continuing education session on long-term incentives, and providing a benchmarking analysis of compensation for executives (including the NEOs).

Willis Towers Watson’s fees (including taxes) incurred during 2017 and 2016 for the services noted above are as follows:

Year	Executive Compensation Related Fees
Year ended December 31, 2017	$71,642
Year ended December 31, 2016	$20,340

ii. Compensation Risk Management

Hydro One’s compensation program is structured to provide an appropriate balance of risk and reward consistent with the company’s risk profile and to ensure that compensation practices do not encourage excessive risk-taking by executives. Such risk mitigation practices include the following:

Pay Mix	The variable component of Hydro One’s compensation program (which includes both short term and long term incentives) represents a sufficient percentage of “at-risk” compensation to motivate executives and other employees of the company to focus on both short term and long term results and performance criteria.

All elements of compensation, together, ensure a balance in the mix of fixed and variable compensation, short term and long term incentives, cash versus equity, and performance-based versus time-based awards.

Capped Payouts	The maximum amount an executive can receive under the short term incentive plan is capped at 200% of target. Performance share units (PSUs) are also capped at 200% of target.

Effective Design of Long Term Incentive Mix	Long term incentives (currently PSUs and restricted share units (RSUs)) will vest over a specific vesting period, with both PSUs and RSUs vesting at the end of the period (with a three-year performance term for PSUs).

A combination of time-vesting and performance-vesting long term incentives and varied performance measures provide a balanced approach to driving performance, avoid undue risk-taking and align management with long term shareholder interests.

Clawbacks	Executives may be required to forfeit outstanding incentive awards and repay incentive compensation that have already been paid if, among other things, there is wrongdoing, misconduct, a material misstatement of Hydro One’s financial results, an error in any financial or operating measure used to determine incentive compensation amounts, or as may be required by applicable laws, stock exchange rules or other regulatory requirements. This applies to cash bonuses, the value of options, PSUs, RSUs and other equity-based compensation awards, whether vested or unvested, including those which have been paid or settled.

Share Ownership Requirements	To better align the interests of the company’s executives with the interests of Hydro One’s shareholders, the company has put in place share ownership guidelines based on the level of the position. Under these guidelines, the company’s executives are subject to share ownership requirements which can be met through direct or beneficial ownership of the company’s common shares, management deferred share units (management DSUs) and/or time-vested RSUs granted under the long term incentive plan. Individuals have until the later of five years from: (a) the closing date of the initial public offering of Hydro One’s shares in November 2015; and (b) the date they first became subject to these requirements to satisfy the share ownership requirements. Employees who were subject to these requirements and are promoted or appointed into a position that is subject to a higher share ownership requirement have three years from the date of their promotion or appointment to meet the higher minimum requirement. The executives must maintain such ownership post-retirement for 24 months (in the case of our President and CEO and CFO) or 12 months (in the case of other executives).

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

The share ownership requirements as a multiple of annual base salary are set forth below:

Position
	President and Chief Executive Officer (CEO)	5x
	Direct Reports to the President and CEO – Executive Vice Presidents or equivalent	3x
	Direct reports to the President and CEO – Senior Vice President Level or equivalent	2x
	Other Executives – Senior Vice President Level or equivalent, and Vice President Level or equivalent	1x

Anti-hedging	Directors, executives and other employees are prohibited from purchasing financial instruments that are designed to hedge, offset or otherwise reduce or limit their economic risk, including with respect to a decrease in market value of equity securities of the company granted as compensation or held, directly or indirectly, by such individuals, or otherwise undermining their alignment with shareholder interests. Prohibited transactions include hedging strategies, equity monetization transactions, transactions using short sales, put options, call options, exchange contracts, derivatives and other types of financial instruments (including, but not limited to, prepaid variable forward contracts, equity swaps, collars and exchange funds), and the pledging of or granting of any other security interest in equity securities of the company as security for any loan where recourse is limited to the pledged security.

Trading Restrictions	Executives are prohibited from trading Hydro One securities during our trading blackout period.

Use of Discretion

The human resources committee and/or the board can exercise discretion when making compensation decisions to address exceptional circumstances not contemplated within the compensation plan design or performance measures.

iii. Say on Pay

Hydro One strives to compensate its executives in a manner that is fair, competitive and linked to performance. The company endeavours to provide executive compensation disclosure which satisfies all legal requirements, is aligned with best practices and is complete, clear and understandable. This is done in order to assist shareholders in forming a reasoned judgment about compensation practices at Hydro One.

The board believes in shareholder engagement and offers shareholders the opportunity to make their views on the company’s approach to executive compensation known to the company. As such, Hydro One has adopted an annual say on pay advisory vote on executive compensation as part of its stakeholder engagement policy. The directors of the corporation remain responsible for overseeing the company’s executive compensation practices and are not relieved of these responsibilities by a positive advisory vote by shareholders.

At our annual meeting of shareholders held on May 4, 2017, 489,688,822 (or approximately 99.76%) of the votes cast approved our overall approach to executive compensation.

C. Approach to Executive Compensation:

i. Decision-Making Process to Determine Compensation

Hydro One’s compensation decision-making process involves management, the human resources committee, advice from third-party advisors, and the board for final approval. Outlined below is a general overview of the process that the company follows in determining compensation.

• Management recommends program design.

• The human resources committee reviews and recommends the program and performance measures to the board for review and approval to ensure compensation is arrived at on a corporate-wide basis.

•  The human resources committee approves the compensation payable to the President and CEO’s direct reports who hold an executive vice president level position (including the named executive officers).

• Board approves the compensation payable to the President and CEO after receiving the human resources committee’s recommendation.

56 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

1. Design of the compensation program

Management designs the Hydro One compensation program.

Management presents its recommended compensation program to the human resources committee, which reviews the recommendations (with its independent advisor), and then the human resources committee provides its recommendations to the board for approval.

Hydro One has successfully transitioned to a compensation program with significant variable “at risk” compensation including a stronger performance-based short term incentive plan component and a long term incentive plan component aligned with being a publicly traded organization. In 2017, the committee undertook a detailed review of the long-term incentive plan having regard to the company’s long term strategy and it approved the inclusion of stock options for certain executives for the grants to be made under the LTIP in 2018. The human resources committee continues to monitor the compensation program to ensure it is achieving its intended results and may refine the program over time to ensure it continues to be aligned with the company’s strategy and long term objectives.

Further details regarding the company’s short term incentive and long term incentive plans are provided on pages 61 and 63.

2. Choice of performance measures and annual targets

Management suggests objectives for the company and prepares corporate performance measures with their respective weightings for the incentive plans.

The human resources committee reviews the corporate performance measures and related weightings proposed by management for the short term incentive plan and the long term incentive plan and may accept them or suggest modifications. Once the human resources committee has completed its review, it recommends the corporate performance measures and related weightings to the board for approval.

At the beginning of each year, the President and CEO reviews and sets the annual individual objectives and performance measures designed to support the company’s strategy and which will be used to assess the individual performance of each of the President and CEO’s direct reports who hold an executive vice president level position (including the named executive officers) for purposes of the STIP.

The human resources committee then reviews and approves the individual annual objectives and performance measures, with adjustments as appropriate.

Similarly, at the beginning of the year, the human resources committee reviews and considers the President and CEO’s annual individual objectives and performance measures, may amend them, and then recommends them to the board for approval.

3. Set targets for executive compensation

With assistance from its independent advisor, the human resources committee develops and recommends target compensation and variable pay for the direct reports of the President and CEO who hold executive vice president level positions, including the named executive officers identified on page 58, after reviewing the results of its benchmarking analysis (see page 60 for information about our benchmarking analysis and compensation peer groups). For other executives, management develops and recommends target compensation and variable pay after reviewing compensation for similar roles and responsibilities within the comparator peer group. The peer group used for benchmarking compensation is reviewed annually by the human resources committee.

4. Assess company performance

Early in the first quarter of every year, management assesses company performance against the corporate performance measures approved by the board and presents its findings to the human resources committee. Management then makes recommendations on the results to the human resources committee.

The human resources committee reviews management’s recommendations, together with input from its independent advisor, considers whether adjustments are necessary or appropriate to reflect events occurring during the performance period that affect the applicable performance objective and recommends to the board for approval the degree to which corporate performance measures for the incentive plans were met.

The board reviews the recommendations of the human resources committee and approves the company performance results for compensation purposes.

5. Assess individual performance

In reviewing the performance and compensation of his direct reports who hold an executive vice president level position (including the named executive officers), the President and CEO:

•	assesses their performance against their annual objectives; and

•	recommends to the human resources committee their salary, short term incentive awards and long term incentive awards, taking into account past performance, previous awards, future potential and market position.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

The human resources committee completes an in-depth assessment of the President and CEO’s individual performance in leading the company towards its corporate goals and executing against Hydro One’s long term strategy, including:

•	overall company performance;

•	implementation of the President and CEO’s strategies to increase shareholder value; and

•	achievement of the President and CEO’s annual objectives.

6. Award compensation

The human resources committee reviews, finalizes and approves the compensation, including base salary and incentive awards of the President and CEO’s direct reports who hold an executive vice president level position (including the named executive officers).

The President and CEO is not involved in determining his own compensation. The human resources committee reviews the President and CEO’s self-assessment (and consults with its independent advisor) before considering his compensation.

The human resources committee’s independent advisor, if required, may provide an analysis for the human resources committee to review when making its decisions about President and CEO compensation.

Following such review, the human resources committee recommends the compensation of the President and CEO to the board for approval.

ii. Named Executive Officers

For purposes of compensation disclosure, this CD&A discloses information about the President and CEO, the former CFO, an individual acting in the capacity of the CFO and the three other most highly compensated executive officers who provided services to the company and its subsidiaries during 2017 (collectively, the named executive officers or NEOs). The NEOs for 2017 are as follows:

Name	Title	Summary of Information

Mayo Schmidt	President and Chief Executive Officer	See Pages 72 and 73

Michael Vels	Former Chief Financial Officer	See Pages 74 and 75

Chris Lopez(1)	SVP, Finance (Acting in the capacity of Chief Financial Officer)	See Pages 76 and 77

Gregory Kiraly	Chief Operating Officer	See Pages 78 and 79

Ferio Pugliese	EVP, Customer Care and Corporate Affairs	See Pages 80 and 81

James Scarlett	EVP and Chief Legal Officer	See Pages 82 and 83

Note:

[1]	Mr. Lopez has acted in the capacity of Chief Financial Officer following Mr. Vels’ resignation on May 19, 2017 until Mr. Paul Dobson became Chief Financial Officer on March 1, 2018.

This CD&A pertains to Hydro One and its subsidiaries, including Hydro One Inc.

iii. Hydro One’s Approach to Compensation

The following section discusses the compensation structure, programs and significant elements of compensation for the company’s NEOs.

1. Benchmarking and Pay Positioning for Named Executive Officers

The target total direct compensation for 2017 for all executives, including the NEOs, was set by the board, taking a range of factors into account, including its stated compensation philosophy to be at or around the median of the relevant peer group as well as comparing executives’ compensation relative to each other. Actual compensation takes into consideration each individual’s performance as well as skills and experience as benchmarked through an extensive executive search process. Each role requires a high level of skill and proven experience with large, complex publicly traded enterprises, either as an executive with, or an advisor to, such enterprises. For details on the NEOs’ 2017 target total direct compensation and actual compensation, see their individual compensation profiles starting on page 70.

The company’s compensation philosophy is to provide total compensation opportunities that are competitive in the context of relevant peer groups for various management levels.

58 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Prior to the initial public offering, the company identified a primary reference group consisting of the four largest utilities listed on the TSX plus four other TSX listed companies within the broader energy industry of comparable size and scope of operations to Hydro One. These eight companies are listed in the following table:

Utility and Broader Energy Industry Compensation Peer Group

Utility Peers	Broader Energy Peers

AltaGas Ltd.	ATCO Ltd.

Emera Incorporated	Inter Pipeline Ltd.

Fortis Inc.	Keyera Corp.

Pembina Pipeline Corporation	TransAlta Corporation

This utility and broader energy industry compensation peer group was used to determine the target total direct compensation for the

President and CEO and Chief Financial Officer at the time of their hire in 2015 and for 2016.

For purposes of determining the 2017 compensation for Hydro One’s named executive officers, the company used a primary reference group consisting of the following 19 Canadian-based entities, reporting in the heavy industrial sector, with a large unionized workforce, a pay-for-performance culture, and many engineering/technologist job positions. This executive compensation peer group reflects the broader range of companies with which Hydro One competes for talent and was originally adopted in 2016 for the NEOs, other than the President and CEO and Chief Financial Officer. Having completed two strong fiscal years since the IPO and given the status of our transformation, in 2017, the company extended the use of this broader compensation peer group to the President and CEO and Chief Financial Officer positions.

Primary Compensation Reference Peer Group

Core Utility Peers	Other – Asset Intensive Companies

AltaGas Ltd.	Agrium Inc. (now known as Nutrien Ltd.)

ATCO Ltd.	Air Canada

Emera Incorporated	Canadian National Railway Company

Fortis Inc.	Canadian Pacific Railway Ltd.

Inter Pipeline Ltd.	Canadian Tire Corporation, Limited

Keyera Corp.	CGI Group Inc.

Pembina Pipeline Corporation	National Bank of Canada

TransAlta Corporation	Rogers Communications Inc.

TransCanada Corporation	SNC Lavalin Group Inc.

Telus Corporation

In selecting this compensation peer group, the company considered scoping criteria that are reflective of the size, scale and complexity of Hydro One’s businesses, including revenues, assets, market capitalization and enterprise value. Companies were selected generally based on a range of approximately 0.5x to

2.0x Hydro One’s positioning on the criteria set out in the chart on the next page at the time of selection.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

$MM, CAD

Notes:

[1]	As at December 31, 2017. “Market Capitalization” is calculated based on the number of common shares outstanding multiplied by the closing share price and “Total Enterprise Value” is calculated based on Market Capitalization, plus net debt.
[2]	The Market Capitalization of Hydro One was approximately $13 Billion and its Total Enterprise Value was approximately $25 Billion as at December 31, 2017.
[3]	The last 12 months’ total assets and total revenues are calculated as at December 31, 2017.
[4]	Information in this chart was prepared by Willis Towers Watson using data from S&P Capital IQ.

2. Components of Compensation

Hydro One’s compensation structure includes base salary, an annual short term incentive, a long term incentive and benefits.

The table below describes the components of compensation for the named executive officers:

Component	Form	Objectives

Base Salary	Cash	• Attract and retain highly qualified and experience executives.
• Provide a predictable and steady income.
Annual base salaries are based on job function, individual performance and experience and market competitiveness

Pension	DCPP for the NEOs and new hires(1)	• Provide market-competitive, sustainable retirement arrangements to attract and retain talent.

Benefits	Group health, life and disability benefits	• The NEOs participate in benefit programs and flexible benefits plans available to all employees.

60 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Short Term Incentive	Cash – executives can choose to receive some or all in the form of deferred share units (management DSUs) available under the management deferred share unit plan	• Motivate and reward achievement of annual business and financial performance objectives. • Align individual performance and rewards with corporate objectives.
Long Term Incentive	PSUs and RSUs	• Motivate and align executives with long term strategy and shareholders’ interests.
	Award is made as a percentage of base salary	• Encourage sustained long-term performance.
• Balance short- and long-term results focus.
Non-Union Employee Share Ownership Plan (ESOP)	Market-purchased shares acquired by payroll deduction up to a maximum 6% of base salary with a 50% company match(2)	• Encourage share ownership and increase alignment with shareholders’ interests.

Notes:

[1]	The existing registered DBPP for management and non-union employees which was originally established on December 31, 1999 by Hydro One Inc., the company’s wholly owned subsidiary, was closed to new non-union employees effective September 30, 2015. The NEOs and other new non-union employees hired on or after July 1, 2015 who were not eligible to join the DBPP as of September 30, 2015 participate in the DCPP effective January 1, 2016. Existing non-union employees who were eligible members of the DBPP as of September 30, 2015 continue to participate in the existing DBPP. For further details on the existing DBPP, see “Defined Benefit Registered Pension Plan” starting on page 86.

[2]	In 2015, the company also introduced share grant plans for qualifying union-represented employees. While these plans do not affect Hydro One’s executives (including the NEOs) or non-union employees, they increase the alignment of eligible unionized employees in the success of Hydro One. In addition, the company also introduced a Society Represented Employee Share Ownership Plan (Society ESOP Plan) to enable certain eligible employees that are represented by the Society of United Professionals (Society-represented employees) to acquire common shares of the company in a convenient and regular method through payroll deduction. The eligible Society-represented employees are permitted to contribute a maximum of 4% of their base salary with a company match of 25%. The vesting period for the Society ESOP Plan is 2 years. In addition, the eligible Society-represented employees can only participate in either the share grant plan or the Society ESOP Plan, but not both.

For further details on these plans, see “Share Grant Plans for Certain Members of the Power Workers’ Union and the Society of United Professionals” starting on page 95.

3. About the Short Term Incentive Plan

Hydro One’s short term incentive plan is designed to, among other things:

•	reward participants for achievement of annual corporate and individual performance goals, and

•	focus participants on the drivers of value creation.

The company’s short term incentive plan is available to all full time non-union employees, including executives. Provided below is a summary of the components of the short term incentive plan.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

Component of the Short Term Incentive Plan	Impact on Award

How the award is determined	The amount of the award is a function of the executive’s incentive target, corporate performance and his or her individual performance.

For NEOs, awards are weighted 80% on the achievement of corporate goals and 20% on achievement of individual goals.

Corporate performance	Corporate performance is based on financial and non-financial measures to drive company performance as detailed in the Corporate Scorecard.

Financial Measures

• Net Income – to increase shareholder value by increasing earnings
• Productivity Savings – to increase shareholder value by decreasing operating, maintenance and administration (OM&A) and capital related costs

Non-Financial Measures

• Health and Safety – to reinforce the importance of keeping our employees and customers safe
• Customer-related Measures – to align employees with customer interests
• Work Program Accomplishments – to align employees with regulatory and customer goals

See page 65 for more information about the performance measures and results related to the company’s Corporate Scorecard.

Individual performance	Individual performance is assessed based on the achievement of corporate aligned performance objectives with a focus on delivering differentiated rewards to top performers. See each NEO’s compensation profile starting on page 70.

Range of awards	Awards may range from 0 to 200% of target short term incentive based on the corporate and individual performance.

Human Resources Committee/Board Judgment	The human resources committee considers whether adjustments are necessary or appropriate to reflect events occurring during the performance period.

Payout	Cash or, at the option of an eligible executive, management DSUs. Management DSUs are fully vested and accrue dividend equivalents when dividends are paid on the common shares and are redeemable for cash at the prevailing market price of the common shares upon settlement after the executive ceases to be employed.

Clawbacks	Amounts can be forfeited or clawed back under certain conditions.

The STIP payout is calculated based on the following formula. Each of the elements of STIP calculation is described in more detail below.

For further details on the short term incentive awards made to the NEOs, see “NEOs 2017 Compensation Profiles” below starting on page 70.

62 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

4. About the Long Term Incentive Plan

Hydro One’s long term incentive plan is designed to, among other things:

•	reward executives for longer term value creation;

•	attract and retain highly qualified and experienced talent; and

•	foster alignment with shareholder interests.

The company’s long term incentive plan was introduced in 2015 with the first grants made in early 2016. It is available to executives and certain non-union employees of Hydro One and its subsidiaries as determined by the human resources committee. Non-employee directors are not eligible to participate. Awards under the LTIP are expected to be settled in common shares from treasury. Provided below is a summary of the components of the LTIP as implemented by the human resources committee in respect of specific grants under the LTIP in 2017.

Types of Awards	PSUs: An award that entitles the participant to receive common share(s) in the future subject to the achievement of specified performance criteria.

RSUs: An award that entitles the participant to receive one common share in the future, subject to continued employment during the vesting period.

In 2017, the allocation of PSUs for executives was increased to 60% of the long term incentive award and RSUs decreased to 40%. This resulted in a higher at-risk element of compensation as it increases the proportion of incentives subject to performance measures. In 2016, this value was divided equally between PSUs and RSUs.

While none of the following have been granted, the LTIP also allows for the grant of options, share appreciation rights, restricted shares, deferred share units and other share based awards at the discretion of the human resources committee. At its December 8, 2017 meeting, the board approved the awarding of stock options to certain eligible employees commencing in 2018. The 2018 LTIP grant for these eligible employees (including NEOs) will be comprised of 50% PSUs, 25% RSUs and 25% stock options.

Vesting	Unless otherwise determined by the human resources committee:

PSUs: Awards granted in 2017 vest at the end of the three year performance period (December 31, 2019), subject to a performance multiplier of 0 to 200% based on achievement of specific performance measures.

RSUs: Awards granted in 2017 vest on December 31, 2019 assuming the individual has remained employed by the company or its subsidiaries through such date.

Dividend Equivalents	Both PSUs and RSUs accrue dividend equivalents and are settled in common shares in accordance with the performance results and/or vesting requirement.

Performance Measures	Three year average earnings per share (EPS): Each PSU granted in 2017 is subject to achieving certain performance thresholds for the three-year average EPS for the period from January 1, 2017 to December 31, 2019 (the performance period). In respect of the performance thresholds, below a certain performance threshold, no PSUs will vest. At the target performance threshold, the PSUs vest at the target level of 100% and will entitle the holder to one common share for each PSU granted. At or above the maximum performance threshold, the PSUs vest at the maximum level of 200% and will entitle the holder to two common shares for each PSU granted. Between performance thresholds, PSUs are earned on an interpolated basis.

Dividend rate: If the average dividend rate for any rolling 12 months during the performance period falls below the annualized quarterly dividend rate at the time of grant, no PSUs will vest regardless of whether the EPS performance thresholds are met.

PSU Calculation:

The above is summarized in the following illustration:

* Actual payout results are subject to the board’s review of the audited financial statements and approval of the payout percentage

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

Range of Awards	Awards may range from 0 to 200% of target.

Human Resources	For PSUs, the human resources committee considers whether adjustments are necessary or appropriate to reflect

Committee/Board Judgment	events occurring during the performance period.

Clawbacks	Amounts can be forfeited or clawed back under certain conditions.

For further details respecting the key terms and conditions of the LTIP, see “ – Long Term Incentive Plan” starting on page 91.

5. Non-Union Employee Share Ownership Plan

Hydro One strongly supports share ownership by its employees and, accordingly, offers an employee share ownership plan (ESOP) for non-union employees. The plan provides participants with the opportunity to acquire common shares purchased on the market through payroll deduction. It is designed to:

•  promote an ownership mentality amongst non-union employees;

•  align the interests of non-union employees with shareholder interests; and

•  increase employee awareness and interest in Hydro One performance.

All regular non-union employees not represented by a union who have completed at least six months of continuous service with the company or its subsidiaries prior to the date of enrollment in the plan are eligible to participate. Provided below is a summary of the components of the non-union employee share ownership plan.

Source of shares	Shares are purchased on the market at prevailing prices (non-dilutive).

Employee contribution	Up to 6% of base salary, through payroll deduction.

Employer match	Hydro One matches 50% of the employee contribution up to a maximum of $25,000 per year.

Vesting	All shares purchased with contributions vest immediately.

As at March 14, 2018, approximately 84% of eligible non-union employees were enrolled in Hydro One’s non-union employee share ownership plan.

D. 2017 Performance Based Compensation Determination

i. 2017 Corporate Performance

Payouts under the STIP for 2017 were based on Hydro One’s performance against a balanced corporate scorecard. Hydro One’s balanced corporate scorecard, established at the beginning of 2017, consisted of 5 corporate goals with 9 underlying performance measures and targets. In measuring the company’s performance against the targets, the human resources committee reviewed management’s assessment of Hydro One’s performance against each pre-established measure, and based on this and, using its informed judgment, approved or modified (as appropriate) the ultimate score for each performance measure and the aggregate corporate score.

The following table sets out Hydro One’s corporate performance measures and results for 2017. Based on the company’s results, the human resources committee recommended, and the board approved, an overall corporate performance multiplier equal to 128.9% of the target.

64 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

					2017 Performance Levels

Corporate Goal	Performance Measure	Measurement	% Weight	Threshold	Target	Maximum	Actual		Result		Achievement
Health and Safety	Recordable Incidents	Incidents per 200,000 hours	10.0%	1.6	1.1	1.0	1.2		< Target	(1)	0% (1)

Work Program	Reliability – Transmission (Tx) average length of unplanned interruptions to multi-circuit supplied delivery points	Minutes per Delivery Point	6.25%	10.0	9.6	9.2	5.4		> Maximum		200%

	Reliability – Distribution (Dx) average length of outages in hours that a customer experiences	Hours per Customer	6.25%	7.8	7.5	7.2	7.9		< Threshold		0%

	Tx In Service Additions Delivery Accuracy	Variance (%) to approved budget of $931 Million (Tx Application)	6.25%	+/- 7%	+/-5%	+/-2%	872	(2)	< Target		67%

	Dx In Service Additions Delivery Accuracy	Variance (%) to approved budget of $663 Million	6.25%	+/- 6% +/- 4%		+/-2%	681		> Target		164.5%

Net Income	Net Income to Common Shareholders	$Million	30.0%	615	665	715	694	(3)	> Target	(3)	157.5%

Productivity	Productivity Savings (Capital and OM&A) – Tier 1 savings only	Savings in $Million	10.0%	64.3	70.6	77.7	89.5		> Maximum		200%

Customer	Dx Satisfaction – Improve overall Small and Residential Dx customer satisfaction	Customer Satisfaction as measured by independent third party surveys	12.5%	70%	72%	75%	71.1%		< Target		77.5%
	Tx Satisfaction – Improve overall Large Tx customer satisfaction		12.5%	80%	82%	85%	88.3%		> Maximum		200%
						STIP Corporate Scorecard Result					128.9%

(1)	Actual achievement was 90% of target. In accordance with plan terms, Health and Safety achievement is reduced by 50% in the event of an employee death. However, due to the aviation accident in 2017, management reduced this achievement to 0%.

(2)	The Tx In Service Additions approved by the Ontario Energy Board (OEB) was $868 Million; actual results were within 0.5% of this approved amount and no adjustments were made to reflect this in the STIP results.

(3)	Net income has been normalized for the Avista transaction. Pre-normalized net income attributable to common shareholders is $658 Million.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

In making this determination, the board approved management’s recommendation to reduce the Health and Safety achievement to 0% as a result of the catastrophic aviation accident in 2017. The board also applied its discretion and excluded one-time acquisition costs related to the Avista transaction from net income for purposes of the short-term incentive plan results.

As illustrated by the chart above, the company successfully delivered on its financial and operating plans with key accomplishments including:

•	strong transmission reliability duration results as measured by the System Average Interruption Duration Index (SAIDI) primarily due to less defective equipment interruptions offset by distribution reliability results below target due to storms in the latter half of 2017,

•	effective and disciplined management of key infrastructure investments (“in service additions”) within the OEB approved budget tolerance,

•	net income (normalized for Avista one-time acquisition costs) above target attributed to lower vegetation management costs, lower corporate common costs, lower volume of lines and stations maintenance work and lower depreciation and financing costs, all of which mitigated the lower transmission peak load and distribution consumption driven by mild weather in the first half of 2017 and OEB disallowances of budgeted transmission revenue requirements,

•	productivity savings 27% above target largely driven by initiatives led by the Operations team such as “move-to-mobile”, fleet and supply chain initiatives, and

•	significantly improved customer satisfaction results for transmission customers (7% above target) attributable to renewed commitment to customer advocacy and enhanced reporting for large customers.

Individual performance which was considered in determining a portion of STIP payments to each NEO is summarized under each of the NEO’s compensation profiles starting on page 70.

66 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

ii. Share Performance

The following graph compares the total cumulative return of a shareholder who invested $100 in Hydro One’s common shares from the closing of the company’s initial public offering on November 5, 2015 (using the initial public offering price of

$20.50) to December 31, 2017, with that of the S&P/TSX Composite Index and S&P/TSX Capped Utilities Index and the trend in total compensation awarded to our NEOs over the same period.(1)

Comparison of 26 Month Cumulative Total Return

Assumes Initial Investment of $100

Note:

[1]	Hydro One became a reporting issuer on October 29, 2015. The price of Hydro One’s common shares on closing of the initial public offering before markets opened on November 5, 2015 was the IPO price of $20.50. This price is compared to the closing prices of the S&P/TSX Composite Index and S&P/TSX Capped Utilities Index on November 4, 2015.

The returns on Hydro One’s shares decreased in the last quarter of 2016 largely due to the resulting impacts from the Ontario Energy Board’s reduction in allowed Return on Equity from 9.19% to 8.78% and the 10-year Canada bond yield increase from 0.95% to 1.81%. The company narrowly underperformed the S&P/TSX Composite Index and the S&P/TSX Capped Utilities Index in the last quarter of 2017. The Province’s relatively large secondary sale of Hydro One shares in May 2017 had a negative impact on the share price. In addition, we experienced a number of industry challenges that put downward pressure on share price performance: (i) lower regulated return on equity that impacted transmission and distribution revenues, (ii) extended unseasonably milder weather reduced load volume and therefore revenue, (iii) the current rising interest rate environment, (iv) the uncertainty of regulatory approvals across multiple jurisdictions, related to the Avista transaction, and (v) an unexpected Deferred Tax Asset decision by the Ontario Energy Board. That said, Hydro One materially moderated the impact of these headwinds in a disciplined approach focused on delivering value to shareholders and closed the year with a very strong fourth quarter performance.

The 2016 and 2017 LTIP performance share unit awards are strongly aligned with the organization’s performance through their three year average earnings per share performance measure. As a result, NEOs compensation which is heavily weighted to long-term incentives is closely aligned with that of shareholders during the three year performance period.

The shareholder price and dividend growth do not accurately reflect the value provided by the NEOs towards the company’s long-term strategy. While a portion of the compensation of the NEOs is performance-based, the continuing evolution of the company’s level of maturity as a public company makes it difficult to correlate compensation to the trends shown in the above performance graph. The leadership team has made significant transformational changes in its evolution to a strong performing

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

public company. The human resources committee has confidence that the President and CEO, along with his executive team, will successfully lead the company to deliver on its long-term strategy and to generate sustainable value for the company and its shareholders.

The committee and board have taken a longer-term view on management compensation. Specifically, providing competitive compensation is critical to attract, retain and motivate the leadership talent required to deliver on Hydro One’s long term strategic plan and complex transformation. We believe the benefits of this investment will be realized by stakeholders over time. The committee is very cognizant of the need to carefully monitor the compensation program and ensuring it is delivering its intended results.

While it is still relative early in the transformation of Hydro One, during 2018, the committee will be considering the appropriateness of including performance measures such as relative total shareholder return or other specific relative performance measures within the long-term incentive plan.

iii. Compensation Cost

Compensation Cost of NEOs as % of Net Income

The following table shows the total compensation for the NEOs of the company for 2017, 2016 and 2015 as a proportion of net income of the company.

	2017(2)	2016	2015(1)

Reported net income ($000s)	$682,000	$746,000	$713,000

Aggregate NEO compensation as reported in the summary compensation table ($000s)	$14,209	$11,714	$4,536

Cost of NEO compensation as a % of net income	2.08%	1.57%	0.64%

Notes

[1]	The compensation cost for NEOs in 2015 was significantly lower due in part to compensation being pro-rated for Mr. Schmidt and Mr Vels for the length of their respective service in that year. Compensation was also prorated in 2016 for Messrs. Kiraly, Pugliese and Scarlett reflecting their partial year of service in that year.

[2]	The compensation cost for NEOs in 2017 includes the LTIP grant of $945,022 for Mr. Vels which was forfeited as he resigned on May 19th, 2017.

It is important to note that as a result of the Ontario Energy Board’s decision issued in response to the company’s 2017-2018 transmission rate application, the amount of transformation-related compensation expenses recovered from ratepayers was adjusted to the 2015 pre-IPO amount, adjusted for inflation. These costs include compensation for the board of directors and the executive vice president positions (including the NEOs). For these NEOs’ positions, the portion of compensation beyond the pre-IPO level is paid from the earnings of the company and not recovered in rates.

68 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Aggregate Dilutive Impact of Equity-Based Compensation Arrangements

The following table shows the aggregate dilutive impact of our equity-based compensation arrangements.

	2017	2016	2015
Overhang – number of common shares available for issuance under all equity-based compensation arrangements as a percentage of the weighted average number of outstanding common shares for the relevant year(1)	2.67%	2.82%	3.49%

Dilution – number of common shares issuable pursuant to outstanding awards as a percentage of the weighted average number of outstanding common shares for the relevant year(2)(3)	0.95%	0.98%	1.09%

Burn rate – number of common shares issuable pursuant to awards granted during the year as a percentage of the weighted average number of outstanding common shares for the relevant year(3)	0.078%	0.081%	1.091%

Notes:

[1]	The weighted average number of outstanding common shares during the last three years were as follows: 496,272,733 common shares for the year ended December 31, 2015, 595,000,000 common shares for the year ended December 31, 2016 and 595,287,586 common shares for the year ended December 31, 2017.
[2]	In connection with the company’s initial public offering, rights to receive an aggregate of 5,412,354 common shares were granted to certain employees represented by the Power Workers’ Union and the Society of United Professionals pursuant to two share grant plans. At December 31, 2016 rights to receive an aggregate of 5,334,415 common shares remained outstanding. At December 31, 2017 rights to receive an aggregate of 4,825,732 common shares remained outstanding. For further details, see “ – Share Grant Plans for Certain Members of the Power Workers’ Union and the Society of United Professionals” starting on page 95.
[3]	LTIP awards consisting of PSUs and RSUs granted in 2016 and outstanding at December 31, 2016 represent 484,750 common shares issuable (after giving effect to certain forfeitures), assuming all PSUs vest at 100% of their target and all RSUs vest in full. LTIP awards consisting of PSUs and RSUs granted in 2017 represent 463,210 common shares issuable (after giving effect to certain forfeitures) and the total LTIP awards outstanding at December 31, 2017 represent 823,410 common shares issuable (after giving effect to certain forfeitures), assuming all PSUs vest at 100% of their target and all RSUs vest in full. The terms of the PSUs provide that depending on the achievement of certain performance measures, they may vest at 200% of their target.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

E. NEOs Biographies and Compensation Profiles

i. NEOs 2017 Compensation Profiles

Below are the 2017 compensation profiles for our named executive officers.

President and CEO

Mayo Schmidt, 60

Mr. Mayo Schmidt is the President and Chief Executive Officer of Hydro One. Prior to joining Hydro One, Mr. Schmidt served as President and Chief Executive Officer at Viterra Inc., a global food ingredients company operating in 14 countries providing critical nutritional food ingredients to over 50 countries. Early in his career, Mr. Schmidt held a number of key management positions of increasing responsibility at General Mills, Inc. until he joined ConAgra as President of their Canadian operations and spearheaded ConAgra’s expansion into Canada. In 2007, he led the consolidation of Canada’s agriculture sector which included the acquisition of Agricore United, following which he led the acquisition of ABB, Australia’s leading agriculture corporation growing Viterra Inc. from a $200 Million market capitalization to finally a sale in 2012 for over $7.5 Billion. Mr. Schmidt currently sits on the Board of Directors of Nutrien Ltd. and is also Chairman of its Governance Committee. He is a member of Harvard University Private and Public, Scientific, Academic and Consumer Food Policy Group, and is on Washburn University’s Foundation board of Trustees. Mr. Schmidt received his Honorary Doctorate of Commerce from Washburn in 2016 and his B.B.A. from Washburn in 1980.

President and CEO Toronto, Ontario, Canada

2017 Target Total Direct Compensation –

Mr. Schmidt’s total target direct compensation was increased on May 4, 2017 as detailed below as a reflection of his performance since joining Hydro One in September 2015 and to align with compensation that is market competitive.

	January 1 to May 3, 2017	May 4 to December 31, 2017	Blended 2017
			Target Compensation
Base Salary	$850,000	$1,200,000	$1,082,054
Short Term Incentive	$765,000 (90% of base salary)	$1,320,000 (110% of base salary)	$1,132,972
Long Term Incentive	$2,380,000 (280% of base salary)	$3,960,000 (330% of base salary)	$3,427,562
Target Total Direct Compensation	$3,995,000	$6,480,000	$5,642,588

2017 Performance

Mr. Schmidt’s short-term incentive award was 128% of his target opportunity, which represents a corporate performance multiplier of 128.9% (bearing an 80% weighting) and an individual performance multiplier of 124.3% (bearing a 20% weighting). This individual performance multiplier was based on the board’s assessment of Mr. Schmidt’s performance against his individual pre-defined scorecard. Mr. Schmidt reduced the health and safety components of the scorecards for all leaders to zero as a result of an aviation accident.

Mr. Schmidt continued to lead the company through its transformation and in 2017 delivered numerous significant achievements. He was awarded the 2017 Ontario Energy Association Leader of the Year Award.

In the first quarter of 2017, Mr. Schmidt led the development of a board-approved corporate strategy which culminated in the company-wide launch of a Purpose statement, set of core values and new strategic direction. The corporate strategy is a roadmap to optimizing the core business and pursuing innovation, diversification and disciplined growth. It prepares the company to meet evolving customer expectations and changing market dynamics in the utility industry. Safety continues to be the most important value in this organization and the company remains committed to achieving a world-class safety record. The organization experienced a tragic event on December 14 and a number of electrical contact incidents in 2017. There is a deep commitment in the company towards a stated objective of a journey to zero with the CEO’s personal engagement in every facet. The team is implementing strategies and procedures to effect cultural change across the organization.

70 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

As detailed under the “Share Performance” section starting on page 67, with rising interest rates and lower regulated return on equity that impacted transmission and distribution revenues, Hydro One, like many utilities, faced increasing pressure on its stock price. Hydro One’s Total Shareholder Return for 2017 was approximately -1%. Under Mr. Schmidt’s leadership, however, the company materially moderated the impact of these headwinds in a disciplined approach. Strong progress was achieved in executing against the corporate strategy. Mr. Schmidt led the successful management of operational and cost efficiency initiatives that delivered approximately $89.5 Million in productivity savings in 2017 offsetting a weather related loss of income for three quarters which returned to normal in the fourth quarter. Mr. Schmidt established the company as an industry leader in customer advocacy by working with his leadership team to launch the Winter Relief Program and by collaborating with the Province to develop and carry out the Fair Hydro Plan and administering the Affordability Fund. He shaped a customer-centric culture that contributed to a 5% improvement over 2016 results in distribution customer satisfaction. Mr. Schmidt led the company through a five-year incentive rate application for the distribution business and successfully announced the acquisition of Avista which, when approved, positions the company to achieve scale, an innovation platform, a leadership position in a growing region, regulatory and asset diversification. Furthermore, Mr. Schmidt demonstrated a high level of personal engagement with key stakeholders including the Indigenous community leaders, provincial leadership, regulatory agencies, shareholders and the financial community. In 2017, the organization experienced much improved relations with the Indigenous communities it serves with an expectation of a deep commitment for continued relationship building. The positive relationships Mr. Schmidt and his leadership team built with Indigenous leadership resulted in signed memoranda of understanding with each of the Six Nations and the Mississaugas of the New Credit that will see joint ownership of the assets related to the Niagara Reinforcement Project.

In 2017, Mr. Schmidt also focused on building a market leading team of professionals ensuring a strong fit and complement for the company’s culture. In addition, Mr. Schmidt and his leadership team undertook a detailed succession planning and talent review designed to identify high potential and diverse future leaders.

Actual Compensation – Mr. Schmidt’s total direct compensation was increased on May 4, 2017 as described above. His actual compensation reflects this change, as well as his performance.

	2015 (pro-rated)	2016		2017
Base Salary	$281,154	$850,000		$1,082,054
Short Term Incentive	$253,038	$1,170,000	(1)	$1,450,000	(1)
Long Term Incentive	$787,231	$2,379,948	(2)	$3,542,265	(2)
Total direct compensation	$1,321,423	$4,399,948		$6,074,319
Number of common shares owned as at December 31, 2017: 17,768
Number of PSUs as at December 31, 2017: 142,157
Number of RSUs as at December 31, 2017: 111,730
Number of management DSUs as at December 31, 2017: 50,041

Status under share ownership guidelines (3): On target

Mr. Schmidt’s equity ownership is presented below as of December 31, 2017.

Value of common shares($)(4)		Value of RSUs and Management DSUs($)(4) Management		Total value for share ownership requirements($)(5)	As a multiple of base salary	Value of PSUs($)(4)(6)	Total value of equity holdings($)(4)
ESOP	Non-ESOP	RSUs	DSUs
148,390	251,390	2,687,453	1,199,324	4,286,557	3.57x	3,414,030	7,700,587

Notes:

[1]	Mr. Schmidt’s 2017 short term incentive award was calculated based on pro-rated salary amounts for the year. For 2016, Mr. Schmidt was granted a short term incentive award of $1,170,000 representing a full year payout of 153% of his target opportunity. Mr. Schmidt elected to take 100% of his 2016 short term incentive award in management DSUs.

[2]	In 2017, Mr. Schmidt was granted long term equity incentive awards with an aggregate value on the date of grant of $3,542,265 (subject to rounding) and said award was calculated based on pro-rated salary amounts for the year. These awards were granted in the form of 88,890 PSUs and 59,260 RSUs. Both PSUs and RSUs accrue dividend equivalents and are settled in common shares in accordance with the performance results and/or vesting requirement. The amounts shown exclude dividend equivalent amounts earned on the PSUs and RSUs granted. In 2016, Mr. Schmidt was granted long term equity incentive awards with an aggregate value on the date of grant of $2,379,948 consistent with the terms of his employment agreement (subject to rounding). These awards were granted in the form of 48,950 PSUs and 48,950 RSUs. The amounts shown exclude dividend equivalent amounts earned on the PSUs and RSUs granted. The dividend equivalent amount for Mr. Schmidt in 2016 was $61,942. The dividend equivalent amount earned in 2017 for the PSUs and RSUs granted in both 2016 and 2017 (excluding management DSUs) was $179,269.

[3]	Mr. Schmidt has until November 5, 2020 (five years from the closing date of the initial public offering of Hydro One’s shares) to meet the share ownership requirements.

[4]	Values are based on the acquisition cost per share of the common shares on the date of purchase, the original grant value (for PSUs, RSUs and management DSUs), dividend equivalents earned to date and assumes the PSUs vest at 100% of their target and the RSUs vest in full. Management DSUs are fully vested and accrue dividend equivalents when dividends are paid on the common shares and are redeemable for cash at the then prevailing market price of the common shares upon settlement after the NEO ceases to be employed. The value of management DSUs for Mr. Schmidt was calculated on the grant date by dividing (a) the amount of his annual incentive payout (less any pension contributions) to be paid in management DSUs by (b) the market price of our common shares, with fractions computed to three decimal places (decimal places are not shown). In 2017, Mr. Schmidt earned $32,396 in dividend equivalents on his 2016 management DSUs.

[5]	For purposes of the share ownership requirements, value is calculated using the original grant value (for RSUs and the acquisition cost (for common shares and management DSUs). Based on the $22.40 share price as at December 29, 2017, the total value is $4,021,673 which represents a 3.35 multiple of base salary.

[6]	PSUs are not included in calculating compliance with the share ownership requirements.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

CFO

Michael Vels, 55

Michael Vels was Hydro One’s Chief Financial Officer from July 1, 2015 until his resignation on May 19, 2017.

Before joining Hydro One, Mr. Vels was the Chief Financial Officer for Maple Leaf Foods Inc. Mr. Vels had over 20 years of experience with Maple Leaf Foods Inc. where he was responsible for leading organizational change, multiple capital market transactions, business acquisitions and divestitures, information technology transformations and restructurings. He also served on the board of directors of Maple Leaf Foods Inc.’s public traded subsidiary, Canada Bread Company, Limited. Mr. Vels led complex multi-divisional finance teams, information solutions and communications and investor relations functions and has considerable experience with mergers, acquisitions and divestitures. He currently serves on the Board of Directors of Canada’s National Ballet School.

Former Chief Financial Officer Palgrave, Ontario, Canada

Mr. Vels earned a Bachelor of Accountancy from the University of Witwatersrand, in Johannesburg, South Africa. He is a Chartered Accountant (South African Institute of Chartered Accountants) and he has earned his ICD.D (Institute of Corporate Directors) designation.

As CFO, Mr. Vels was responsible for finance and treasury, regulatory, information technology, risk and pensions, and supporting the President and CEO and the board to achieve transformational change at Hydro One and implement its strategic objectives.

2017 Target Total Direct Compensation –

Mr. Vels’ target total direct compensation was increased effective January 1, 2017 as detailed below.

Base Salary	$525,000
Short Term Incentive	$367,500 (70% of base salary)
Long Term Incentive	$945,000 (180% of base salary)
Target Total Direct Compensation	$1,837,500

2017 Performance

As Mr. Vels resigned on May 19, 2017, he was not eligible for any STIP in respect of 2017.

Actual Compensation – Mr. Vels’ base salary of $500,000 as at December 31, 2016 was increased to $525,000 effective January 1, 2017 and remained at this amount until the date of his resignation on May 19, 2017. As Mr. Vels resigned on May 19, 2017, his long term incentive awards from 2016 and 2017 and his short term incentive award for 2017 were forfeited.

	2015 (pro-rated)	2016		2017 (pro-rated)
Base Salary	$253,846	$500,000		$ 199,931
Short Term Incentive	$152,308	$447,444	(1)	$0	(1)
Long Term Incentive(2)	$355,385	$700,128		$945,022
Total direct compensation	$761,539	$ 1,647,572		$ 1,144,953

Status under Share Ownership Guidelines (3): N/A

The equity ownership information for Mr. Vels is not applicable as he is no longer an officer of Hydro One.

72 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Value of Common shares($)		Value of RSUs and Management DSUs($) Management		Total value for share ownership	As a multiple of	Value of	Total value of equity

ESOP	Non-ESOP	RSUs	DSUs	requirements($)(3)	base salary	PSUs($)	holdings($)
N/A		N/A		N/A	N/A	N/A	N/A

Notes:

[1]	For 2016, Mr. Vels was granted a short term incentive award of $447,444 representing a full year payout of 149% of his target opportunity. As Mr. Vels resigned on May 19, 2017, he was not eligible for a short term incentive award in respect of 2017.

[2]	In 2017, Mr. Vels was granted long term equity incentive awards with an aggregate value on the date of grant of $945,022 consistent with the terms of his employment agreement (subject to rounding). These awards were granted in the form of 23,380 PSUs and 15,590 RSUs. Both PSUs and RSUs accrue dividend equivalents and are settled in common shares in accordance with the performance results and/or vesting requirement. The amounts shown exclude dividend equivalent amounts earned on the PSUs and RSUs granted. The dividend equivalent amount earned in 2017 (for the PSUs and RSUs granted in both 2016 and 2017 (excluding management DSUs) was $6,205. In 2016, Mr. Vels was granted long term equity incentive awards with an aggregate value on the date of grant of $700,128 consistent with the terms of his employment agreement (subject to rounding). These awards were granted in the form of 14,400 PSUs and 14,400 RSUs. The amounts shown exclude dividend equivalent amounts earned on the PSUs and RSUs granted. The dividend equivalent amount for Mr. Vels for 2016 was $18,221. All unvested awards expired on the date of Mr. Vels’ resignation (May 19, 2017) per the terms of the LTIP; accordingly, his long term incentive awards for 2016 and 2017 were forfeited. For 2015 only, in place of his long term incentive, Mr. Vels received a cash payment in respect of his target long term incentive award of 140% of base salary and a payment in respect of his target short term incentive award of 60% of base salary, in each case pro-rated from his July 1, 2015 start date.

[3]	The share ownership requirements ceased to apply to Mr. Vels when he resigned on May 19, 2017.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

SVP, Finance (Acting in the capacity of Chief Financial Officer)

Chris Lopez, 43

Effective November 14, 2016, Mr. Lopez was appointed as Senior Vice President of Finance, bringing almost 17 years of progressive experience in the utilities industry in Canada and Australia. Prior to joining Hydro One, Mr. Lopez was the Vice President, Corporate Planning and Mergers & Acquisitions at TransAlta Corporation from 2011 to 2015. Prior to that, Mr. Lopez was Director of Operations Finance at TransAlta in Calgary from 2007 to 2011, and he held senior financial roles up to and including Country Financial Controller for TransAlta in Australia, from 1999 to 2007. Mr. Lopez worked as a Senior Financial Accountant with Rio Tinto Iron Ore, in Australia from 1997 to 1999.

Mr. Lopez received a Bachelor of Business degree from Edith Cowan University in 1996, and a Chartered Accountant designation in Australia in 1999. He received a graduate diploma in corporate governance and directorships from the Australian Institute of Company Directors in 2007.

SVP, Finance (Acting in the capacity of Chief Financial Officer) Toronto, Ontario, Canada

2017 Target Total Direct Compensation –

As detailed below, Mr. Lopez’s target total direct compensation was increased effective April 1, 2017.

	January 1 to March 31, 2017	April 1 to December 31, 2017	Blended 2017 Target Compensation
Base Salary	$300,000	$313,500	$310,170
Short Term Incentive	$120,000 (40% of base salary)	$125,400 (40% of base salary)	$124,068
Long Term Incentive	$255,000 (85% of base salary)	$255,000 (85% of base salary)	$255,000
Target Total Direct Compensation	$675,000	$693,900	$689,238

2017 Performance

Mr. Lopez’s short-term incentive award was 129.7% of his target opportunity, which represents a corporate performance multiplier of 128.9% (bearing an 80% weighting) and an individual performance multiplier of 133% (bearing a 20% weighting).

Mr. Lopez was accountable for leading the management of financial governance and reporting, treasury management, taxation and planning and analysis before stepping up into the acting role of Chief Financial Officer for the second half of 2017 following the departure of Michael Vels.

Mr. Lopez successfully delivered against his individual objectives. He demonstrated strong leadership and financial management through the $6.7 Billion cash acquisition of Avista. His team was instrumental to the assessment and execution of the $1.4 Billion deal-contingent foreign exchange forward contract to convert the proceeds from Hydro One’s convertible debt offering in July 2017 into USD to finance the acquisition.

In 2017, the company improved its reporting and investment planning processes. Under Mr. Lopez’s leadership, the Finance group undertook several projects to simplify and advance data governance, financial and operational reporting which were key to the achievement of our financial and business results this year. The improvements to monthly operational reports, automation of external reporting and communicating the value and quality of the information reported have enabled timely and effective business decisions. Examples include productivity savings of approximately $89.5 Million achieved in 2017, in service capital additions accuracy, enhanced allocation and management of overhead and corporate common costs. Mr. Lopez also led the development of a financial system roadmap designed to modernize reporting systems and processes over the next 24 months.

74 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Actual Compensation – Mr. Lopez’s base salary of $300,000 as at December 31, 2016 was increased to $313,500 on April 1, 2017.

	2015	2016 (pro-rated)		2017
Base Salary	N/A	$39,344		$310,170
Short Term Incentive	N/A	$22,227	(1)	$162,678	(1)
Long Term Incentive	N/A	N/A	(2)	$255,110	(2)
Total direct compensation	N/A	$61,571		$727,958

Number of common shares owned as at December 31, 2017: 672

Number of PSUs as at December 31, 2017: 6,494

Number of RSUs as at December 31, 2017: 4,333

Status under share ownership guidelines (3): On target

Mr. Lopez’s equity ownership is presented below as of December 31, 2017 except for management DSUs granted in 2018 in respect of 2017 STIP.

Value of common shares($)(4)		Value of RSUs and Management DSUs($)(4) Management		Total value for share ownership requirements($)(5)	As a multiple of base salary	Value of PSUs($)(4)(6)	Total value of equity holdings($)(4)
ESOP	Non-ESOP	RSUs	DSUs
15,192	0	104,897	153,272	273,361	0.87x	157,221	430,582

Notes:

[1]	For 2016, Mr. Lopez was granted a short term incentive award of $22,227 representing a payout of 141.2% of his target opportunity pro-rated for the length of his service in 2016. In 2017, Mr. Lopez elected to take 100% of his short term incentive award in management DSUs and his short term incentive award was calculated based on pro-rated salary amounts for the year.

[2]	In 2017, Mr. Lopez was granted long term equity incentive awards with an aggregate value on the date of grant of $255,110 consistent with the terms of his employment agreement (subject to rounding). These awards were granted in the form of 6,310 PSUs and 4,210 RSUs. Both PSUs and RSUs accrue dividend equivalents and are settled in common shares in accordance with the performance results and/or vesting requirement. The amounts shown exclude dividend equivalent amounts earned on the PSUs and RSUs granted. The dividend equivalent amount earned in 2017 (for the PSUs and RSUs granted in both 2016 and 2017 (excluding management DSUs) was $7,009. Consistent with the terms of his employment agreement, Mr. Lopez was not granted any long term equity incentive awards for 2016.

[3]	Mr. Lopez has until November 14, 2021 (five years from the effective date of his appointment) to meet the share ownership requirements.

[4]	Values are based on the acquisition cost per share of the common shares on the date of purchase, the original grant value (for PSUs, RSUs and management DSUs), dividend equivalents earned to date and assumes the PSUs vest at 100% of their target and the RSUs vest in full. Management DSUs are fully vested and accrue dividend equivalents when dividends are paid on the common shares and are redeemable for cash at the then prevailing market price of the common shares upon settlement after the NEO ceases to be employed. The value of management DSUs for Mr. Lopez was calculated on the grant date by dividing (a) the amount of his annual incentive payout (less any pension contributions) to be paid in management DSUs by (b) the market price of our common shares, with fractions computed to three decimal places (decimal places are not shown).

[5]	For purposes of the share ownership requirements, value is calculated using the original grant value (for RSUs) and the acquisition cost (for common shares and management DSUs). Based on the $22.40 share price as at December 29, 2017, the total value is $276,683 which represents an 0.88 multiple of base salary.

[6]	PSUs are not included in calculating compliance with the share ownership requirements.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

Chief Operating Officer

Gregory Kiraly, 53	Effective September 12, 2016, Gregory Kiraly was appointed to the role of Chief Operating Officer (COO) of Hydro One.

Chief Operating Officer Toronto, Ontario, Canada

Prior to joining Hydro One in 2016, Mr. Kiraly served as senior vice president of Electric Transmission and Distribution at Pacific Gas and Electric Company (PG&E) in San Francisco, which delivers safe and reliable energy to more than 16 million customers in northern and central California. Since joining PG&E in 2008, Mr. Kiraly led efforts that achieved the lowest employee injury rates ever, seven straight years of record electric reliability, and over $500 Million in productivity improvements and efficiency savings. Before PG&E, Mr. Kiraly held executive-level positions in energy delivery at Commonwealth Edison (Exelon) in Chicago and leadership positions in both gas and electric distribution at Public Service Electric and Gas Company in Newark, New Jersey.

Mr. Kiraly holds a bachelor’s degree in industrial engineering from New Jersey Institute of Technology and a master’s of business administration in finance from Seton Hall University. He is also a graduate of Harvard University’s Advanced Management Program.

2017 Target Total Direct Compensation –
Mr. Kiraly’s target total direct compensation has remained unchanged since his date of hire in 2016.

Base Salary	$550,000

Short Term Incentive	$385,000 (70% of base salary)

Long Term Incentive	$1,072,500 (195% of base salary)

Target Total Direct Compensation	$2,007,500

2017 Performance

Mr. Kiraly’s short-term incentive award was 129.9% of his target opportunity, which represents a corporate performance multiplier of 128.9% (bearing an 80% weighting) and an individual performance multiplier of 134% (bearing a 20% weighting). As with Mr. Schmidt, Mr. Kiraly’s individual results reflect management’s decision to reduce the health and safety component of his individual scorecard to zero due to the aviation accident.

As Chief Operating Officer, Mr. Kiraly oversees the complete transmission and distribution value chain including Planning, Engineering, Construction, Operations, Maintenance, and Forestry; Shared Services functions including Facilities, Real Estate, Fleet, and Procurement; and the Telecom and Remote Communities subsidiaries. Mr. Kiraly is leading the operational transformation of Hydro One with a focus on “operational excellence” and a renewed commitment to providing safe, reliable, and affordable power to its customers. During his first full year as Chief Operating Officer, Mr. Kiraly has restructured the operations organization and re-staffed his executive leadership team. A new operating model has been developed and implemented, with a comprehensive leadership and governance structure that drives accountability for significantly improved results. With the tragic aviation accident in the last month of the year and a number of electrical contact incidents preceding it, Mr. Kiraly and his team are focused on achieving world-class safety performance through an integrated approach of the application of safety management system principles and employee engagement.

In 2017, Mr. Kiraly and his team continued to refine and execute comprehensive process changes that reflect best practices regarding capital work execution. The process changes included advanced project engineering and design; a new cost estimating system; a stage gate approval process; and an investment planning process that includes a comprehensive risk assessment process which results in a more objective, fact-based assessment of capital investment alternatives and capital allocation. These process changes have resulted in a reduction of variability in project over/under runs and has produced two successive years of “on target” execution of the transmission capital work portfolio of just under $1 Billion annually.

76 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Mr. Kiraly and his team drove major operational improvements resulting in approximately $78.9 Million of the $89.5 Million corporate-wide productivity savings achieved in 2017. In addition, Mr. Kiraly’s team contributed to meaningful operating and capital cost reductions. Major technology projects have been implemented including a new field mobility platform that automates the scheduling, dispatch and general work management producing $15 Million in annual savings and the installation of a telematics system on 5,000 fleet vehicles has resulted in a 10% reduction in fleet vehicles and equipment. Mr. Kiraly is also overseeing the development of a Grid Modernization strategy and plan that will maintain transmission reliability as top quartile, dramatically improve distribution reliability, enable technology, and provide greater customer choice. In order to address the impacts caused by multiple storms in the last half of the year and the ongoing need to improve distribution system reliability, Mr. Kiraly and his team developed and began implementation of two initiatives in 2017 – a new, best-in-class, transformational vegetation management program and the automation of the distribution grid.

Actual Compensation – Mr. Kiraly’s base salary of $550,000 as at December 31, 2017 has remained unchanged since his date of hire in 2016.

	2015	2016 (pro-rated)		2017
Base Salary	N/A	$169,230		$550,000
Short Term Incentive	N/A	$166,363	(1)	$500,000
Long Term Incentive	N/A	$1,072,744	(2)	$1,072,577	(2)
Total direct compensation	N/A	$1,408,337		$2,122,577
Number of common shares owned as at December 31, 2017: 0

Number of PSUs as at December 31, 2017: 48,959

Number of RSUs as at December 31, 2017: 39,850

Status under share ownership guidelines (3): On target

Mr. Kiraly’s equity ownership is presented below as of December 31, 2017.

Value of common shares($)(4)		Value of RSUs and Management DSUs($)(4) Management		Total value for share ownership requirements($)(5)	As a multiple of base salary	Value of PSUs($)(4)(6)	Total value of equity holdings($)(4)
ESOP	Non-ESOP	RSUs	DSUs
0	0	995,837	0	995,837	1.81x	1,216,346	2,212,183

Notes:

[1]	For 2016, Mr. Kiraly was granted a short term incentive award of $166,363 representing a payout of 142% of his target opportunity pro-rated for the length of his service in 2016.

[2]	In 2017, Mr. Kiraly was granted long term equity incentive awards with an aggregate value on the date of grant of $1,072,577 consistent with the terms of his employment agreement (subject to rounding). These awards were granted in the form of 26,540 PSUs and 17,690 RSUs. Both PSUs and RSUs accrue dividend equivalents and are settled in common shares in accordance with the performance results and/or vesting requirement. The amounts shown exclude dividend equivalent amounts earned on the PSUs and RSUs granted. The dividend equivalent amount earned in 2017 (for the PSUs and RSUs granted in both 2016 and 2017 (excluding management DSUs) was $66,861. In 2016, Mr. Kiraly was granted long term equity incentive awards with an aggregate value on the date of grant of $1,072,744 consistent with the terms of his employment agreement (subject to rounding). These awards were granted in the form of 20,830 PSUs and 20,830 RSUs. The amounts shown exclude dividend equivalent amounts earned on the PSUs and RSUs granted. The dividend equivalent amount for Mr. Kiraly for 2016 was $9,690.

[3]	Mr. Kiraly has until September 12, 2021 (five years from the effective date of his appointment) to meet the share ownership requirements.

[4]	Values are based on the acquisition cost per share of the common shares on the date of purchase, the original grant value (for PSUs and RSUs), dividend equivalents earned to date and assumes the PSUs vest at 100% of their target and the RSUs vest in full.

[5]	For purposes of the share ownership requirements, value is calculated using the original grant value (for RSUs) and the acquisition cost (for common shares). Based on the $22.40 share price as at December 29, 2017, the total value is $892,645 which represents an 1.62 multiple of base salary.

[6]	PSUs are not included in calculating compliance with the share ownership requirements.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

EVP, Customer Care and Corporate Affairs

Ferio Pugliese, 49 EVP, Customer Care and Corporate Affairs Toronto, Ontario, Canada

Effective September 9, 2016, Mr. Ferio Pugliese was appointed to the role of Executive Vice President, Customer Care and Corporate Affairs of Hydro One.

Prior to his appointment, Mr. Pugliese held progressively senior leadership roles in hospitality, pulp and paper and airline industries with responsibility for human resources, operations and customer service. Since 2007, Mr. Pugliese was a member of the Executive Leadership team at Westjet Airlines serving as WestJet’s Executive Vice President People, Culture and Inflight Services and in 2013 led the launch and successful operation of the company’s regional airline as President of WestJet Encore. WestJet Encore was recognized for having the continent’s top on-time performance for regional airlines in 2015. Mr. Pugliese is highly recognized as a market leader in customer service and brings expertise in building and leading a winning culture focused on serving customers and communities.

Mr. Pugliese was recognized by Caldwell Partners as one of Canada’s Top 40 under 40 in 2007. He holds a Master of Arts degree in Adult Education from Central Michigan University, an Honours Bachelor of Arts degree in Social Science and an Honours Bachelor of Commerce degree from the University of Windsor.

2017 Target Total Direct Compensation –
Mr. Pugliese’s target total direct compensation has remained unchanged since his date of hire in 2016.
Base Salary	$525,000
Short Term Incentive	$367,500 (70% of base salary)
Long Term Incentive	$945,000 (180% of base salary)
Target Total Direct Compensation	$1,837,500

2017 Performance

Mr. Pugliese’s short-term incentive award was 130.6% of his target opportunity, which represents a corporate performance multiplier of 128.9% (bearing an 80% weighting) and an individual performance multiplier of 137.5% (bearing a 20% weighting).

As Executive Vice President, Customer Care and Corporate Affairs, Mr. Pugliese has responsibility for the company’s customer care strategy, Indigenous relations, government relations, marketing and branding.

In 2017, under Mr. Pugliese’s leadership, his team delivered the following improvements to the business. Customer satisfaction with Hydro One’s distribution customers increased to 71% overall. While this increase represents 1% below target due mainly to customers’ dissatisfaction with electricity rates, overall it represents the highest customer satisfaction rate in four years and a 5% improvement over 2016 results due to strong operational performance. Customer satisfaction with Hydro One’s transmission customers increased to 87% overall which represents a 10% improvement over 2016 results. The contact centre received 2.5 million calls in 2017, of which 82% were answered within 30 seconds. Furthermore, overall call volumes also declined 11% from 2016, which is a reflection of the improved health in the underlying collections and billing operations, along with continued investments in digital technologies. Billing Accuracy surpassed the Ontario Energy Board requirements of 98% and is the highest in company history, exceeding 99%; Hydro One’s improved policies and practices have resulted in significant customer benefits and the largest reduction in overdue accounts receivable in the company’s history with a decrease of $45 Million since the end of 2016; customer disconnections for non-payment has declined nearly 60%; bad debt expense was 25% below budget; the team interacted with over 1,400 First Nation customers face-to-face across the province to advance Hydro One’s relationships with First Nation customers; and the company met its 2017 conservation and demand management energy savings targets.

Mr. Pugliese and his team worked collaboratively with two unions to bring over 400 contact centre employees in-house in 2018 which will deliver improved service quality, agent flexibility and cost efficiency. Hydro One’s Contact Centre was also the first electricity service provider in Ontario to open to customers on Saturdays. Mr. Pugliese also led his team to introduce a redesigned bill based on customer feedback and unencumbered

78 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

by existing regulations. Furthermore, the company’s Winter Relief program was well received in 2016 and was mandated across the province in 2017, whereby the Ontario Energy Board issued a decision and order banning licensed electricity distributors from disconnecting homes for non-payment during the winter. In order to address affordability, Mr. Pugliese’s team also eliminated all security deposits for residential customers, reduced security deposit requirements for businesses, and returned over $12 Million to customers.

Actual Compensation – Mr. Pugliese’s base salary of $525,000 as at December 31, 2017 has remained unchanged since his date of hire in 2016.

	2015	2016 (pro-rated)		2017
Base Salary	N/A	$163,557		$525,000
Short term incentive	N/A	$163,093	(1)	$480,000
Long Term Incentive	N/A	$945,152	(2)	$945,022	(2)
Special Awards – STIP	N/A	$192,787	(3)	N/A
Special Awards – LTIP	N/A	$1,399,802	(3)	N/A
Total direct compensation	N/A	$2,864,391		$1,950,022
Number of common shares owned as at December 31, 2017: 7,932

Number of PSUs as at December 31, 2017: 70,956

Number of RSUs as at December 31, 2017: 48,942

Status under share ownership guidelines (4): On target

Mr. Pugliese’s equity ownership is presented below as of December 31, 2017.

Value of common shares($)(5)		Value of RSUs and Management DSUs($)(5) Management		Total value for share ownership requirements($)(6)	As a multiple of base salary	Value of PSUs($)(5)(7)	Total value of equity holdings($)(5)
ESOP	Non-ESOP	RSUs	DSUs
34,819	155,104	1,239,387	0	1,429,310	2.72x	1,795,526	3,224,836

Notes:

[1]	For 2016, Mr. Pugliese was granted a short term incentive award of $163,093 representing a payout of 142% of his target opportunity pro-rated for the length of his service in 2016.

[2]	In 2017, Mr. Pugliese was granted long term equity incentive awards with an aggregate value on the date of grant of $945,022 consistent with the terms of his employment agreement (subject to rounding). These awards were granted in the form of 23,380 PSUs and 15,590 RSUs. Both PSUs and RSUs accrue dividend equivalents and are settled in common shares in accordance with the performance results and/or vesting requirement. The amounts shown exclude dividend equivalent amounts earned on the PSUs and RSUs granted. The dividend equivalent amount earned in 2017 (for the PSUs and RSUs granted in both 2016 and 2017 (excluding management DSUs) was $94,887. In 2016, Mr. Pugliese was granted long term equity incentive awards with an aggregate value on the date of grant consistent with the terms of his employment agreement. These awards were granted in the form of 18,190 PSUs and 18,190 RSUs.

[3]	In recognition of the forfeited short-term incentive plan payment as a result of his departure from his former employer, Mr. Pugliese received a one-time attraction incentive payment of $192,787 to reflect the pro-rated portion of the bonus earned at target at his previous employer. This payment was made at the same time the Hydro One 2016 STIP payment was processed in early 2017. In addition, in recognition of the estimated LTIP value forfeited from his previous employer, Mr. Pugliese received the following attraction incentive equity awards in 2016:

•	a one-time award of PSUs equivalent to $699,901 (subject to rounding and in the form of 26,940 PSUs) with vesting at December 31, 2018 (performance period: January 1, 2016 to December 31, 2018) and contingent on the standard terms and conditions of the other PSUs granted in 2016, including earnings per share relative to the performance targets and maintenance of the annualized dividend rate at a minimum level;

•	a one-time award of RSUs equivalent to $699,901 (subject to rounding and in the form of 26,940 RSUs) with vesting as follows: 50% vested May 2017 (13,825 shares (including dividend equivalents) with a value of on vesting of $329,948 and 50% vest May 2018.

Both PSUs and RSUs accrue dividend equivalents and are settled in common shares in accordance with the performance results and/or vesting requirement. All equity incentive amounts granted to Mr. Pugliese exclude dividend equivalent amounts earned on the PSUs and RSUs granted. The total dividend equivalent amount for Mr. Pugliese for 2016 was $21,180.

[4]	Mr. Pugliese has until September 9, 2021 (five years from the effective date of his appointment) to meet the share ownership requirements.

[5]	Values are based on the acquisition cost per share of the common shares on the date of purchase, the original grant value (for PSUs and RSUs), dividend equivalents earned to date and assumes the PSUs vest at 100% of their target and the RSUs vest in full.

[6]	For purposes of the share ownership requirements, value is calculated using the original grant value (for RSUs) and the acquisition cost (for common shares). Based on the $22.40 share price as of December 29, 2017, the total value is $1,275,301 which represents an 2.43 multiple of base salary.

[7]	PSUs are not included in calculating compliance with the share ownership requirements.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

EVP and Chief Legal Officer

James Scarlett, 64	Effective September 1, 2016, Mr. James Scarlett was appointed as Executive Vice President and Chief Legal Officer of Hydro One.

EVP and Chief Legal Officer Toronto, Ontario, Canada

Prior to joining Hydro One, Mr. Scarlett was a Senior Partner at Torys LLP. He joined Torys in March 2000 and held a number of leadership roles at the firm, including head of Torys’ Capital Markets Group, Mining Group and International Business Development Strategy. Mr. Scarlett was also a member of the firm’s Executive Committee from 2009-2015. Prior to joining Torys, Mr. Scarlett was a partner at another major Canadian law firm. While at that firm Mr. Scarlett held leadership roles as head of its Corporate Group, Securities Group and as a member of its Board. Mr. Scarlett was also seconded to the Ontario Securities Commission in 1987 and was appointed as the first Director of Capital Markets in 1988, a position he held until his return to private law practice in 1990.

Mr. Scarlett earned his law degree (J.D.) from the University of Toronto in 1981 and his Bachelor of Commerce Degree from the University of McGill in 1975. In 2015, Mr. Scarlett earned his ICD.D (Institute of Corporate Directors) designation.

2017 Target Total Direct Compensation –

Mr. Scarlett’s target total direct compensation has remained unchanged since his date of hire in 2016.
Base Salary	$500,000
Short Term Incentive	$350,000 (70% of base salary)
Long Term Incentive	$900,000 (180% of base salary)
Target Total Direct Compensation	$1,750,000

2017 Performance

Mr. Scarlett’s short-term incentive award was 132.9% of his target opportunity, which represents a corporate performance multiplier of 128.9% (bearing an 80% weighting) and an individual performance multiplier of 149% (bearing a 20% weighting).

As Executive Vice President and Chief Legal Officer, Mr. Scarlett has responsibility for the company’s legal department and participates and leads a number of strategic initiatives. As well, Mr. Scarlett acts as the executive team’s trusted advisor on a range of issues.

In 2017, Mr. Scarlett led the successful negotiation and execution of the Hydro One/Avista merger agreement. He initiated and continues to lead Hydro One’s efforts regarding the regulatory approval process associated with the merger. Mr. Scarlett also played a key role in activities related to acquisitions of local distribution companies.

Upon Mr. Vels’ resignation as Chief Financial Officer, Mr. Scarlett assumed the day to day oversight of the company’s Regulatory Affairs and Risk portfolios. This included leading the process for seeking a review and variance of the Ontario Energy Board’s decision regarding the treatment of the company’s deferred tax asset. Mr. Scarlett also led the development of the company’s internal fraud risk management program and provided leadership on certain code of conduct matters.

In 2017, Mr. Scarlett restructured the company’s legal department and renegotiated arrangements with external counsel resulting in savings of approximately $540,000. In addition, in respect of the Avista transaction, Mr. Scarlett arranged for cost reductions of external legal fees of approximately $500,000. Mr. Scarlett was successful in delivering on other cost reduction initiatives related to information technology savings and the repatriation of the Contact Centre previously run by its major service provider, Inergi LP.

80 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Actual Compensation – Mr. Scarlett’s base salary of $500,000 as at December 31, 2017 has remained unchanged since his date of hire in 2016.

	2015	2016 (pro-rated)		2017
Base Salary	N/A	$167,307		$500,000
Short Term Incentive	N/A	$166,227	(1)	$465,220	(1)
Long Term Incentive	N/A	$899,888	(2)	$900,160	(2)
Total direct compensation	N/A	$1,233,422		$1,865,380

Number of common shares owned as at December 31, 2017: 1,442

Number of PSUs as at December 31, 2017: 40,771

Number of RSUs as at December 31, 2017: 33,135

Status under share ownership guidelines (3)

Mr. Scarlett’s equity ownership is presented below as of December 31, 2017 except for management DSUs granted in 2018 in respect of 2017 STIP.

Value of common shares ($)(4)		Value of RSUs and Management DSUs($)(4) Management		Total value for share ownership requirements ($)(5)	As a multiple of base salary	Value of PSUs ($)(4)(6)	Total value of equity holdings ($)(4)
ESOP	NON-ESOP	RSUs	DSUs
33,161	0	835,370	456,130	1,324,661	2.65x	1,020,250	2,344,911

Notes:

[1]	For 2016, Mr. Scarlett was granted a short term incentive award of $166,227 representing a payout of 142% of his target opportunity pro-rated for the length of his service in 2016. In 2017, Mr. Scarlett elected to take 100% of his short term incentive award in management DSUs.

[2]	In 2017, Mr. Scarlett was granted long term equity incentive awards with an aggregate value on the date of grant of $900,160 consistent with the terms of his employment agreement (subject to rounding). These awards were granted in the form of 22,270 PSUs and 14,850 RSUs. Both PSUs and RSUs accrue dividend equivalents and are settled in common shares in accordance with the performance results and/or vesting requirement. The amounts shown exclude dividend equivalent amounts earned on the PSUs and RSUs granted. The dividend equivalent amount earned in 2017 (for the PSUs and RSUs granted in both 2016 and 2017 (excluding management DSUs) was $55,572. In 2016, Mr. Scarlett was granted long term equity incentive awards with an aggregate value on the date of grant of $899,888 consistent with the terms of his employment agreement. These awards were granted in the form of 17,180 PSUs and 17,180 RSUs. The amounts shown exclude dividend equivalent amounts earned on the PSUs and RSUs granted. The dividend equivalent amount for Mr. Scarlett for 2016 was $8,128.

[3]	Mr. Scarlett has until September 1, 2021 (five years from the effective date of his appointment) to meet the share ownership requirements.

[4]	Values are based on the acquisition cost per share of the common shares on the date of purchase, the original grant value (for PSUs and RSUs), dividend equivalents earned to date and assumes the PSUs vest at 100% of their target and RSUs vest in full.

[5]	For purposes of the share ownership requirements, value is calculated using the original grant value (for RSUs) and the acquisition cost (for common shares and management DSUs). Based on the $22.40 share price as of December 29, 2017, the total value is $1,264,317 which represents a 2.53 multiple of base salary.

[6]	PSUs are not included in calculating compliance with the share ownership requirements.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

ii. Summary Compensation Table

The following table sets out the compensation earned by the NEOs during the fiscal years 2015, 2016 and 2017, as applicable.

						Non-equity incentive
						plan compensation
						($)
Name and Principal position	Year	Salary ($)(1)	Share based awards ($)(3)(4)		Option based awards ($)	Annual incentive Plans ($)(5)		Long term incentive Plans ($)	Pension Value ($)		All other compensation ($)(2)(13)		Total Compensation ($)
Mayo Schmidt	2017	1,082,054	3,542,265		N/A	1,450,000		N/A	89,423		25,980		6,189,722
President and Chief	2016	850,000	2,379,948		N/A	1,170,000		N/A	64,024	(11)	20,081		4,484,053
Executive Officer	2015	281,154	0		N/A	253,038	(8)	0	0	(10)	825,187	(8)(10)	1,359,379

Michael Vels	2017	199,931	945,022		N/A	N/A		N/A	28,950		7,335		1,181,238
Former Chief Financial	2016	500,000	700,128		N/A	447,444		N/A	37,869	(11)	13,873		1,699,314
Officer (14)	2015	253,846	0		N/A	152,308	(9)	0	0	(10)	389,654	(9)(10)	795,808

Chris Lopez
SVP, Finance (Acting in the	2017	310,170	255,110		N/A	162,678		N/A	19,903		5,064		752,925
capacity of Chief Financial Officer)(12)	2016	39,344	0		N/A	22,227		N/A	1,592		0		63,163

Gregory Kiraly	2017	550,000	1,072,577		N/A	500,000		N/A	42,981		N/A		2,165,558
Chief Operating Officer	2016	169,230	1,072,744		N/A	166,363		N/A	8,630		N/A		1,416,967

Ferio Pugliese	2017	525,000	945,022		N/A	480,000		N/A	41,285		11,509		2,002,816
EVP, Customer Care	2016	163,557	2,344,954	(7)	N/A	163,093		N/A	7,955		192,787	(6)	2,872,346
and Corporate Affairs

James Scarlett	2017	500,000	900,160		N/A	465,220		N/A	39,973		10,961		1,916,314
EVP and Chief Legal Officer	2016	167,307	899,888		N/A	166,227		N/A	8,653		N/A		1,242,075

Notes:

[1]	Base salaries presented are actual amounts earned for fiscal years 2015, 2016 and 2017, as applicable. For the NEOs, they represent pro-rated amounts of their respective annual base salaries for 2015 or 2016, as applicable, depending on the year they joined the company: Mr. Schmidt – $850,000 (2015), Mr. Vels – $500,000 (2015), Mr. Gregory Kiraly – $550,000 (2016), Mr. Ferio Pugliese – $525,000 (2016), Mr. James Scarlett – $500,000 (2016), and Mr. Chris Lopez – $300,000 (2016). For 2017, the annual base salaries represent the pro-rated amounts for Mr. Schmidt, with a salary of $850,000 from January 1, 2017 to May 3, 2017 and a salary of $1,200,000 from May 4, 2017 to December 31, 2017 and Mr. Lopez with a salary of $300,000 from January 1, 2017 to March 31, 2017 and a salary of $313,500 from April 1, 2017 to December 31, 2017.
[2]	None of the NEOs are entitled to perquisites or other personal benefits which, in the aggregate, are worth more than $50,000 or 10% of their annualized base salary for each of 2015, 2016 and 2017.
[3]	Each NEO is eligible to receive an annual LTIP award consistent with market practices and quantum for comparative companies as defined by the board. The mix of instruments which will comprise the LTIP award will be determined annually and may vary from year to year at the board’s discretion. In 2016, each NEO other than Mr. Lopez was eligible to receive an LTIP award as a percentage of base salary divided equally between PSUs and RSUs (the PSUs and RSUs collectively referred to as the “Awards”). In 2017, PSUs and RSUs represented 60% and 40% of the LTIP award respectively. The number of PSUs and RSUs granted pursuant to the Awards were determined by reference to the closing price of the common shares of the company on the grant date of the Awards. For Mr. Schmidt, the 2017 LTIP award was 280% of pro-rated base salary from January 1, 2017 to May 3, 2017 and 330% of pro-rated base salary from May 4, 2017 to December 31, 2017). Both PSUs and RSUs accrue dividend equivalents and are settled in common shares in accordance with the performance results and/or vesting requirement. The amounts shown exclude dividend equivalent amounts earned on the PSUs, RSUs and management DSUs, as applicable. The dividend equivalent amounts for the NEOs in 2016 and 2017 were as follows: Mr. Schmidt – $61,942 (2016), $179,269 (2017); Mr. Vels – $18,221 (2016), $6,205 (2017); Mr. Lopez – $0 (2016), $7,009 (2017); Mr. Kiraly – $9,690 (2016), $66,861 (2017); Mr. Pugliese – $21,180 (2016), $94,887 (2017); Mr. Scarlett – $8,128 (2016), $55,572 (2017).

82 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

[4]	The dollar amounts represent the fair value of the awards on the grant date determined as a percentage of base salary (subject to rounding). The fair value of the PSUs and RSUs was determined by multiplying the number of units granted by the closing price of the common shares on the date of grant. As noted, the value of the awards is determined as a percentage of base salary, which is established based on benchmarking data. In 2016, the awards were an equal allocation of PSUs and RSUs. In 2017, PSUs and RSUs represented 60% and 40% of the LTIP award respectively.

[5]	The short term incentive awards are attributed to the noted financial year, are based on a percentage of base salary and are paid by April 1 of the following year. Executives can elect to receive up to 100% of the short term incentive awards in management DSUs. For Mr. Schmidt and Mr. Lopez, their 2017 LTIP award was calculated based on pro-rated salary amounts for the year. In 2017, Mr. Lopez and Mr. Scarlett elected to take 100% of their short term incentive award in management DSUs. In 2016, Mr. Schmidt elected to take 100% of his short term incentive award in management DSUs. Mr. Pugliese, Mr. Kiraly, Mr. Scarlett and Mr. Lopez were not eligible to make such an election in 2016. Each NEO, other than Messrs. Schmidt and Vels, were granted a short term incentive award pro-rated for the length of his service in 2016.

[6]	In recognition of the forfeited short-term incentive plan payment as a result of his departure from his former employer, Mr. Pugliese received a one-time attraction incentive payment to reflect the pro-rated portion of the bonus earned at target at his previous employer. This payment was made at the same time the Hydro One 2016 STIP payment was processed in early 2017.

[7]	In recognition of the estimated LTIP value forfeited from his previous employer, Mr. Pugliese received the following attraction incentive equity awards:

•	a one-time award of 2016 PSUs equivalent to $699,901 (subject to rounding) with vesting at December 31, 2018 (performance period: January 1, 2016 to December 31, 2018) and contingent on the standard terms and conditions of the 2016 PSUs, including earnings per share relative to the performance targets and maintenance of the annualized dividend rate at a minimum level; and

•	a one-time award of 2016 RSUs equivalent to $699,901 (subject to rounding) with vesting as follows: 50% vested May 2017 (13,825 shares (including dividend equivalents) with a value on vesting of $329,948) and 50% vest May 2018.

Both PSUs and RSUs accrue dividend equivalents and are settled in common shares in accordance with the performance results and/or vesting requirement. The above dollar amounts exclude dividend equivalents.

[8]	For 2015 only, in place of his long term incentive, Mr. Schmidt received a cash payment in respect of his target long term incentive award of 280% of base salary and a payment in respect of his target short term incentive award of 90% of base salary, in each case pro-rated from his September 3, 2015 start date.

[9]	For 2015 only, in place of his long term incentive, Mr. Vels received a cash payment in respect of his target long term incentive award of 140% of base salary and a payment in respect of his target short term incentive award of 60% of base salary, in each case pro-rated from his July 1, 2015 start date.

[10]	Messrs. Schmidt and Vels did not participate in the Hydro One DBPP in 2015. In lieu of the contribution to the Hydro One DCPP, Messrs. Schmidt and Vels received a cash payment representing the contribution Hydro One would otherwise have made to the DCPP. This cash payment was $37,956 for Mr. Schmidt and $34,269 for Mr. Vels and is included under “All other compensation”.

[11]	For Messrs. Schmidt and Vels, the amounts in 2016 include after tax dollars moved to a registered retirement savings plan for their benefit.

[12].	Following Mr. Vels resignation on May 19, 2017, Mr. Lopez has acted in the capacity of CFO. Mr. Lopez’s base salary of $300,000 as at December 31, 2016 was increased to $313,500 on April 1, 2017. Mr. Lopez did not receive any long term incentive for 2016.

[13].	All NEOs, except Mr. Kiraly, participate in the non-union ESOP. Amounts include the employer contribution to ESOP on behalf of the NEO. For Mr. Schmidt and Mr. Vels, the amounts in this column for 2017 represent the company’s contributions to the ESOP made in 2017 as well as a contribution made in respect of December 2016 but settled in January 2017.

[14]	Following Mr. Vels resignation on May 19, 2017, his long term incentive awards from 2016 and 2017 and his short term incentive award for 2017 were forfeited.

Outstanding Share-Based Awards and Option-Based Awards

The following chart provides details regarding outstanding option and share-based awards for the NEOs as of December 31, 2017 (based on the acquisition cost and dividend equivalents earned up to December 31, 2017) except with respect to management DSUs granted in 2018 to Mr. Lopez and Mr. Scarlett in respect of 2017 STIP:

		Option-based Awards(1)			Share-based Awards

Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the- money options ($)	Number of shares or units of shares that have not vested (#)(3)	Market or payout value of share- based awards that have not vested ($)(3)	Market or payout value of vested share-based awards not paid out or distributed(4) ($)(4)
Mayo Schmidt	N/A	N/A	N/A	N/A	253,887	6,101,483	1,199,324
Michael Vels(2)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Chris Lopez	N/A	N/A	N/A	N/A	10,827	262,119	153,272
Gregory Kiraly	N/A	N/A	N/A	N/A	88,808	2,212,183	N/A
Ferio Puglies(5)	N/A	N/A	N/A	N/A	118,678	3,034,913	N/A
James Scarlett	N/A	N/A	N/A	N/A	73,906	1,855,620	456,130

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

Notes:

[1]	The human resources committee has not granted any option-based awards in 2017, however, on December 8, 2017, the board approved that option-based awards will be awarded to eligible employees commencing in 2018.
[2]	Upon his resignation on May 19, 2017, Mr. Vels forfeited all of his unvested RSUs and PSUs.
[3]	Amounts include all PSUs and RSUs granted since 2016, including dividend equivalents. The amounts assume PSUs vest at target.
[4]	Total represents the aggregate value of short term incentive awards the NEO voluntarily elected to receive as management DSUs, and the dividend equivalents earned as additional management DSUs.
[5]	In recognition of the estimated LTIP value forfeited from his previous employer, Mr. Pugliese received the following attraction incentive equity awards in 2016:
a.	a one-time award of PSUs equivalent to $699,901 (subject to rounding and in the form of 26,940 PSUs) with vesting at December 31, 2018 (performance period: January 1, 2016 to December 31, 2018) and contingent on the standard terms and conditions of the other PSUs granted in 2016, including earnings per share relative to the performance targets and maintenance of the annualized dividend rate at a minimum level; and
b.	a one-time award of RSUs equivalent to $699,901 (subject to rounding and in the form of 26,940 RSUs) with vesting as follows: 50% vested May 2017 (13,825 shares, including dividend equivalents, with a value on vesting of $329,948) and 50% vest May 2018.

iii. Incentive Plan Awards – Value Vested or Earned during the Year

Name and Principal Position	Option-based awards – Value vested during the year ($)(1)	Share-based awards – Value vested during the year ($)(2)	Non-equity incentive plan compensation – value earned during the year ($)(3)
Mayo Schmidt	N/A	N/A	1,450,000
President and Chief Executive Officer

Michael Vels	N/A	N/A	N/A
Former Chief Financial Officer

Chris Lopez	N/A	153,272	162,678
SVP, Finance (Acting in the capacity of
Chief Financial Officer)

Gregory Kiraly	N/A	N/A	500,000
Chief Operating Officer

Ferio Pugliese	N/A	329,948	480,000
EVP, Customer Care and Corporate
Affairs

James Scarlett	N/A	456,130	465,220
EVP and Chief Legal Officer

Notes:

[1]	The human resources committee has not granted any option-based awards in 2017, however, on December 8, 2017, the board approved the awarding of option-based awards to certain eligible employees commencing in 2018.
[2]	The value of share-based awards that vested, if any, during the fiscal year includes dividend equivalents earned on these awards during the period. Total, except in respect of Mr. Pugliese, represents the aggregate value of short term incentive awards (less any pension contributions) the NEO voluntarily elected to receive as management DSUs, and the dividend equivalents earned as additional management DSUs. Mr. Pugliese had 13,825 RSUs (including dividend equivalents) vest with a value on vesting of $329,948)
[3]	This column includes the full amount of the short term incentive awards even if a NEO elected to receive all or a portion as management DSUs.

F. Retirement Benefits:

i. Defined Contribution Pension Plan

All of the named executive officers participate in the Hydro One DCPP. Hydro One’s DCPP is designed to:

•	attract and retain employees;

•	result in lower and more stable cost over time compared to the Hydro One DBPP; and

•	promote sharing of retirement savings responsibility between Hydro One and its employees.

84 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

A summary of the key terms of the Hydro One DCPP is presented below:

Eligibility	All new non-union hires on or after September 30, 2015. All of the named executive officers participate in the DCPP.

Employee contribution	Mandatory contribution of a minimum of 4% of pensionable earnings and a maximum contribution of 6% of pensionable earnings, subject to the limit outlined under the “Supplemental plan” below.

Employer match	Employee contributions are matched by Hydro One.

Pensionable earnings	Base salary plus actual short term incentive (but not exceeding 50% of base salary).

Supplemental plan	Once the total employee and employer contributions for the calendar year has reached the maximum contribution level permissible under a registered pension plan, as per the Income Tax Act (Canada), employee contributions cease. Notional employer contributions are allocated to a notional supplemental pension plan account for the employee’s benefit. The notional supplemental pension plan was approved by the board on December 8, 2017 and replaces a non-registered saving plan in which employer contributions were made on an after-tax basis.

The following table summarizes the pension information for the NEOs participating in the Hydro One DCPP as at December 31, 2017:(1)

Name	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Mayo Schmidt	66,495	89,423	162,729
President & CEO

Michael Vels	41,117	28,950	76,962	(2)
Former Chief Financial Officer

Chris Lopez	1,601	19,903	22,471
SVP, Finance (Acting in the capacity of Chief Financial Officer)

Gregory Kiraly	8,724	42,981	53,855
Chief Operating Officer

Ferio Pugliese	8,070	41,285	51,615
EVP, Customer Care and Corporate Affairs

James Scarlett	8,948	39,973	52,574
EVP and Chief Legal Officer

Note:

[1]	In respect of the NEOs, the totals include after tax amounts made to a non-registered savings plan for their benefit.

[2]	The accumulated value for Mr. Vels is as at his date of resignation, May 19, 2017.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

ii. Defined Benefit Registered Pension Plan

Hydro One Inc., the company’s wholly owned subsidiary, established a contributory defined benefit registered pension plan (DBPP) on December 31, 1999. Hydro One Inc. manages and invests the assets and liabilities of the pension fund as plan sponsor and administrator of the plan. Hydro One Inc. has closed participation in the Hydro One DBPP to new non-union hires effective September 30, 2015. Non-union employees who were eligible members of the DBPP as of September 30, 2015 continue to participate in the DBPP.

The DBPP provides a benefit, in respect of all years of service, which is based on each plan member’s highest average earnings at the time of his or her termination or retirement. The value of the increase or decrease in the present value of the defined benefit obligation is affected by differences between actual compensation for the year and the earnings increase assumptions for the year, assumed at the end of the prior year. When the actual earnings increase is not in line with the assumed level, it impacts the total defined benefit obligation in respect of past service. If the expected highest average earnings based on the most recent information is lower than the highest average earnings based on the prior year estimate, it results in a decrease in the defined benefit obligation.

None of the current NEOs participate in the Hydro One DBPP. The NEOs and other new non-union employees hired on or after July 1, 2015 who were not eligible to join the DBPP as of September 30, 2015 participate in the DCPP effective January 1, 2016.

iii. DBPP Supplementary Pension Plan Benefits

Hydro One’s supplementary pension plan (the supplementary pension plan) provides benefits that are in excess of Income Tax Act (Canada) limits and that cannot be provided under the DBPP. The supplementary pension plan is unfunded and the benefits from this plan are paid from general revenues. Hydro One Inc.’s obligations to participants under the supplementary pension plan are secured by a letter of credit.

None of the current NEOs participate in the supplementary pension plan.

86 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

G. Termination and Change of Control Benefits:

Each of the NEOs is a party to an employment agreement with Hydro One governing the terms of their employment. The following table sets out the entitlements of the NEOs under various termination scenarios:

Compensation element	Resignation(1)	Retirement(2)	Termination without cause(3)(7)	Termination without Cause following change in control (double trigger)(4)(5))(8)	Termination with cause
Severance	None	None	2 x aggregate of base salary plus lower of (i) average annual bonus for the prior 3 years and (ii) target bonus for the year of termination	Same as termination without cause	None

Base Salary	Base Salary ends	Base Salary ends	Base Salary ends	Base Salary ends	Base Salary ends

Annual Incentive	Award forfeited	Award forfeited	Award forfeited	Award forfeited	Award forfeited

RSUs	Unvested awards are forfeited	Continue to vest according to schedule	Unvested awards expire on date of termination except if termination occurs within 24 months following a change in control(6)	Consequences depend on circumstances of change in control(6)	Award forfeited

PSUs	Unvested awards are forfeited	Continue to vest according to schedule	Unvested awards expire on date of termination except if termination occurs within 24 months following a change in control(6)	Consequences depend on circumstances of change in control(6)	Award forfeited

Pension	Entitled to accrued pension	Entitled to accrued pension	Entitled to accrued pension	Entitled to accrued pension	Entitled to accrued pension

Options and Share	Unvested awards	Continue to vest	Unvested awards	Consequences	Award Forfeited

Appreciation Rights	are forfeited	according to schedule	expire on date of termination except if termination occurs within 24 months following a change in control(6)	depend on circumstances of change in control(6)

Group health and welfare	Benefits end	Benefits end	Continue for up to 24 months	Continue for up to 24 months	Benefits end

Notes:

[1]	The President and CEO and the CFO may voluntarily resign their employment at any time by giving the board 6 months’ written notice, while the other NEOs must give the board 3 months written notice.
[2]	An executive is considered to have ‘retired’ if the executive has given six months prior notice with the approval of the board, complies with such conditions as the board may require in connection with its approval and as may be reasonably required to facilitate transitional matters and is paid no cash severance payment or retirement allowance or equivalent. If these criteria are not satisfied, the termination of employment will be treated as a resignation, and the appropriate termination provisions will apply.
[3]	Payment of such amounts are conditional upon delivery of a full and final release document to the company and compliance with post-employment covenants respecting any applicable non-competition, non-solicitation and non-disparagement and maintaining the confidentiality of Hydro One’s confidential information.
[4]	Treatment only applies to termination by the company without cause or by the executive with good reason within 24 months following a change in control and only applies to awards made prior to the change in control. There is no entitlement to any benefit upon a change in control without a termination of employment. “Good reason” means a material change in title, responsibilities or authority or a material reduction in base salary or in short term and long term incentive opportunity.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

[5]	A ‘change in control’ will occur in the following circumstances:

(a)	more than 50% of the outstanding voting securities of the company are acquired;
(b)	all or substantially all of the assets of the company are sold, assigned or transferred other than to a wholly owned subsidiary;
(c)	an acquisition of the company via merger, amalgamation, consolidation, statutory arrangement or otherwise or the dissolution or liquidation of the company;
(d)	individuals who at the beginning of any two-year period constitute the board cease to constitute a majority of the board during such two-year period excluding any individuals whose service ceased due to death;
(e)	pursuant to its rights in the governance agreement, the Province of Ontario replaces the entire Board (other than the CEO) and, in its discretion, the Chair of the Board;
(f)	a change is made to an Ontario law or regulation that:
(i)	both (A) expressly states that it applies either (1) to Hydro One or an affiliate or (2) companies in the electrical transmission and/or distribution business generally but has a disproportionate effect on Hydro One and its affiliates as a whole, and (B) would materially adversely affect the ability of Hydro One to achieve any corporate performance measures set out in any outstanding awards; or
(ii)	imposes limits on the quantum of compensation that may be paid to non-union employees of Hydro One or its affiliates other than restrictions established for rate approval or other purposes which do not restrict amounts actually paid; or
(g)	the board passes a resolution confirming that a change in control has occurred.

As a result of limitations on the ownership of the company’s shares under the Electricity Act (Ontario), there would have to be an amendment to such statute for a change in control to occur in certain circumstances. Subparagraphs (d) to (f) above and paragraph 6(ii) below represent amendments to the LTIP that were approved by the board on November 10, 2017 and confirmed by the TSX on December 28, 2017.

[6]	If within 24 months following a change in control, the executive’s employment is terminated by the company without cause then, without any action by the plan administrator:
(i)	if the change in control is one of the circumstances set out in paragraphs (a) to (c) or (g) of the definition of change in control, noted in footnote (5) above, the prior awards held by the executive on the change in control (the “Affected Awards”) shall continue to vest and be settled or exercised in accordance with their terms; and
(ii)	if the change in control is one of the circumstances set out in paragraphs (d) to (f) of the definition of change in control noted in footnote (5) above, the Affected Awards shall vest and become realizable or payable as of the termination date, and for this purpose any performance goals assigned to any such Affected Awards shall be deemed to have been met at 100% of the specified target level of performance for such performance goals and each such Affected Award that is an option or share appreciation right shall continue to be exercisable until, and will expire on, the earlier of its expiry date and 90 days following the termination date.
[7]	Mr. Lopez is entitled to 1 x aggregate of base salary plus lower of (i) average annual bonus for the prior 3 years and (ii) target bonus for the year of termination provided that if Mr. Lopez has not worked 3 full calendar years at termination, Mr. Lopez will only be entitled to (ii). Mr. Lopez’s group health and welfare will continue for 12 months.
[8]	Not applicable to Mr. Lopez.

For a summary of other terms and conditions of the LTIP, please refer to page 91.

88 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

The NEOs are not eligible for incremental payments or benefits except that all NEOs other than Mr. Lopez are entitled to incremental payments or benefits in the event of a termination by the company without cause or a resignation by the executive for good reason, both within 24 months following a change in control. The table below shows the incremental payments that would be made to the company’s NEOs, if such events had occurred on December 31, 2017.

Name(1)	Resignation ($)	Retirement ($)	Termination Without Cause ($)(2)	Termination without Cause after Change in Control (double trigger) ($)(3)	Termination with Cause ($)
Mayo Schmidt	0	0	5,040,000	10,727,069	0
President and Chief Executive Officer

Chris Lopez(4)	0	0	N/A	N/A	0
SVP, Finance (Acting in the capacity of Chief Financial Officer)

Gregory Kiraly	0	0	1,870,000	3,859,319	0
Chief Operating Officer

Ferio Pugliese	0	0	1,785,000	4,470,706	0
EVP, Customer Care and Corporate Affairs

James Scarlett	0	0	1,700,000	3,555,620	0
EVP and Chief Legal Officer

Notes:

[1]	Mr. Vels resigned on May 19, 2017 and therefore has not been included in the above table.
[2]	Severance payments are calculated based on annualized salary and the target short term incentive for the fiscal year 2017.
[3]	Termination without cause as a result of a change in control (double trigger) payments as if the event had occurred on December 31, 2017.
[4]	Mr. Lopez is not entitled to incremental payments or benefits in the event of a termination by the company without cause within 24 months following a change in control or in the event of a resignation for good reason within 24 months following a change in control.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

H. Appendices:

i. Securities Authorized For Issue Under Equity Compensation Plans

The following table provides a summary as of December 31, 2017, of the security based compensation plans pursuant to which equity securities of Hydro One may be issued.

Plan Category	Equity Compensation Plan	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights ($) (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A) (C)

Equity compensation plans approved by shareholders	N/A	N/A	N/A	N/A

Equity compensation plans not approved by shareholders(2)	Long Term Incentive Plan	823,410(1)	N/A	11,061,490(1)(2)
	Power Workers’ Union Share	3,469,689(3)	20.50	0(3)
	Grant Plan(4)

	Society of United Professionals	1,356,043(3)	20.50	0(3)
	Share Grant Plan(4)
Total		5,649,142	N/A	11,061,490

Notes:

[1]	Assumes for this purpose, PSUs vest at 100% of target.
[2]	As at December 31, 2017, 15,100 common shares (approximately .003% of the 595,386,711 issued and outstanding common shares as at December 31, 2017) have been issued under the Long Term Incentive Plan.
[3]	As at December 31, 2017, 371,611 common shares have been issued under the Power Workers’ Union Share Grant Plan (0.062% of the 595,386,711 issued and outstanding common shares as at December 31, 2017) and 3,469,689 common shares remain available for issuance (0.58% of the 595,386,711 issued and outstanding common shares as at December 31, 2017) after giving effect to certain forfeitures. No common shares have been issued under the Society of United Professionals Share Grant Plan to date and 1,356,043 common shares remain available for issuance (0.23% of the 595,386,711 issued and outstanding common shares as at December 31, 2017) after giving effect to certain forfeitures.
[4]	The number of common shares to which the eligible employees represented by the Power Workers Union and the Society of United Professionals are entitled to under the Grant Plans is determined as a percentage of salary and the price at which the Province agreed to sell the shares as reflected in the final prospectus of the initial public offering.

90 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

ii. Long Term Incentive Plan

A summary of the key terms of the LTIP are presented below:

Types of Awards	PSUs and RSUs. (See pages 61 and 63 for details)

Restricted shares. A restricted share award is an award of common shares subject to forfeiture restrictions.

DSUs. A DSU is an award that entitles the participant to receive common shares following termination of employment or service with the company. DSUs may be subject to performance conditions or other vesting conditions.

While none of the following have been granted, the LTIP also contemplates the possibility of grants of:

Options. An option is the right to acquire a common share on a future date on payment of the exercise price. The exercise price of an option may not be less than the fair market value of a common share on the date of grant. The term of an option may not exceed 10 years, unless extended due to the existence of a company trading blackout period. The human resources committee has not granted any option-based awards in 2017, however, on December 8, 2017, the board approved that option-based awards will be awarded to eligible employees in 2018.

SARs. A share appreciation right (SAR) is the right to receive common shares equal in value to the appreciation in the value of a common share over a period. The base price against which a SAR is to be measured may not be less than the fair market value of a common share on the date of grant. An option and a SAR may be granted in tandem, in which event the SAR will vest and be exercisable on the same dates as the related option and the exercise of the option results in the surrender of the SAR, and vice versa. The term of a SAR may not exceed 10 years, unless extended due to the existence of a company trading blackout period.

Other awards. Other awards are awards that are convertible into or otherwise based on the common shares.

Eligibility	Employees and consultants of Hydro One and its affiliates as determined by the human resources committee.

Non-employee directors on the board are not eligible.

Maximum No. of Shares Authorized	11,900,000 common shares or approximately 2% of the issued and outstanding shares. Within that limit the maximum number of common shares which may be issued as PSUs, RSUs or DSUs is 4,760,000 common shares (or approximately 0.8% of the issued and outstanding shares as of December 31, 2017).

If an award expires without exercise, is cancelled, forfeited or terminated or otherwise is settled without the issuance of common shares, common shares which were issuable under the award will be available for future grants. Common shares issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition will not reduce the number of shares available for awards under the LTIP unless otherwise required by law or stock exchange rule.

Insider Limits	Under the LTIP and any other Hydro One security based compensation arrangements:

• maximum number of common shares issuable to insiders at any time is 10% of the outstanding common shares.

• maximum number of common shares issuable to insiders within any one year period is 10% of the outstanding common shares.

Company trading blackout periods

If an award is scheduled to expire during, or within five business days after, a company trading blackout period restricting employees from trading in common shares, then the award shall expire ten business days after such restricted trading period expires.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

Death & Disability	Unless otherwise determined by the human resources committee, a pro rata portion of the next instalment of the award due to vest shall immediately vest, based on the number of days elapsed since the last instalment vested compared to the period from the last vesting date to the next vesting date (or if none have vested, the date of grant). Any performance targets are deemed to have been met at 100% of the target performance level. Vested awards subject to exercise will remain exercisable for 90 days, or the award’s normal expiration date if earlier.

Retirement	Unless otherwise determined by the human resources committee, all unvested awards continue to vest and are settled and exercised in accordance with their terms.

“Retirement” means:

(a) If the employee:

i. is the CEO or reports directly to the CEO, the retirement has been approved by the board and the employee complies with such conditions as the board may require, and

ii. is not i above, the employee has reached age 65 or reached age 55 with a minimum of 10 years of service or such lesser age and/or service thresholds as the human resources committee may determine;

(b) the employee has given formal notice of their intention to retire six months in advance or such lesser period as the human resources committee may approve;

(c) no cash severance payment or retirement allowance or equivalent is paid; and

(d) the employee has complied with such transitional activities as may be reasonably required by Hydro One until the date the individual has ceased active employment.

Resignation	Unless otherwise determined by the human resources committee, all unvested awards are forfeited. Vested awards subject to exercise will remain exercisable for 90 days, or the award’s normal expiration date if earlier.

Termination For Cause	All awards, whether vested or unvested, are forfeited and cancelled.

Termination Without Cause	Unless otherwise determined by the human resources committee and except if termination occurs within 24 months following a change in control, all unvested awards are forfeited. Vested awards subject to exercise will remain exercisable for 90 days, or the award’s normal expiration date if earlier.

Termination Without Cause Within 24 Months Following	If within 24 months following a change in control, the executive’s employment is terminated by the company without cause then, without any action by the plan administrator:
a Change in Control

(i)  if the change in control is one of the circumstances set out in paragraphs (a) to (c) or (g) of the definition of change in control, noted in footnote (5) to the Termination and Change of Control Benefits table above, the Affected Awards (as defined in footnote (6) to the Termination and Change of Control Benefits table above) shall continue to vest and be settled or exercised in accordance with their terms; and

(ii)   if the change in control is one of the circumstances set out in paragraphs (d) to (f) of the definition of change in control noted in footnote (5) to the Termination and Change of Control Benefits table above, 1) the Affected Awards shall vest and become exercisable, realizable or payable as of the termination date, 2) any performance goals assigned to any such Affected Awards shall be deemed to have been met at 100% of the specified target level of performance for such performance goals and 3) any Affected Award that is an Option or SAR shall continue to be exercisable until, and will expire on, the earlier of its expiry date and 90 days following the termination date.

92 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Change in Control	The human resources committee may provide for the conversion or exchange of outstanding awards for new awards or other securities of substantially equivalent value (or greater value) in any entity participating in or resulting from the change in control, or, for the accelerated vesting or delivery of shares under awards, or for a cash-out of outstanding awards.

Definition of Change in Control	Subject to certain exceptions, means:

(a) more than 50% of the outstanding voting securities of the company are acquired;

(b) all or substantially all of the assets of the company are sold, assigned or transferred, other than to a wholly owned subsidiary;

(c) an acquisition of the company via merger, amalgamation, consolidation, statutory arrangement or otherwise or the dissolution or liquidation of the company;

(d)  individuals who at the beginning of any two-year period constitute the Board cease to constitute a majority of the Board, excluding any individuals whose service ceased due to death during such two-year period;(1)

(e) pursuant to its rights in the governance agreement, the Province of Ontario replaces the entire board (other than the CEO) and, in its discretion, the Chair of the board;(1)

(f) a change is made to an Ontario law or regulation that:

(i)  both (A) expressly states that it applies either (1) to Hydro One or an affiliate or (2) companies in the electrical transmission and/or distribution business generally but has a disproportionate effect on Hydro One and its affiliates as a whole, and (B) would materially adversely affect the ability of Hydro One to achieve any corporate performance measures set out in any outstanding awards; or

(ii)   imposes limits on the quantum of compensation that may be paid to non-union employees of Hydro One or its affiliates other than restrictions established for rate approval or other purposes which do not restrict amounts actually paid; (1) or

(g) the board passes a resolution confirming that a change in control has occurred.

As a result of limitations on the ownership of the company’s shares under the Electricity Act (Ontario), there would have to be an amendment to such statute for a change in control to occur in certain circumstances. Subparagraphs (d) to (f) above and paragraph 6(ii) below represent amendments to the LTIP that were approved by the board on November 10, 2017 and confirmed by the TSX on December 28, 2017.

Assignability	Options are generally not assignable or transferable. Other awards may be assigned to a ‘permitted assign’ (as defined under Canadian securities law), which includes a spouse, registered retirement savings plan, registered retirement income fund or personal holding company.

Discretion	The human resources committee can accelerate vesting or exercisability of an award. The human resources committee may adjust performance objectives in an objectively determinable manner to reflect events occurring during the performance period that affect the applicable performance objective.

Clawback	The human resources committee may provide that an award may be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback, recoupment or similar policy adopted by the company or as otherwise required by law or applicable stock exchange listing standards.

Adjustments

The human resources committee may make adjustments as it determines in its sole discretion to the terms of any award, the number and type of securities issuable under the award and the number of common shares issuable under the LTIP in the event of a subdivision or consolidation of common shares or any similar capital reorganization, or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or in the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization of the company that does not constitute a change in control.

TSX: H     HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

EXECUTIVE COMPENSATION

Amendment	The human resources committee may amend the LTIP or outstanding awards, or terminate the LTIP as to future grants of awards, except that a change that would affect materially and adversely an employee’s rights under the award is subject to the employee’s consent unless expressly provided in the LTIP or the terms of the award at the time of grant.

Shareholder approval is required for any amendment that:

(a) increases the number of common shares available for issuance under the LTIP or increases the limits on awards to insiders (except with respect to the adjustments described above),

(b) permits non-employee directors to receive awards,

(c)   reduces the exercise price of an award (including by cancelling an award and reissuing an award to the same participant with a lower exercise price) except pursuant to the provisions of the LTIP which permit the human resources committee to make equitable adjustments in the event of transactions affecting the company or its capital,

(d) extends the term of any award beyond its original expiration date (except where the expiration date would have fallen within a company blackout period or within 5 business days thereof),

(e) permits an award to be exercisable or settled beyond 10 years from its grant date (except where the expiration date would have fallen within a company blackout period),

(f) permits awards to be transferred other than to a “permitted assign” (as defined under Canadian securities law) or for normal estate settlement purposes, or

(g) deletes or reduces the range of amendments which require shareholder approval.

Note:

[1]	Represents a change to the LTIP which was approved by the board on November 10, 2017 and confirmed by the TSX on December 28, 2017.

The above description of the LTIP is summary in nature and is qualified in its entirety to the text of the LTIP.

94 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

iii. Share Grant Plans for Certain Members of the Power Workers’ Union and the Society of United Professionals

A summary of the key terms of the share grant plans referenced above is provided below:

	Power Workers’ Union Share Grant Plan	Society of United Professionals Share Grant Plan

Benefit	Right to receive common shares on April 1 of each year for up to a specified number of years beginning April 1, 2017.	Right to receive common shares on April 1 of each year for up to a specified number of years beginning April 1, 2018.

Eligibility	Employees represented by the Power Workers Union and contributing to the Hydro One DBPP as of April 1, 2015	Employees represented by the Society of United Professionals and contributing to the Hydro One DBPP as of September 1, 2015

Maximum No. of Shares Authorized	3,981,763 common shares (0.67% of the outstanding common shares as of December 31, 2017)	1,434,686 common shares (0.24% of the outstanding common shares as of December 31, 2017)

Schedule for Delivery of Shares	Each participant received a schedule setting out the shares to be delivered on each date subject to the participant’s continuous employment, which schedule provided that the last delivery date would be the first to occur of:	Each participant received a schedule setting out the shares to be delivered on each date subject to the participant’s continuous employment, which schedule provided that the last delivery date would be the first to occur of:

	• April 1, 2028;	• April 1, 2029;

	• the date the employee has greater than 35 years of pensionable service under the Hydro One defined benefit pension plan; and	• the date the employee has greater than 35 years of pensionable service under the Hydro One defined benefit pension plan; and

	• the date the employee must, due to age, cease contributing to such plan under the current provisions of the Income Tax Act (Canada)	• the date the employee must, due to age, cease contributing to such plan under the current provisions of the Income Tax Act (Canada)

Termination of employment	Delivery of common shares ceases if participant has not been an employee continuously from April 1, 2015.	Delivery of common shares ceases if participant has not been an employee continuously from September 1, 2015.

Assignability Amendment	Right to receive common shares is non-assignable Board may amend the plan at any time subject to the consent of the Power Workers’ Union and provided that an amendment that would prejudice the right of a participant to be delivered common shares is subject to the participant’s consent. Shareholder approval is required for any amendment that:

Right to receive common shares is non-assignable Board may amend the plan at any time subject to the consent of the Society of United Professionals and provided that an amendment that would prejudice the right of a participant to be delivered common shares is subject to the participant’s consent.

Shareholder approval is required for any amendment that:

	a) increases the number of common shares reserved for issuance under the plan,	a) increases the number of common shares reserved for issuance under the plan,

	b) permits non-employee directors to participate,	b) permits non-employee directors to participate,

	c) allows equity-based awards other than grants of common shares to be made under the plan, or d) amends the amendment provisions other than to add additional matters requiring shareholder approval.	c) allows equity-based awards other than grants of common shares to be made under the plan, or d) amends the amendment provisions other than to add additional matters requiring shareholder approval.

The above description of the share grant plans is summary in nature and is qualified in its entirety to the text of each share grant plan.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

Other Information

Directors’ and Officers’ Liability Insurance

Hydro One carries the following types of directors’ and officers’ liability insurance: (i) traditional directors’ and officers’ insurance (the traditional policy) which has a total policy limit of $200 Million in the aggregate, including defence costs; and (ii) public offering of securities directors’ and officers’ liability insurance (the public offering of securities policy) which has a total policy limit of $200 Million in the aggregate, including defence costs. Under these policies, Hydro One and its subsidiaries are reimbursed for payments made under indemnity provisions on behalf of directors and officers for actual or alleged wrongful acts committed in their insured capacity, subject to all the terms, conditions and exclusions of the policies. Each policy has a $100,000 deductible for indemnifiable claims. The 2017 premium costs for these policies, exclusive of taxes, are as follows: (i) approximately $349,809 for the traditional policy; and (ii) approximately $133,063 (annualized portion of the total premium cost over the life of the policy) for the public offering of securities policy.

Indebtedness of Directors, Officers and Employees

No director, executive officer, employee, former director, former executive officer or former employee or associate of any director or executive officer of Hydro One or any of its subsidiaries had any outstanding indebtedness to Hydro One or any of its subsidiaries except routine indebtedness or had any indebtedness that was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Hydro One or any of its subsidiaries.

Interest of Informed Persons in Material Transactions

Other than as noted below and elsewhere in this circular, there are no material interests, direct or indirect, of any director or executive officer of the company, any shareholder that beneficially owns, or controls or directs (directly or indirectly), more than 10% of any class or series of Hydro One’s common shares, or any associate or affiliate of any of the foregoing persons, in any transaction since the commencement of the company’s most recently completed financial year before the date hereof that has materially affected or is reasonably expected to materially affect the company.

In connection with the initial public offering, on November 5, 2015, the company entered into: (i) the governance agreement with the Province; and (ii) a registration rights agreement (the registration rights agreement) with the Province granting the Province certain rights with respect to future sales of common shares owned by the Province.

Interest of Certain Persons in Matters to be Acted Upon

Other than the election of directors of Hydro One or as otherwise set out in this circular, no director or executive officer of the company, or any associate or affiliate of any of the foregoing persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the meeting.

Shareholder Proposals and Nominations

A shareholder intending to submit a proposal at an annual meeting of shareholders of the company must comply with the applicable requirements of the Business Corporations Act (Ontario) and the company’s by-laws. Any proposal to be considered at the 2018 annual meeting of the company must be received by the Corporate Secretary of Hydro One by no later than March 16, 2019.

Shareholders who wish to nominate candidates for election as directors must provide timely notice in writing to the Corporate Secretary, Hydro One Limited, 483 Bay Street, South Tower, 8th Floor Reception, Toronto, Ontario, Canada M5G 2P5 and include the information set forth in the company’s by-laws. The notice must be made not less than 30 days (40 days where notice and access is to be used) prior to the date of the annual meeting of shareholders in 2018. See the company’s by-laws for complete details on the procedures to be followed. The company’s by-laws are available under Hydro One’s profile on SEDAR at www.sedar.com

Other Business

Management does not currently know of any matters to be brought before the meeting other than those set forth in the notice accompanying this circular.

96 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

Additional Information

Additional information relating to Hydro One is available under Hydro One’s profile on SEDAR at www.sedar.com and on our website at www.HydroOne.com. For additional details concerning the governance agreement and the registration rights agreement, please refer to Hydro One’s annual information form which is available under Hydro One’s profile on SEDAR at www.sedar.com. Additional financial information is provided in the consolidated financial statements and notes to the consolidated financial statements and management’s discussion and analysis of Hydro One for 2017. Shareholders may request copies of Hydro One’s financial statements and management’s discussion and analysis by sending a request in writing to:

483 Bay Street

c/o Corporate Secretary of Hydro One Limited

8th Floor, South Tower

Toronto, Ontario

M5G 2P5

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

Schedule “A” Hydro One Limited

Mandate for the Board of Directors

The board of directors (the “Board”) of Hydro One Limited (including its subsidiaries, the “Company”) is elected by the shareholders and is responsible for overseeing the business and affairs of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management, all with a view to preserving and enhancing the business of the Company and its underlying value.

Responsibilities

While the Board maintains oversight of the Company’s operations, it delegates to the Chief Executive Officer and senior management of the Company the responsibility for day-to-day management of the Company. The Board discharges its oversight responsibilities both directly and through its committees, the Audit Committee, the Governance Committee, the Human Resources Committee and the Health, Safety, Environment and Indigenous Peoples Committee. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address specific matters.

The Board’s primary roles are overseeing both corporate performance and the quality, depth and continuity of management required to meet the Company’s strategic objectives. Other principal duties include:

Culture of Integrity

1.  supporting a corporate culture of integrity and responsible stewardship.

2.  satisfying itself, to the extent feasible, as to the integrity of the Chief Executive Officer and other executive officers, and that such individuals promote a culture of integrity throughout the Company.

Capital and Financial Structure

3.  approving the capital and financial structure of the Company.

4.  approving the declaration and payment of dividends.

Strategic Planning

5.  overseeing and reviewing, questioning and approving the mission and vision of the Company as well as its strategy, objectives and goals, taking into account the opportunities available to the Company, the potential risks it faces, and the Company’s risk appetite.

6.  reviewing, providing input on, and approving the budget and business, financial and strategic plans proposed by management to enable the Company to reach its objectives and goals.

7.  adopting processes for monitoring the Company’s performance and progress toward its strategic and operational goals.

Risk Management

8.  overseeing the Company’s enterprise risk management system for effectively identifying, monitoring and managing the risks it faces with a view to achieving a proper balance between the risks incurred and potential returns and the long term sustainability of the Company.

9.  approving policies and procedures designed to ensure that the Company operates responsibly and in compliance with applicable laws and regulations.

A-1 2018 MANAGEMENT INFORMATION CIRCULAR HYDRO ONE LIMITED TSX: H

SCHEDULE A

Regulatory

10.	overseeing and reviewing material regulatory matters relating to the business of the Company.

Appointment and Oversight of Management

11.	approving the appointment of, and if necessary removing and replacing, the Chief Executive Officer, approving his or her compensation and approving succession plans for the Chief Executive Officer.

12.	overseeing the process for appointment, removal and replacement of all other executive officers, their compensation and the succession planning processes of the Company.

13.	delegating to senior management the authority for expenditures and transactions, subject to specified limits beyond which Board approval would be required.

Corporate Governance

14.	approving the Company’s approach to corporate governance, having regard to the Governance Agreement between the Company and the Province of Ontario (as amended, revised or replaced from time to time, the “Governance Agreement”), including the Board’s mandate, committee mandates, committee appointments, corporate governance guidelines, position descriptions for the Board Chair and of the committee chairs and director compensation and protection.

15.	overseeing structures and procedures to enable the Board to exercise independent judgement.
16.	overseeing succession-planning for the Board, orientation and educational opportunities for directors and the regular assessment of the effectiveness of the Board as a whole, each committee, the Board Chair, each Committee Chair, and each individual director.

17.	delegating to Board committees oversight of specific matters, but except for the authority of the Governance Committee over the management and oversight of the director nomination process pursuant to the Governance Agreement, otherwise retaining ultimate responsibility for those delegated matters.

18.	enforcing Board policy respecting confidentiality of the Company’s proprietary information and Board deliberations.

Communications and Reporting

19.	monitoring and supporting investor relations activities and reporting annually to shareholders on the Board’s exercise of its oversight responsibilities for the preceding year.

20.	reviewing communications plans for shareholders, employees, customers, financial analysts, governments and regulatory authorities, the media and other stakeholders, as well as processes to ensure the timely, accurate and complete disclosure of developments that have a significant and material impact on the Company.

21.	overseeing the accurate disclosure and reporting of the financial performance of the Company to shareholders, other security holders and regulators on a timely and regular basis.

22.	assessing the Company’s stakeholder engagement policies and practices including systems to accommodate feedback from shareholders and other stakeholders.

Approved by the Board on February 13, 2018.

TSX: H HYDRO ONE LIMITED 2018 MANAGEMENT INFORMATION CIRCULAR

A-2

How to Contact Us

Investors	Hydro One Investor Relations
483 Bay Street, South Tower, 7th Floor
Toronto, Ontario, Canada M5G 2P5
Email: investor.relations@HydroOne.com

Customers	Hydro One Networks Inc.
P.O. Box 5700,
Markham, Ontario, Canada L3R 1C8

Billing and Service Inquiries:
Tel: 1-888-664-9376
Fax: 1-888-625-4401 (Toll-Free) or 905-944-3251
Email: CustomerCommunications@HydroOne.com

Report an Emergency (24 hours):
Tel: 1-800-434-1235

Shareholders	Computershare Trust Company of Canada
changes in share registration	100 University Avenue, 8th floor
address changes	Toronto, Ontario, Canada M5J 2Y1
dividend information	Tel: 1-800-564-6253 or 514-982-7555
lost share certificates	Fax: 1-888-453-0330 or 416-263-9394
estate transfers	Email: service@computershare.com
duplicate mailings

Independent directors	Chair of the Board
c/o the Corporate Secretary
483 Bay Street,
South Tower, 8th Floor Reception
Toronto, Ontario, Canada M5G 2P5
Email: CorporateSecretary@HydroOne.com

Executive compensation matters	Chair of the Human Resources Committee
c/o the Corporate Secretary
483 Bay Street,
South Tower, 8th Floor Reception
Toronto, Ontario, Canada M5G 2P5
Email: CorporateSecretary@HydroOne.com

Reminder about shareholder mailings

We announce our financial results by media release, and our financial statements and management’s discussion and analysis (MD&A) are available on our website (www.HydroOne.com).

If you are a shareholder and want to receive paper copies of our interim financial statements and related MD&A and/or our annual financial statements and related MD&A in 2017, you must mark the request box at the bottom of your proxy form (registered shareholders) or voting instruction form (beneficial shareholders).

Find the information you need on-line

Stay current with the latest Hydro One investor information and sign up for email alerts by visiting www.HydroOne.com/Investor-Relations.